SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

NYMEX HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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September 21, 2006

Dear Stockholders:

We are very pleased to invite you to a special meeting of the stockholders of NYMEX Holdings, Inc. (“NYMEX”) on October 12, 2006, at which you will vote on proposals to approve an initial public offering of NYMEX, to amend and restate our existing certificate of incorporation and bylaws and to adopt a new long-term incentive plan.

Approval of an initial public offering of NYMEX, the proposed amendment and restatement of the certificate of incorporation and bylaws and the long-term incentive plan described in the accompanying proxy statement will serve as the next step in our continuing transformation, which began with our demutualization in November 2000 and continued with the investment by General Atlantic LLC earlier this year. The board of directors believes that an initial public offering will better position NYMEX to respond to challenges and opportunities in the marketplace and enhance value for our stockholders. If the proposals to amend and restate our certificate of incorporation and bylaws and to adopt the long-term incentive plan are approved by the stockholders at the special meeting, they will only be implemented if we consummate an initial public offering.

Approval of these proposals will not affect the trading rights protections enjoyed by owners of Class A memberships in our wholly-owned operating subsidiary, New York Mercantile Exchange, Inc. (the “Exchange”), contained in the Exchange bylaws (Section 311 and others). These trading rights protections will all remain in force and unchanged, whether or not the proposals are approved and whether or not NYMEX consummates the proposed initial public offering.

As we have previously announced, we recently executed an agreement regarding the owners of memberships in our subsidiary, Commodity Exchange, Inc. (the “COMEX Division”), in which the trading rights and protections that are currently afforded to the members of the COMEX Division will be terminated, and in exchange, the owners of COMEX Division memberships will receive new trading rights and protections and 8,400 shares of NYMEX common stock. Completion of the transaction will entitle the Exchange to list all COMEX Division contracts and new metals contracts electronically for overnight and side-by-side trading. In addition, metals contracts may be listed for clearing on the NYMEX ClearPort® platform. The Exchange will also have the right to make electronic trading privileges available to third parties. As part of the transaction, the current COMEX Division By-Laws will be amended to reflect these changes as well as to grant certain trading rights protections relating primarily to member rates and fees and the continued support of open-outcry trading and member benefits. You will separately be asked to vote on a proposal to amend our certificate of incorporation to authorize the shares to be issued to the owners of COMEX Division memberships in connection with the COMEX Division transaction. This authorization to issue shares as a part of the COMEX Division transaction will be described in a separate proxy statement and put to a separate NYMEX stockholder vote at another special meeting of the NYMEX stockholders. All of the proposals described in the enclosed proxy statement relate only to an initial public offering of NYMEX and are not dependent upon approval of the COMEX Division transaction.

As you know, the proposed initial public offering follows a thorough review by the board of directors to determine the best long-term strategic direction for NYMEX in a competitive and dynamic industry. The board of directors has unanimously determined that the proposed initial public offering, as well as the amendment and restatement of NYMEX’s certificate of incorporation and bylaws and implementation of the long-term incentive plan, which are described in the accompanying proxy statement, are advisable and in the best interests of NYMEX and its stockholders.

Stockholders will be provided an opportunity to sell some of their stock as part of the initial public offering, in such amounts and pursuant to such procedures as are established by the board of directors and our underwriters. If the initial public offering is approved, stockholders will receive materials explaining the process by which they will be able to sell stock in the initial public offering.

NYMEX’s board of directors is excited about the potential initial public offering and the opportunities it will create for NYMEX and its stockholders. On behalf of the board of directors, we would like to thank you for your continued commitment and contributions to NYMEX, and we urge you to VOTE FOR APPROVAL of an initial public offering of NYMEX, the amendment and restatement of NYMEX’s certificate of incorporation and bylaws and the implementation of the long-term incentive plan.

Sincerely,

Richard Schaeffer

Chairman of the Board

James Newsome

President and CEO

NYMEX HOLDINGS, INC.

One North End Avenue, World Financial Center

New York, New York 10282-1101

(212) 299-2000

Notice of Special Meeting of Stockholders of NYMEX Holdings, Inc.

to be Held October 12, 2006

To the Stockholders of NYMEX Holdings, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of NYMEX Holdings, Inc. (“NYMEX”), a Delaware corporation, will be held on October 12, 2006, at 3:00 p.m. (New York time), at NYMEX, One North End Avenue, Boardroom 1016, New York, New York 10282-1101 for the following purposes:

1.	To consider and vote upon a proposal to approve an initial public offering of NYMEX.

2.	To consider and vote upon proposals to amend and restate the existing certificate of incorporation of NYMEX to:

A.	Increase the number of authorized shares of NYMEX.

B.	Establish a classified board structure.

C.	Revise the requirements regarding the composition of the board of directors.

D.	Revise the procedures for filling vacancies of the Chairman and Vice Chairman of the board of directors.

E.	Permit amendments of the bylaws of NYMEX by 80% vote of the entire board of directors.

F.	Supplement the percentage ownership limitation provisions.

G.	Require a 66 2/3% vote of the stockholders to amend certain provisions of the certificate of incorporation.

3.	To consider and vote upon proposals to amend and restate the existing bylaws of NYMEX to:

A.	Institute advance notice provisions.

B.	Establish new procedures for inclusion of director nominees in NYMEX’s proxy statement.

C.	Increase the threshold required to call a special meeting of stockholders.

D.	Revise the procedures for filling director vacancies.

E.	Supplement the procedures for indemnification.

4.	To consider and vote upon a proposal to adopt a long-term incentive plan for NYMEX.

5.	To act on any other business which may properly come before the special meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice, which you are encouraged to read carefully.

Approval of each of Proposals 1, 2A-2G, 3A-3E and 4 above is conditioned on the approval of all of the proposals. Therefore, you should consider Proposals 1, 2A-2G, 3A-3E and 4 together. If any of Proposals 1, 2A-2G, 3A-3E and 4 is not approved, none of them will be implemented, even though one or more of them receive sufficient stockholder votes for approval. Furthermore, even if Proposals 2A-2G, 3A-3E and 4 are approved, NYMEX will only implement these changes if it consummates an initial public offering. NYMEX’s ability to complete an initial public offering is subject to the satisfaction of several other conditions, including receiving approval from regulatory agencies and market conditions. Accordingly, the board of directors cannot assure you when or if NYMEX will consummate an initial public offering. If NYMEX does not consummate an initial public offering, the current certificate of incorporation and bylaws will remain in effect without change, and the long-term incentive plan will not be implemented.

A proxy statement, proxy card and return envelope accompany this notice.

By Order of the Board of Directors of

NYMEX Holdings, Inc.

CHRISTOPHER K. BOWEN

Secretary

Dated: September 21, 2006

2

NYMEX HOLDINGS, INC.

One North End Avenue

World Financial Center

New York, New York 10282-1101

(212) 299-2000

Special Meeting of Stockholders

to be Held October 12, 2006 at:

One North End Avenue, Boardroom 1016

New York, New York 10282-1101

Proxy Statement for a Special Meeting of

Stockholders

The enclosed proxy is solicited on behalf of NYMEX Holdings, Inc. (“NYMEX”) for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held on October 12, 2006 at 3:00 p.m. (New York Time), and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at NYMEX, One North End Avenue, Boardroom 1016, New York, New York 10282-1101.

All shares of stock represented by proxy will be voted in the manner indicated on the proxy card. Your presence at the Special Meeting will not revoke your proxy, but if you vote at the meeting, that vote will revoke your proxy as to the matter on which your vote is cast at the meeting.

NYMEX anticipates that the proxy solicitation materials will be mailed on or about September 21, 2006 to all stockholders entitled to vote at the Special Meeting. Only stockholders of record as of the close of business on September 12, 2006 are entitled to notice of and to vote at the Special Meeting or any adjournment of the meeting.

Under Delaware law, the holders of NYMEX’s voting stock are not entitled to dissenters’ rights of appraisal in connection with the approval of an initial public offering of NYMEX, the proposed amendments to our certificate of incorporation or bylaws or the adoption of the NYMEX Holdings, Inc. 2006 Omnibus Long-Term Incentive Plan.

Stockholders are urged to mark the boxes on the proxy card to indicate how their votes are to be cast.

YOUR VOTE IS VERY IMPORTANT. We cannot complete the proposed initial public offering unless Proposals 1, 2A-2G, 3A-3E and 4 are all approved by the holders of our voting stock as of the close of business on September 12, 2006. Our ability to complete an initial public offering is also subject to the satisfaction of several other conditions, including receiving approval from regulatory agencies and market conditions. Accordingly, we cannot assure you when or if we will consummate an initial public offering. Whether or not you plan to attend the Special Meeting, please complete and promptly return the accompanying proxy card in the enclosed postage paid envelope in accordance with the instructions. You may also vote your shares by facsimile. The fax number is (212) 301-4645. In order to vote by fax, your fax must be received by 3:00 p.m. (New York time) on October 12, 2006. This Proxy Statement contains instructions for voting by facsimile. Returning the proxy card does not deprive you of your right to attend the Special Meeting. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.

QUESTIONS AND ANSWERS

Q:	What is the Record Date for the Special Meeting?

A:	The holders of record of voting stock at the close of business on September 12, 2006 (the “Record Date”), are entitled to notice of, and to cast their vote at, the Special Meeting. At the Record Date, the voting stock of NYMEX consisted of 73,440,000 shares of issued and outstanding common stock with a par value of $0.01 per share, and 8,160,000 shares of issued and outstanding Series A Cumulative Redeemable Convertible Preferred Stock with a par value of $0.01 per share (“Series A Preferred Stock”).

Q:	What am I voting on at the Special Meeting?

A:	As a stockholder of NYMEX you will cast your vote(s) for:

1. Proposal 1 to approve an initial public offering of NYMEX;

2. Proposals 2A-2G to approve the amended and restated certificate of incorporation of NYMEX (the “New Certificate of Incorporation”) attached hereto as Annex A;

3. Proposals 3A-3E to approve the amended and restated bylaws of NYMEX (the “New Bylaws”) attached hereto as Annex C; and

4. Proposal 4 to approve the NYMEX Holdings, Inc. 2006 Omnibus Long-Term Incentive Plan (the “Long-Term Incentive Plan”) attached hereto as Annex D.

Proposals 1, 2A-2G, 3A-3E and 4 must all be approved in order for NYMEX to consummate an initial public offering. NYMEX’s ability to complete an initial public offering is also subject to the satisfaction of several other conditions, however, including receiving approval from regulatory agencies and market conditions. Accordingly, even if Proposals 1, 2A-2G, 3A-3E and 4 are all approved, the board of directors cannot assure you when or if NYMEX will consummate an initial public offering. NYMEX will only implement the changes contained in Proposals 2A-2G, 3A-3E and 4 if it consummates an initial public offering. If NYMEX does not consummate an initial public offering, the current certificate of incorporation and bylaws will remain in effect without change, and the Long-Term Incentive Plan will not be implemented.

Q:	Why does the board of directors recommend that NYMEX consummate an initial public offering?

A:	The board of directors believes that an initial public offering will enable NYMEX to obtain additional capital, facilitate NYMEX’s future access to public equity markets and provide increased flexibility in a marketplace in which a number of our current and potential competitors are or will be publicly held companies. In addition, an initial public offering will broaden our ownership to include public investors and significantly increase the liquidity of NYMEX’s stock, which we believe will help enhance value for our stockholders. In conjunction with the proposed long-term incentive plan, we believe the initial public offering will assist NYMEX to attract and retain highly qualified management and better align the incentives of our employees with those of NYMEX.

At the consummation of an initial public offering, the Series A Preferred Stock currently owned by General Atlantic LLC (“General Atlantic”) will automatically convert into shares of common stock, in which case the dividend, redemption and most other special rights of the Series A Preferred Stock currently enjoyed by General Atlantic will terminate, although General Atlantic’s registration rights and right to nominate (but not elect) one director will continue. See “What happens if we do not consummate an initial public offering by June 30, 2008?” below. In addition, if our initial public offering is consummated by December 31, 2006 at a price which values NYMEX at $2 billion or more, General Atlantic will be required to pay an additional $10 million to us without receiving any additional shares of preferred or common stock. We will distribute this additional $10 million as a special dividend to our stockholders of record on March 13, 2006, the business day immediately preceding the closing of the transaction with General Atlantic. We also intend to pay a dividend of $80 million in the aggregate to holders of record of our common stock (including the Series A Preferred Stock on an as-converted basis) as of the day immediately preceding the pricing of an initial public offering. Accordingly, distribution of either dividend will not be made on shares sold in an initial public offering. The $80 million dividend is subject to formal declaration by our board of directors.

Pursuant to certain contractual obligations, $10 million of the proceeds from an initial public offering will be paid to the owners of memberships in Commodity Exchange, Inc. (“COMEX” or the “COMEX Division”). While, at this time, we have no specific allocations for the use of proceeds from an initial public offering, other than this payment of $10 million in the aggregate to the owners of memberships in the COMEX Division, we intend to use the net proceeds primarily for general corporate purposes, capital expenditures and working capital. We also may use a portion of the proceeds to acquire or invest in businesses, technologies, products or services, although no specific acquisitions are planned and no portion of the net proceeds has been allocated for any acquisition.

Q:	What happens if we do not consummate an initial public offering by June 30, 2008?

A:	Pursuant to the terms of the General Atlantic investment, if we have not consummated an initial public offering on or prior to June 30, 2008, all accrued and unpaid dividends on the Series A Preferred Stock from March 14, 2006 will be paid by us, at our option, either in cash or by appropriately increasing the number of shares of common stock into which the Series A Preferred Stock is convertible, to General Atlantic no later than September 30, 2008, at an annual rate of 5.5%.

In addition, at the end of each quarter following June 30, 2008, we will pay, in cash, dividends to General Atlantic at an annual rate of 5.5%.

No mandatory cash dividends are payable by us if we consummate an initial public offering by June 30, 2008.

After June 30, 2008, General Atlantic, the current owner of all of NYMEX’s Series A Preferred Stock, may transfer its shares to a third party purchaser, but subject to our right of first offer to purchase all, but not less than all, of the shares being transferred at not more than market value (regardless of any premium that another purchaser might offer). Neither General Atlantic nor any third party purchaser may transfer its shares to a competitor of NYMEX.

After March 14, 2011, General Atlantic has the right to cause us to redeem all of the shares of Series A Preferred Stock at its original purchase price plus accrued and unpaid dividends.

As noted above, all of the Series A Preferred Stock will automatically convert to common stock upon consummation of an initial public offering in which case the dividend, redemption and most other rights of the Series A Preferred Stock will terminate.

Q:	Will approval of these proposals or an initial public offering affect the trading rights protections currently in place?

A:	Approval of these proposals will not affect the trading rights protections enjoyed by owners of Class A memberships in our wholly-owned operating subsidiary, New York Mercantile Exchange, Inc. (the “Exchange”), contained in the Exchange bylaws (Section 311 and others). These trading rights protections will all remain in force and unchanged, whether or not the proposals are approved and whether or not NYMEX consummates the proposed initial public offering.

Q:	Who can vote?

A:	The holders of record of voting stock (i.e., common stock and Series A Preferred Stock) at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. Holders of Series A Preferred Stock are entitled to vote on each of the proposals contained herein, voting together as a single class with the common stock. Each holder of Series A Preferred Stock may cast that number of votes as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series A Preferred Stock into shares of common stock on the Record Date.

Q:	How do I cast my vote at the Special Meeting?

A:	You may cast your vote in person at the Special Meeting or by your signed, written proxy. You have been provided with one proxy card, which covers all of the shares of NYMEX that you own or that are registered in your name under an ABC Agreement (as defined below) as of the Record Date. Stockholders shall observe the following procedures for voting by proxy:

1. Complete the proxy card indicating your vote with respect to the approval of an initial public offering of NYMEX, by marking an “X” next to “FOR”, “AGAINST” or “ABSTAIN” in the section of the proxy card marked PROPOSAL 1—“APPROVAL OF AN INITIAL PUBLIC OFFERING OF NYMEX.” PLEASE NOTE THAT AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE 81,600,000 SHARES OF VOTING STOCK OUTSTANDING IS REQUIRED TO APPROVE AN INITIAL PUBLIC OFFERING OF NYMEX. A VOTE MARKED “ABSTAIN” WILL HAVE THE SAME EFFECT AS A VOTE MARKED “AGAINST” THIS PROPOSAL.

2. Complete the proxy card indicating your vote with respect to the approval of the proposals to amend and restate the existing certificate of incorporation of NYMEX, by marking an “X” next to “FOR”, “AGAINST” or “ABSTAIN” next to each of Proposals 2A-2G on the proxy card. PLEASE NOTE THAT AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE 81,600,000 SHARES OF VOTING STOCK OUTSTANDING FOR EACH OF PROPOSALS 2A-2G IS REQUIRED TO APPROVE THE NEW CERTIFICATE OF INCORPORATION. A VOTE MARKED “ABSTAIN” FOR ANY OF PROPOSALS 2A-2G WILL HAVE THE SAME EFFECT AS A VOTE MARKED “AGAINST” SUCH PROPOSAL.

3. Complete the proxy card indicating your vote with respect to the approval of the proposals to amend and restate the existing bylaws of NYMEX, by marking an “X” next to “FOR”, “AGAINST” or “ABSTAIN” next to each of Proposals 3A-3E on the proxy card. PLEASE NOTE THAT AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE 81,600,000 SHARES OF VOTING STOCK OUTSTANDING FOR EACH OF PROPOSALS 3A-3E IS REQUIRED TO APPROVE THE NEW BYLAWS. A VOTE MARKED “ABSTAIN” FOR ANY OF PROPOSALS 3A-3E WILL HAVE THE SAME EFFECT AS A VOTE MARKED “AGAINST” SUCH PROPOSAL.

4. Complete the proxy card indicating your vote with respect to the approval of the Long-Term Incentive Plan, by marking an “X” next to “FOR”, “AGAINST” or “ABSTAIN” in the section of the proxy card marked PROPOSAL 4—“APPROVAL OF THE 2006 STOCK INCENTIVE PLAN OF NYMEX.” PLEASE NOTE THAT AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY AT THE SPECIAL MEETING AND ENTITLED TO VOTE IS REQUIRED TO APPROVE THE STOCK INCENTIVE PLAN. A VOTE MARKED “ABSTAIN” WILL HAVE THE SAME EFFECT AS A VOTE MARKED “AGAINST” THIS PROPOSAL.

5. Sign and print your name and the date where indicated on the proxy card. Insert the completed proxy card into the return envelope and seal the return envelope. Make certain that you complete the proxy card before putting it into the return envelope.

6. Signed proxy cards will be voted as directed. If no direction is indicated, such proxies will be voted “FOR” each of the individual proposals.

7. If more than one proxy card is submitted by a stockholder, the proxy card bearing the latest date shall be presumed to revoke all proxy(ies) bearing earlier dates.

8. If more than one proxy card is submitted by a stockholder and such proxy(ies) each bear the same date, all proxy(ies) signed by the stockholder shall be null and void.

9. A stockholder who personally attends and casts a vote at the Special Meeting shall be presumed to have revoked all proxy(ies) previously issued by the stockholder as to the matter on which such vote is cast.

10. In order to be accepted, proxy card(s) must be received by the Office of the Corporate Secretary located at NYMEX Holdings, Inc., One North End Avenue, Suite 1548, New York, New York 10282-1101, Attention: Donna Talamo, Vice President and Assistant Corporate Secretary, telephone number (212) 299-2372, no later than 3:00 p.m. (New York Time) on October 12, 2006. Proxy card(s) received after 3:00 p.m. (New York Time) on October 12, 2006 will not be counted. For your convenience, a self-addressed, postage-paid envelope is enclosed.

11. Stockholders may vote by facsimile. The fax number is (212) 301-4645. In order to vote by fax, your fax must be received by 3:00 p.m. (New York Time) on October 12, 2006 and must be in the form of the enclosed proxy card.

The death or incapacity of a person who gives a proxy will not revoke the proxy, unless the fiduciary who has control of the shares represented by the proxy notifies the Office of the Corporate Secretary in writing of such revocation.

ABC Agreement

An “ABC Agreement” is an agreement by which a member firm designates an individual to exercise voting rights and other membership privileges with respect to a membership purchased by the member firm, but does not give the individual the power to dispose of the membership.

Q:	Can I change my vote?

A:	Yes. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Office of the Corporate Secretary of NYMEX at or before the taking of the vote at the Special Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

Q:	How many votes can I cast at the Special Meeting?

A:	Each share of common stock and Series A Preferred Stock is entitled to one (1) vote on each proposal presented at the Special Meeting. For example, if you own 90,000 shares of common stock, your one (1) proxy card will represent 90,000 votes for each proposal. Shares of common stock or Series A Preferred Stock represented by a properly executed proxy will, unless such proxy has been previously revoked, be voted in accordance with the instructions indicated thereon. NYMEX will bear the cost of soliciting proxies. NYMEX is soliciting proxies by mail. Directors and stockholders may solicit proxies personally, by facsimile or by telephone.

Q:	Where can I find more information about NYMEX?

A:	You can find more information about us from various sources described under “Where You Can Find More Information” on page 42.

Any questions or requests for assistance regarding the Special Meeting of Stockholders, this Proxy Statement or the enclosed proxy card may be directed to: Office of the Corporate Secretary—NYMEX Holdings, Inc., One North End Avenue, Suite 1548, New York, New York 10282-1101, Attention: Donna Talamo, Vice President and Assistant Corporate Secretary, Telephone: (212) 299-2372, Fax: (212) 301-4645.

QUORUM; REQUIRED VOTE; ABSTENTIONS; NON-VOTES

The presence in person or by proxy of the holders of one-third of the outstanding shares of NYMEX’s voting stock is necessary to constitute a quorum for the transaction of business at the Special Meeting of Stockholders. The approval of an initial public offering, the New Certificate of Incorporation and the New Bylaws of NYMEX each require an affirmative vote of a majority of the 81,600,000 shares outstanding, including Series A Preferred Stock on an as-converted basis. The approval of the Long-Term Incentive Plan requires an affirmative vote of a majority of the shares present in person or by proxy at the Special Meeting and entitled to vote. Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum. Abstentions and non-votes will also be counted for purposes of determining the presence or absence of a quorum, but they will not be counted as votes cast and will have the same effect as a vote marked “AGAINST.” All of NYMEX’s stock is held by the owners of record; therefore, NYMEX does not expect that there will be any broker non-votes.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included in this Proxy Statement constitute forward-looking statements. These statements involve known and unknown risks, assumptions, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, strategy, anticipated, estimated or projected results or achievements expressed or implied by these forward-looking statements. These factors include, among other things, the success and timing of new futures contracts and products; changes in political, economic or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including, without limitation, actions by the Commodity Futures Trading Commission (the “CFTC”); and terrorist activities, international hostilities or natural disasters, which may affect the general economy as well as oil and other commodity markets. Additional factors that could cause actual outcomes to differ materially from those expressed in the forward-looking statements are discussed in NYMEX’s filings with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (www.sec.gov).

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this Proxy Statement.

BACKGROUND AND REASONS FOR THE PROPOSALS

The board of directors believes that an initial public offering will enable NYMEX to obtain additional capital, facilitate NYMEX’s future access to public equity markets and provide increased flexibility in a marketplace in which a number of NYMEX’s current and potential competitors are or will be publicly held companies. In addition, an initial public offering will broaden NYMEX’s ownership to include public investors and significantly increase the liquidity of its stock, which the board of directors believes will help enhance value for NYMEX’s stockholders. In conjunction with the proposed long-term incentive plan, the board of directors believes the initial public offering will assist NYMEX to attract and retain highly qualified management and better align the incentives of our employees with those of NYMEX. On July 17, 2006, NYMEX filed a Registration Statement on Form S-1 with the SEC, which describes the proposed initial public offering in greater detail and is on and available at the SEC’s Internet site (www.sec.gov). On September 14, 2006, NYMEX filed Amendment No. 1 to this Registration Statement with the SEC. This Registration Statement is preliminary and still subject to change, and it is not yet effective.

NYMEX will offer its existing stockholders an opportunity to sell their stock in connection with an initial public offering, and therefore an initial public offering by NYMEX may also include sales of shares of common stock by certain of our existing stockholders. NYMEX will not receive any of the proceeds from the shares of common stock sold by the selling stockholders. Sales by the selling stockholders will not result in dilution of the ownership of other existing stockholders.

In connection with an initial public offering and pursuant to a directed share program (“Friends and Family Program”), NYMEX will offer to its stockholders (including General Atlantic) and to the lessees of Class A memberships of the Exchange the opportunity to purchase at the initial public offering price, an aggregate of 5% of the shares offered for sale in the initial public offering. NYMEX will offer half of such shares to its stockholders and half of such shares to the lessees of Class A memberships of the Exchange. The shares purchased under the Friends and Family Program will be subject to a 270-day lock-up period after the initial public offering.

At the consummation of an initial public offering, the Series A Preferred Stock currently owned by General Atlantic will automatically convert into shares of common stock, in which case the dividend, redemption and most other special rights of the Series A Preferred Stock currently enjoyed by General Atlantic will terminate, although General Atlantic’s registration rights and right to nominate (but not elect) one director will continue. See “What happens if we do not consummate an initial public offering by June 30, 2008?” above under “Questions and Answers.” In addition, if our initial public offering is consummated by December 31, 2006 at a price which values NYMEX at $2 billion or more, General Atlantic will be required to pay an additional $10 million to us without receiving any additional shares of preferred or common stock. We will distribute this additional $10 million as a special dividend to our stockholders of record on March 13, 2006, the business day immediately preceding the closing of the transaction with General Atlantic. We also intend to pay a dividend of $80 million in the aggregate to holders of record of our common stock (including the Series A Preferred Stock on an as-converted basis) as of the day immediately preceding the pricing of an initial public offering. Accordingly, distribution of either dividend will not be made on shares sold in an initial public offering. The $80 million dividend is subject to formal declaration by our board of directors.

Pursuant to certain contractual obligations, $10 million of the proceeds from an initial public offering will be paid to the owners of memberships in NYMEX’s subsidiary, Commodity Exchange, Inc. (the “COMEX Division”). While, at this time, we have no specific allocations for the use of proceeds from an initial public offering, other than this payment of $10 million in the aggregate to the owners of memberships in the COMEX Division, we intend to use the net proceeds primarily for general corporate purposes, capital expenditures and working capital. We also may use a portion of the proceeds to acquire or invest in businesses, technologies, products or services, although no specific acquisitions are planned and no portion of the net proceeds has been allocated for any acquisition.

Currently, all of the authorized shares of capital stock of NYMEX are issued or reserved for the potential conversion of the Series A Preferred Stock into shares of common stock, and NYMEX therefore has no ability to issue additional shares.

In connection with an initial public offering, as required by applicable listing requirements, NYMEX’s current nomination process will be replaced with a nominating committee comprised of independent members of the board of directors. The committee will recommend director nominees to the board of directors, and the board will review the proposed nominees and then nominate and recommend the approved director nominees to the stockholders. Pursuant to existing contractual arrangements with General Atlantic, so long as General Atlantic owns 80% of the shares it acquired (on an as-converted basis), the board shall nominate and unanimously recommend to the stockholders one General Atlantic designee. Additionally, after an initial public offering, the nominating committee will accept recommendations from stockholders, but only director nominees proposed by at least 20% of the owners of the outstanding Class A memberships of the Exchange (one vote per owner, regardless of number of memberships owned) and who satisfy the applicable director qualifications will be required to be included in the proxy statement prepared by NYMEX. Otherwise, in accordance with Delaware law, director nominees who are not recommended by the board of directors must submit their own proxy statements to stockholders.

In order for NYMEX to consummate an initial public offering, NYMEX must first amend and restate its certificate of incorporation and bylaws to authorize additional shares for issuance and to implement provisions that are advisable for publicly-owned companies.

The Potential Effect of the COMEX Division Transaction on the New Certificate of Incorporation

As previously announced, NYMEX recently executed an agreement regarding the owners of memberships in the COMEX Division, in which the trading rights and protections that are currently afforded to the members of the COMEX Division will be eliminated, and in exchange, the owners of COMEX Division memberships will receive new trading rights and protections and 8,400 shares of NYMEX common stock. Completion of the transaction will entitle the Exchange to list all COMEX Division contracts and new metals contracts electronically for overnight and side-by-side trading. In addition, metals contracts may be listed for clearing on the NYMEX ClearPort® platform. The Exchange will also have the right to make electronic trading privileges available to third parties. As part of the transaction, the current COMEX Division By-Laws will be amended to effectuate the foregoing as well as to grant certain trading rights protections relating primarily to member rates and fees and the continued support of open-outcry trading and member benefits. You will separately be asked to vote on a proposal to amend NYMEX’s certificate of incorporation to authorize the shares to be issued to the owners of COMEX Division memberships in connection with the COMEX Division transaction. This authorization to issue shares as a part of the COMEX Division transaction will be described in a separate proxy statement and put to a separate NYMEX stockholder vote at another special meeting of the NYMEX stockholders. All of the proposals described in this Proxy Statement relate only to an initial public offering of NYMEX.

Even if all of the proposals described in this Proxy Statement are approved at the Special Meeting, NYMEX’s ability to complete an initial public offering is subject to the satisfaction of several other conditions, including receiving approval from regulatory agencies and market conditions. Accordingly, the board of directors cannot assure you when or if NYMEX will consummate an initial public offering. As described above, NYMEX will hold a separate special meeting to seek authorization from the NYMEX Stockholders to issue shares of NYMEX common stock as a part of the COMEX Division transaction. Even if, at that separate special meeting, the proposal to authorize those shares is approved, NYMEX’s ability to complete the COMEX Division transaction is also subject to the satisfaction of several other conditions, including the approval of the COMEX Division transaction by the owners of COMEX Division memberships. Accordingly, the board of directors cannot assure you when or if we will consummate the COMEX Division transaction.

The New Certificate of Incorporation attached hereto as Annex A amends and restates the Existing Certificate of Incorporation. In light of the timing uncertainties described above, it is possible NYMEX will consummate the COMEX Division transaction before it consummates an initial public offering. In connection with the consummation of the COMEX Division, NYMEX will amend its certificate of incorporation to authorize the shares of NYMEX common stock to be issued to the owners of COMEX Division memberships. If the COMEX Division transaction is consummated prior to the initial public offering, then the Existing Certificate of Incorporation will have already been amended to authorize these additional shares. In this case, the amended and restated certificate of incorporation that will be implemented upon consummation of an initial public offering will need to incorporate the increase in authorized shares that would have already occurred as a result of the COMEX Division transaction. Annex B to this Proxy Statement shows the changes which will be made to the New Certificate of Incorporation in the event the COMEX Division transaction has seen consummated prior to an initial public offering.

Procedures for Amending and Restating NYMEX’s Certificate of Incorporation and Bylaws

If NYMEX’s stockholders approve the amendment and restatement of NYMEX’s certificate of incorporation by approving all of Proposals 2A through 2G and the other proposals upon which the adoption of the amended and restated certificate of incorporation is conditioned, and NYMEX consummates an initial public offering before it consummates the COMEX Division transaction, then NYMEX will file the New Certificate of Incorporation, included as Annex A to this Proxy Statement, with the Delaware Secretary of State in connection with the consummation of the initial public offering.

If, on the other hand, NYMEX’s stockholders approve the amendment and restatement of NYMEX’s certificate of incorporation by approving all of Proposals 2A through 2G and the other proposals upon which the adoption of the amended and restated certificate of incorporation is conditioned, and NYMEX consummates an initial public offering after it has already consummated the COMEX Division transaction, then the amended and restated certificate of incorporation that NYMEX will file with the Delaware Secretary of State in connection with the consummation of the proposed initial public offering will be the New Certificate of Incorporation, included as Annex A to this Proxy Statement, revised as shown in Annex B to this Proxy Statement.

In either case, the amended and restated certificate of incorporation filed by NYMEX will become effective on the date the filing is accepted by the Delaware Secretary of State. Similarly, NYMEX will only implement the New Bylaws in conjunction with an initial public offering. If NYMEX does not consummate an initial public offering, the certificate of incorporation and bylaws of NYMEX will not be amended in the manner described in Proposals 2A through 2G and 3A through 3E, and the Long-Term Incentive Plan will not be implemented.

NYMEX HOLDINGS, INC.

PROPOSAL 1

APPROVE NYMEX’S PROPOSED INITIAL PUBLIC OFFERING OF ITS COMMON STOCK

The board of directors proposes that NYMEX consummate an initial public offering of NYMEX’s common stock. See “Background and Reasons for the Proposals” on page 8 for a discussion of the background and reasons for an initial public offering.

The adoption of this Proposal is conditioned on the adoption of each of Proposals 2A-2G, 3A-3E and 4 by NYMEX’s stockholders. NYMEX’s ability to complete an initial public offering is also subject to the satisfaction of several other conditions, including receiving approval from regulatory agencies and market conditions. Accordingly, the board of directors cannot assure you when or if NYMEX will consummate an initial public offering. If NYMEX does not consummate an initial public offering, the current certificate of incorporation (the “Existing Certificate of Incorporation”) and the current bylaws (the “Existing Bylaws”) will remain in effect, without any amendments thereto, and the Long-Term Incentive Plan will not be implemented.

On July 13, 2006, NYMEX’s board of directors determined that an initial public offering is advisable and in NYMEX’s best interest and the best interests of its stockholders, and approved an initial public offering of NYMEX. Accordingly, the board of directors recommends that NYMEX’s stockholders vote FOR the approval of an initial public offering of NYMEX.

THE BOARD OF DIRECTORS OF NYMEX UNANIMOUSLY RECOMMENDS THAT

YOU APPROVE AN INITIAL PUBLIC OFFERING OF NYMEX

BY VOTING FOR PROPOSAL 1.

NYMEX HOLDINGS, INC.

PROPOSALS 2A THROUGH 2G

APPROVAL OF THE NEW CERTIFICATE OF INCORPORATION WHICH AMENDS AND

RESTATES THE EXISTING CERTIFICATE OF INCORPORATION OF NYMEX HOLDINGS, INC.

In connection with its unanimous approval of the proposed initial public offering, the board of directors of NYMEX has declared the advisability of and approved the New Certificate of Incorporation, to be implemented only if NYMEX consummates an initial public offering.

Stockholders will vote separately on each of the seven proposals described below (Proposals 2A through 2G) to amend and restate the Existing Certificate of Incorporation. The adoption of each of these proposals is conditioned on the adoption of all of Proposals 1, 2A-2G, 3A-3E and 4 by NYMEX’s stockholders. Furthermore, even if Proposals 2A-2G, 3A-3E and 4 are approved, NYMEX will only implement these changes if it consummates and initial public offering. If NYMEX does not consummate an initial public offering, the Existing Certificate of Incorporation will remain in effect without change.

The New Certificate of Incorporation amends and restates the Existing Certificate of Incorporation as follows:

Proposal 2A—Authorized Capital Stock

The number of authorized shares of common stock will be increased to provide authorized shares for an initial public offering and the Long-Term Incentive Plan. Currently, all of the authorized shares of capital stock of NYMEX are either already issued or reserved for the potential conversion of the Series A Preferred Stock into shares of common stock, and NYMEX therefore has no ability to issue additional shares. The number of authorized shares of capital stock will include 95,500,000 shares of unrestricted common stock, $0.01 par value per share, which will consist of: (i) the 8,160,000 shares of common stock into which the existing Series A Preferred Stock will automatically convert, (ii) the 73,440,000 shares of common stock reserved for issuance upon conversion of the shares of the Series A-1, A-2 and A-3 Common Stock into shares of unrestricted common stock when the respective lock-up periods expire, (iii) the 4,300,000 shares of common stock reserved for issuance in connection with the Long-Term Incentive Plan and (iv) 9,600,000 shares of common stock, a portion of which will be issued in an initial public offering.

In addition, the authorized capital stock will include the 73,440,000 shares of Series A-1, A-2 and A-3 Common Stock that are currently issued and outstanding. When the Series A-1, A-2 and A-3 Common Stock convert into unrestricted common stock upon expiration of the respective lock-up periods, the shares of Series A-1, A-2 and A-3 Common Stock will automatically be retired and will no longer be authorized shares of capital stock. As a result, under the New Certificate of Incorporation, after the last lock-up period has expired, the total number of authorized shares of NYMEX will be 95,500,000.

The New Certificate of Incorporation does not authorize any “blank check” preferred stock or other ability of the board of directors to issue preferred stock.

Proposal 2B—Board Classification

The directors shall be divided into two classes. Class I will contain seven directors and Class II will contain eight directors, each elected to two-year terms. All directors will be subject to election at the May 2007 annual meeting. In the May 2007 election, Class I directors will be elected for one-year term initially, and then beginning with the May 2008 election, Class I directors will be elected for two-year terms. In the May 2007 election, Class II directors will be elected for two-year terms.

Proposal 2C—Board Composition

The requirements regarding the composition of the board of directors will be revised to eliminate the market participant categories, but categories reflecting certain independence and ownership requirements will be implemented. These changes are intended to ensure that NYMEX will be in compliance with applicable listing standards or other laws, rules or regulations, which require that a majority of the board of directors must be independent.

Pursuant to existing contractual arrangements with General Atlantic, so long as General Atlantic owns 80% of the shares it acquired (on an as-converted basis), the board shall nominate and unanimously recommend to the stockholders one General Atlantic designee.

Proposal 2D—Vacancies of the Chairman and Vice Chairman

After the annual meeting in 2011, the stockholders will continue to directly elect the Chairman and Vice Chairman, unless the board of directors, by 80% affirmative vote of the entire board, elects to appoint the Chairman and Vice Chairman from among its members.

Proposal 2E—Amendments to the Bylaws

Eighty percent of the entire board of directors will have the authority to adopt, amend or repeal the bylaws without the approval of the stockholders. However, the holders of common stock will also have the right to initiate on their own, with the affirmative vote of a majority of the shares outstanding and without the approval of the board of directors, proposals to adopt, amend or repeal the bylaws.

Proposal 2F—Percentage Ownership Limitations

If a stockholder beneficially owns stock representing more than 10% of the voting power of NYMEX (other than solely as a result of purchase of treasury stock by NYMEX), then NYMEX will repurchase, at a price equal to the par value of the stock, as many shares of stock as necessary so that such stockholder no longer exceeds the ownership limitation.

Proposal 2G—Supermajority Voting Provisions

Amendment of certain provisions of the New Certificate of Incorporation, including the provisions related to the board size and composition, removal of directors and the percentage ownership limitation, will require the affirmative vote of 66 2/3% of the shares outstanding.

The board of directors believes that the corporate governance structure that will result from the amendment and restatement of the Existing Certificate of Incorporation, as described in Proposals 2A through 2G above, will be more appropriate for NYMEX following an initial public offering and will be more consistent with other public company governance structures. Please see the discussion under “The Potential Effect of the COMEX Division Transaction on the New Certificate of Incorporation” on page 9, contained in the “Background and Reasons for the Proposals.” Please also see Proposals 3A through 3E beginning on page 19 for a description of the proposed New Bylaws.

COMPARISON OF STOCKHOLDER RIGHTS

UNDER THE CERTIFICATE OF INCORPORATION OF

NYMEX HOLDINGS, INC.

BEFORE AND AFTER THE INITIAL PUBLIC OFFERING

The following is a summary of the material differences between the Existing Certificate of Incorporation and the New Certificate of Incorporation. The summary is not a complete statement of the rights of stockholders or a complete description of the specific provisions referred to below, and is qualified in its entirety by reference to the Delaware General Corporation Law (“DGCL”), the Existing Certificate of Incorporation and the New Certificate of Incorporation, attached as Annex A. We encourage you to read the New Certificate of Incorporation in its entirety. Please also see the discussion under “The Potential Effect of the COMEX Division Transaction on the New Certificate of Incorporation” on page 9, contained in the “Background and Reasons for the Proposals.”

	Existing Certificate of Incorporation	New Certificate of Incorporation
Proposal 2A - Authorized Capital Stock	89,760,000 shares (preferred and common combined) of capital stock are authorized, consisting of (i) 81,600,000 shares of common stock, including (x) 24,480,000 shares of Series A-1 Common Stock, 24,480,000 shares of Series A-2 Common Stock, and 24,480,000 shares of Series A-3 Common Stock and (y) 8,160,000 shares of common stock reserved for issuance upon conversion of the shares of Series A Preferred Stock at which point the Series A Preferred Stock will no longer be outstanding or available for issuance and (ii) 8,160,000 shares of Series A Preferred Stock. Other than the shares of common stock reserved for issuance upon conversion of the Series A Preferred Stock, NYMEX is not able to issue any shares of stock without further stockholder approval. The three series of common stock are identical other than with respect to certain restrictions on transfer.

Common stock, par value $0.01 per share, consisting of:

•       95,500,000 shares of unrestricted common stock, including: (i) the 8,160,000 shares of common stock into which the existing Series A Preferred Stock will automatically convert, (ii) the 73,440,000 shares of common stock which will only be issued upon conversion of the shares of the Series A-1, A-2 and A-3 Common Stock into shares of unrestricted common stock when the respective lock-up periods expire, (iii) the 4,300,000 shares of common stock reserved for issuance in connection with the Long-Term Incentive Plan and (iv) 9,600,000 shares of common stock available for use in an initial public offering; and

•       the 73,440,000 shares of Series A-1, A-2 and A-3 Common Stock that are currently issued and outstanding. The three series of common stock are identical other than with respect to certain restrictions on transfer.

When the Series A-1, A-2 and A-3 Common Stock convert into unrestricted common stock upon expiration of the respective lock-up periods, the shares of Series A-1, A-2 and A-3 Common Stock will automatically be retired and will no longer be authorized shares of capital

	Existing Certificate of Incorporation	New Certificate of Incorporation
Proposal 2A - Authorized Capital Stock (Cont.)

stock. As a result, after the last lock-up period has expired, the total number of authorized shares of NYMEX will be 95,500,000.

There will not be any “blank check” preferred stock or other ability of the board of directors to issue preferred stock.

Proposal 2B - Board Classification	None. All 15 directors serve concurrent one-year terms. Any or all directors may be removed with or without cause.

Yes. Two (2) classes of directors, each class to serve two-year terms, commencing at the next annual meeting (May 2007). Any or all directors may be removed only for cause by vote of a majority of the holders of voting stock.

Class I (Seven (7) members)—at May 2007 election, will be elected for one (1) year term initially; then beginning in May 2008, will be elected for two (2) year terms.

Class II (Eight (8) members)—will be elected for two (2) year terms.

Proposal 2C - Board Composition

•        Chairman (1)

•        Vice Chairman (1)

•        President and CEO (1)

•        General Atlantic Director (1)

•        Floor Broker Group (1)

•        Futures Commission Merchant Group (1)

•        Trade Group (1)

•        Local Trader Group (1)

•        At Large Group (2)

•        Equity Holder Group (2)

•        Public Directors (3), who are also “independent” per applicable listing requirements

A person may be Chairman or Vice Chairman only if they hold a Class A membership in their name for 1 year immediately prior to their election.

•        Three (3) Public Directors who are independent directors and satisfy enhanced independence requirements for audit committee membership. 1 in Class I; 2 in Class II.

•        Five (5) Independent Directors who satisfy applicable independence requirements, including those established by the SEC, CFTC and listing standards. 3 in Class I; 2 in Class II.

•        One (1) director—individual employed as NYMEX’s president/CEO. In Class I.

•        One (1) director/Chairman—required to own at least 10,000 shares (adjusted for splits, dividends, etc., and not including stock options or unvested restricted stock, if any are granted) of NYMEX’s common stock for at least one (1) year immediately prior to election. In Class II.

•        One (1) director/Vice
Chairman—required to own at

	Existing Certificate of Incorporation	New Certificate of Incorporation
Proposal 2C - Board Composition (Cont.)

least 10,000 shares (adjusted for splits, dividends, etc., and not including stock options or unvested restricted stock, if any are granted) of NYMEX’s common stock for at least one (1) year immediately prior to election. In Class II.

•        Four (4) At Large Directors, who are not required to be independent, but who must own at least 10,000 shares (adjusted for splits, dividends, etc., and not including stock options or unvested restricted stock, if any are granted) of NYMEX’s common stock for at least one (1) year immediately prior to election. 2 in Class I; 2 in Class II.

At any time after the annual meeting in 2011, the board may, by the affirmative vote of 80% of the entire board of directors, vote to appoint the Chairman and Vice Chairman from among its members so that they are no longer elected by the stockholders (see discussion under “Vacancies of the Chairman and Vice Chairman” below). If the board so elects, then the Chairman and Vice Chairman director requirements described above will no longer apply, and the number of “At Large” Directors will increase from four (4) to six (6).

In addition, at any time after the annual meeting in 2011, the board may, by the affirmative vote of 80% of the entire board of directors, elect to reduce or eliminate any or all of the stock ownership requirements for directors.

Pursuant to existing contractual arrangements with General Atlantic, so long as General Atlantic owns 80% of the shares it acquired (on an as-converted basis), the board shall

	Existing Certificate of Incorporation	New Certificate of Incorporation
Proposal 2C - Board Composition (Cont.)		nominate and unanimously recommend to the stockholders one General Atlantic designee.

Proposal 2D - Vacancies of the Chairman and Vice Chairman

Chairman and Vice Chairman are elected directly by the stockholders.

•        In the event of the death, resignation or vacancy of the Chairman, the Vice Chairman shall be Chairman.

•        In the event of the death, resignation or vacancy of the Vice Chairman, the board of directors, by vote of a majority of the directors then in office, shall elect a Vice Chairman from among the other current directors.

Chairman and Vice Chairman will continue to be elected directly by the stockholders at least through the annual meeting in 2011. Beginning with the annual meeting in 2013, the stockholders will continue to elect the Chairman and Vice Chairman, unless the board of directors, by 80% vote of the entire board, elects to appoint the Chairman and Vice Chairman from among its members.

•        In the event of the death, resignation or vacancy of the Chairman, the Vice Chairman shall be the Chairman until the end of such term.

•        In the event of the death, resignation or vacancy of the Vice Chairman (including by succession to Chairman position), the board of directors, by vote of a majority of the directors then in office, shall elect a Vice Chairman from among the other current directors who may or may not satisfy the qualifications and who shall serve until the end of the Vice Chairman’s term.

•        A director who runs for Chairman or Vice Chairman must resign from current director position effective as of the upcoming election in which such director is a candidate for Chairman or Vice Chairman.

Proposal 2E - Amendments to Bylaws	If the board seeks an amendment: • Majority of voting stock and 66 2/3% of entire board If stockholders seek an amendment: • Majority of voting stock	Eighty percent of the entire board of directors has the authority to adopt, amend or repeal the bylaws without the approval of the stockholders. However, the holders of common stock will also have the right to initiate on their own, with the affirmative vote of a majority of the shares outstanding and without the approval of the board

	Existing Certificate of Incorporation	New Certificate of Incorporation
Proposal 2E - Amendments to Bylaws (Cont.)		of directors, proposals to adopt, amend or repeal the bylaws. If stockholders seek an amendment: • Majority of voting stock

Proposal 2F - Percentage Ownership Limitations	No stockholder may beneficially own stock representing more than 10% of NYMEX’s voting power (other than General Atlantic, which is limited to a maximum of 20%).

No stockholder may beneficially own stock representing more than 10% of NYMEX’s voting power (other than General Atlantic, which is limited to a maximum of 20%).

If a stockholder exceeds this limitation, other than solely as a result of purchases of treasury stock by NYMEX, NYMEX will repurchase from such stockholder, at a price equal to the par value of the stock, as many shares as necessary so that such stockholder no longer exceeds the ownership limitation.

Proposal 2G - Supermajority Voting Provisions	None.

66 2/3% vote of stockholders required to amend provisions related to:

•       Board size and composition

•       Removal of directors

•       Board concurrent authority (80% of entire board) to amend bylaws

•       Inability of stockholders to act by written consent

•       Director liability

•       Amendment provision

•       Percentage ownership limitation

Certain provisions of the New Certificate of Incorporation (including some that will be unchanged from the Existing Certificate of Incorporation) may make it more difficult for a potential acquiror to acquire NYMEX. See “Certain Anti-Takeover Matters” on page 22.

On July 13, 2006, NYMEX’s board of directors determined that adopting the New Certificate of Incorporation is advisable and in NYMEX’s best interest and the best interests of NYMEX’s stockholders, and approved the New Certificate of Incorporation. Accordingly, NYMEX’s board of directors recommends that NYMEX’s stockholders approve the New Certificate of Incorporation by voting FOR the approval each of Proposals 2A through 2G.

All of the provisions of the New Certificate of Incorporation will apply to all of the stockholders in the event all of the proposals are approved and NYMEX subsequently consummates an initial public offering, regardless of whether or not you have voted for the proposals. In the event the proposals are not approved or NYMEX does not consummate an initial public offering, the Existing Certificate of Incorporation and the Existing Bylaws will remain in effect without change.

THE BOARD OF DIRECTORS OF NYMEX UNANIMOUSLY RECOMMENDS THAT

YOU APPROVE THE NEW CERTIFICATE OF INCORPORATION

BY VOTING FOR PROPOSALS 2A THROUGH 2G.

NYMEX HOLDINGS, INC.

PROPOSALS 3A THROUGH 3E

APPROVAL OF THE NEW BYLAWS WHICH AMEND AND RESTATE

THE EXISTING BYLAWS OF NYMEX HOLDINGS, INC.

In connection with its unanimous approval of the proposed initial public offering, the board of directors of NYMEX has declared the advisability of and approved the New Bylaws, to be implemented only if NYMEX consummates an initial public offering.

Stockholders will vote separately on each of the five proposals described below (Proposals 3A through 3E) to amend and restate the Existing Bylaws. The adoption of each of these proposals is conditioned on the adoption of all of Proposals 1, 2A-2G, 3A-3E and 4 by NYMEX’s stockholders. Furthermore, even if Proposals 2A-2G, 3A-3E and 4 are approved, NYMEX will only implement these changes if it consummates and initial public offering. If NYMEX does not consummate an initial public offering, the Existing Bylaws will remain in effect without change.

The New Bylaws amend and restate the Existing Bylaws as follows:

Proposal 3A—Advance Notice Bylaws

Advance notice provisions will be instituted that will require stockholders to give notice to NYMEX at least 90 but not more than 120 days prior to the anniversary date of the immediately preceding annual meeting when they intend to nominate directors or propose other actions to be taken at a meeting.

Proposal 3B—Petition to be Included in the Proxy

Director nominees proposed by at least 20% of the owners of the outstanding Class A memberships of the Exchange (one vote per owner, regardless of number of memberships owned) and who satisfy the applicable director qualifications will be required to be included in the proxy statement prepared by NYMEX. Otherwise, in accordance with Delaware law, director nominees who are not recommended by the board of directors must submit their own proxy statements to stockholders.

Proposal 3C—Call Special Meeting of Stockholders

The threshold required to call a special meeting of NYMEX will be increased to a majority of the shares outstanding from the current requirement of 10% of the shares outstanding.

Proposal 3D—Vacancies

The procedures for filling vacancies on the board of the directors will be revised to reflect the classified board structure set forth in the New Certificate of Incorporation.

Proposal 3E—Indemnification

Certain provisions will be revised to enhance the procedures related to indemnification of NYMEX’s directors and officers.

The board of directors believes that the corporate governance structure that will result from the amendment and restatement of the Existing Bylaws, as described in Proposals 3A through 3E above, will be more appropriate for NYMEX following an initial public offering and will be more consistent with other public company governance structures. See Proposals 2A through 2G beginning on page 12 for a description of the proposed New Certificate of Incorporation.

COMPARISON OF STOCKHOLDER RIGHTS

UNDER THE BYLAWS OF NYMEX HOLDINGS, INC.

BEFORE AND AFTER THE INITIAL PUBLIC OFFERING

The following is a summary of the material differences between the Existing Bylaws and the New Bylaws. The summary is not a complete statement of the rights of stockholders or a complete description of the specific provisions referred to below, and is qualified in its entirety by reference to the DGCL, the Existing Bylaws and the New Bylaws, attached as Annex C. We encourage you to read the New Bylaws in their entirety.

	Existing Bylaws	New Bylaws
Proposal 3A - Advance Notice Bylaws	None.	Advance notice provisions will be instituted that will require stockholders to give notice to NYMEX at least 90 but not more than 120 days prior to the anniversary date of the immediately preceding annual meeting when they intend to nominate directors or propose actions to be taken at a meeting.

Proposal 3B - Petition to be Included in the Proxy	None.	Twenty percent of the owners of the outstanding Class A memberships of the Exchange (one vote per owner, regardless of number of memberships owned) will have their nominees included in the proxy statement.

Proposal 3C - Call Special Meeting of Stockholders	A majority of the board of directors, the Chairman, or at the request of stockholders owning at least 10% of NYMEX’s common stock to call a special meeting (except that General Atlantic is not permitted to call a special meeting).	A majority of the board of directors, the Chairman, or at the request of stockholders owning at least a majority of NYMEX’s common stock to call a special meeting.

Proposal 3D - Vacancies	In the event of the death, resignation or vacancy of a director other than the Chairman or the Vice Chairman, the board of directors, by vote of a majority of the directors then in office, may fill the vacancy with a person who satisfies the qualifications until the next annual meeting of stockholders.	In the event of the death, resignation or vacancy of a director other than the Chairman or the Vice Chairman (whose successor is discussed under “Vacancies of the Chairman and Vice Chairman” above), the board of directors, by vote of a majority of the directors then in office, may fill the vacancy with a person who satisfies the qualifications until the next annual meeting of stockholders (i.e. at most 1 year). The person elected at the next annual meeting shall be elected for a term of such length as would have remained in the term of the director whose death, removal or resignation had caused the vacancy (i.e. at most 1 year). If no time would have remained in such term, then such successor shall be elected for a full 2 year term.

	Existing Bylaws	New Bylaws
Proposal 3E - Indemnification	NYMEX shall indemnify its directors or officers and persons serving at its request as a director, officer, employee or agent of another corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by such person in connection with pending or threatened claims, if such person acted in good faith. The parameters of and procedures related to this indemnification are set forth in the bylaws.	NYMEX shall indemnify its directors or officers and persons serving at its request as a director, officer, employee or agent of another corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by such person in connection with pending or threatened claims, if such person acted in good faith. The parameters of and procedures related to this indemnification are set forth in the bylaws. These provisions have been expanded to provide, among other things, that (i) an indemnified person is presumed to have met the applicable standard of conduct unless there is clear evidence suggesting that such person has not met such standard, (ii) advances of expenses to current directors or officers who are defendants in proceedings will be made promptly unless NYMEX determines that such person has not met the applicable standard of conduct and (iii) modification of the indemnification provisions shall not adversely affect the indemnification provided with respect to acts that occurred prior to such modification.

Certain of the provisions of the New Bylaws (including some that will be unchanged from the Existing Bylaws) may make it more difficult for a potential acquiror to acquire NYMEX. See “Certain Anti-Takeover Matters” on page 22.

On July 13, 2006, NYMEX’s board of directors determined that adopting the New Bylaws is advisable and in NYMEX’s best interest and the best interests of NYMEX’s stockholders, and approved the New Bylaws. Accordingly, NYMEX’s board of directors recommends that NYMEX’s stockholders approve the New Bylaws by voting FOR the approval each of Proposals 3A through 3E.

All of the provisions of the New Bylaws will apply to all of the stockholders in the event all of the proposals are approved and NYMEX subsequently consummates an initial public offering, regardless of whether or not you have voted for the proposals. In the event the proposals are not approved or NYMEX does not consummate an initial public offering, the Existing Certificate of Incorporation and the Existing Bylaws will remain in effect without change.

THE BOARD OF DIRECTORS OF NYMEX UNANIMOUSLY RECOMMENDS THAT

YOU APPROVE THE NEW BYLAWS

BY VOTING FOR PROPOSALS 3A THROUGH 3E.

CERTAIN ANTI-TAKEOVER MATTERS

The New Certificate of Incorporation and the New Bylaws contain provisions that may make it more difficult for a potential acquirer to acquire NYMEX by means of a transaction that is not negotiated with the board of directors. These provisions and Delaware law could delay or prevent entirely a merger or acquisition that NYMEX’s stockholders consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing entirely a change in control, which could harm NYMEX’s stock price. The board of directors is not aware of any current effort to accumulate shares of NYMEX’s common stock or to otherwise obtain control of NYMEX and does not currently contemplate adopting or recommending the approval of any other action that might have the effect of delaying, deterring or preventing a change in control of NYMEX.

Following is a description of the anti-takeover effects of certain provisions of the New Certificate of Incorporation and the New Bylaws.

Beneficial Ownership Limitations: Subject to limited exceptions, as is currently the case in the Existing Certificate of Incorporation, the New Certificate of Incorporation will prohibit any person from beneficially owning more than 10% of any of NYMEX’s common stock or more than 10% of its total voting power, other than General Atlantic which will be limited to a maximum of 20%.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the holders of NYMEX’s common stock or otherwise be in their best interest.

Classified Board: The New Certificate of Incorporation provides that the number of directors constituting NYMEX’s board of directors shall be 15 (as is currently the case in the Existing Certificate of Incorporation) and the directors shall be divided into two classes, composed of seven and eight directors, respectively, each elected to two-year terms. NYMEX intends to implement this provision and classify its board of directors in May 2007.

Under Delaware law, the directors of a corporation that has a board with more than one class, with each class of directors elected every other year, may be removed by the corporation’s stockholders only for cause unless the corporation’s certificate of incorporation provides otherwise. The New Certificate of Incorporation and the New Bylaws provide that NYMEX’s directors may be removed only for cause, and only upon the affirmative vote of holders of at least a majority voting power of all the shares of stock then entitled to vote at an election of directors.

Additionally, following the implementation of two classes of directors on the board, two annual meetings of stockholders may be required for the stockholders to change a majority of the directors on NYMEX’s board, depending on whether the directors in Class I (which will contain seven directors) or Class II (which will contain eight directors) are up for election at the annual meeting in question. The New Certificate of Incorporation also provides that vacancies on the board resulting from removal or for any other reason may, unless otherwise required by law or board resolution, be filled by a majority vote of the directors then in office. The classification of directors into two classes with staggered terms, the inability of stockholders to remove directors without cause and the ability of the board to fill vacancies will make it more difficult to change the composition of NYMEX’s board and in turn may have the effect of delaying, deferring or preventing a change in control of NYMEX.

No Cumulative Voting: The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the certificate of incorporation provides otherwise. As has been the case historically, the New Certificate of Incorporation does not provide for cumulative voting.

No Stockholder Action by Written Consent; Calling of Special Meetings of Stockholders: As is currently the case in the Existing Certificate of Incorporation, the New Certificate of Incorporation prohibits stockholder action by written consent by the holders of NYMEX’s common stock. It also provides that special meetings of

NYMEX’s stockholders may be called only by or at the direction of the board of directors, the Chief Executive Officer, the Chairman or a majority of the outstanding shares of NYMEX (which is an increase from the current requirement of 10% of the outstanding shares of NYMEX).

Advance Notice Requirements for Stockholder Proposals and Director Nominations: The New Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at NYMEX’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the previous year’s annual meeting. The New Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Limitations on Liability and Indemnification of Officers and Directors: The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. As is currently the case in the Existing Certificate of Incorporation, the New Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty in such capacity, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

As is currently the case in the Existing Bylaws, the New Bylaws provide that NYMEX must indemnify NYMEX’s directors and officers to the fullest extent authorized by the DGCL. NYMEX is also expressly authorized to carry directors’ and officers’ insurance for the benefit of NYMEX’s directors, officers and certain employees. The board of directors believes that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in the New Certificate of Incorporation and the New Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit NYMEX and its stockholders. In addition, the stockholders’ investment may be adversely affected to the extent NYMEX pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of NYMEX’s directors, officers or employees for which indemnification is sought.

As is the case currently under the Existing Certificate of Incorporation and the Existing Bylaws, the New Certificate of Incorporation and the New Bylaws provide that neither the board of directors nor NYMEX’s stockholders has any ability to change, or any responsibility or liability with respect to the trading rights protections afforded to the owners of Class A memberships (who are not required to be stockholders of NYMEX, but must be owners of Class A memberships in the Exchange). Further, NYMEX’s directors will not be liable to NYMEX or its stockholders by reason of the acts or omissions of the owners of the Class A memberships.

Board Authority to Amend Bylaws: Under the New Certificate of Incorporation, 80% of the entire board of directors has the authority to adopt, amend or repeal the bylaws without the approval of the stockholders. However, the holders of common stock will also have the right to initiate on their own, with the affirmative vote of a majority of the shares outstanding and without the approval of the board of directors, proposals to adopt, amend or repeal the bylaws.

Supermajority Voting Provisions: Under the New Certificate of Incorporation, a 66 2/3% vote of the stockholders is required to amend the provisions related to the size and composition of the board of directors, removal of directors, the board of directors’ concurrent authority (80% of the entire board of directors) to amend bylaws, the inability of stockholders to act by written consent, the indemnification provision, the amendment provision and the percentage ownership limitation.

General Corporation Law of the State of Delaware: NYMEX is a Delaware corporation which, upon the consummation of an initial public offering, will be subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, NYMEX’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of NYMEX’s voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to that time, the business combination is approved by NYMEX’s board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of NYMEX’s voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three year period. The provisions of Section 203 may encourage companies interested in acquiring NYMEX to negotiate in advance with NYMEX’s board of directors because the stockholder approval requirement would be avoided if NYMEX’s board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

NYMEX HOLDINGS, INC.

PROPOSAL 4

APPROVAL OF THE NYMEX HOLDINGS, INC. 2006 OMNIBUS LONG-TERM INCENTIVE PLAN

The board of directors has adopted the Long-Term Incentive Plan and recommends it for stockholder approval at the Special Meeting. The board of directors believes it to be in the best interest of NYMEX to adopt the Long-Term Incentive Plan to promote NYMEX’s long-term growth and profitability by providing its key employees and directors with incentives to improve the value of NYMEX’s common stock. The board of directors is seeking your approval so that it may use the Long-Term Incentive Plan to grant incentive stock options (options that enjoy certain favorable tax treatment under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended (the “Code”)).

The adoption of this proposal is condition on the adoption of all of Proposals 1, 2A-2G, 3A-3E and 4 by NYMEX’s stockholders. Furthermore, even if Proposals 2A-2G, 3A-3E and 4 are approved, NYMEX will only implement these changes if it consummates an initial public offering. If NYMEX does not consummate an initial public offering, the Long-Term Incentive Plan will not be implemented.

The Long-Term Incentive Plan is intended to encourage the key employees and directors of NYMEX (and certain of its affiliated companies) to own NYMEX common stock and to provide additional incentive to those employees and directors of NYMEX whose contributions are essential to the growth and success of NYMEX’s business, in order to strengthen the commitment of such persons to NYMEX, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of NYMEX.

Long-Term Incentive Plan Description

The following is a brief description of the principal features of the Long-Term Incentive Plan. It does not purport to be complete and is qualified in its entirety by the full text of the Long-Term Incentive Plan, which is attached hereto as Annex D.

General. The board of directors has reserved for issuance under the Long-Term Incentive Plan a maximum of 4,300,000 shares of NYMEX’s common stock, all subject to adjustment as described in the Long-Term Incentive Plan. Under no circumstances may more than 1,433,333 shares be issued under the Long-Term Incentive Plan as restricted stock or restricted stock units. If an award granted under the Long-Term Incentive Plan expires or is terminated, the shares of NYMEX’s common stock underlying the award will again be available for issuance under the Long-Term Incentive Plan. In addition, to the extent shares of NYMEX’s common stock are tendered to exercise any award under the Long-Term Incentive Plan or to pay required taxes on any award, an equal number of shares will remain available for issuance under the Long-Term Incentive Plan.

In the event of any change in NYMEX’s capitalization or in the event of a corporate transaction such as a merger, consolidation or similar event, the Long-Term Incentive Plan provides for appropriate adjustments in the number and class of shares of NYMEX’s common stock available for issuance or grant and in the number and/or price of shares subject to awards. Any such adjustment shall be effected in a manner intended to satisfy any applicable requirements of Section 409A and 424 of the Code (relating, respectively, to certain limitations imposed on deferred compensation and incentive stock options).

Types of Awards. The following awards may be granted under the Long-Term Incentive Plan:

•	stock options, including incentive stock options and non-qualified stock options;

•	restricted stock;

•	restricted stock units;

•	stock appreciation rights; and

•	performance and annual incentive awards.

Deferral Arrangements. The board of directors may permit or require deferral of any award payment into a deferred compensation arrangement.

Administration. The Long-Term Incentive Plan may be administered by the board of directors unless the board of directors in its discretion appoints another person or entity to administer the Long-Term Incentive Plan, which includes the Compensation Committee of the board of directors, which shall have full authority to act in accordance with its charter. References to the board’s powers in this summary will include the board’s designee (including the Compensation Committee) to the extent that the board has delegated administrative responsibility to that designee.

Notwithstanding the foregoing, the Compensation Committee will administer those parts of the Long-Term Incentive Plan that must be so administered by the Compensation Committee under applicable law or regulatory rule, including without limitation, the establishment and awarding of performance and annual incentive awards.

The board may, subject to the provisions of the Long-Term Incentive Plan, determine the persons to whom awards will be granted, the type of awards to be granted, the exercise price, and the number of shares to be made subject to awards. The board may also condition the award on the attainment of certain goals, determine other terms and conditions that shall apply to awards, interpret the Long-Term Incentive Plan and prescribe, amend and rescind rules and regulations relating to the Long-Term Incentive Plan. The terms and conditions of each award granted under the Long-Term Incentive Plan will be set forth in a written award agreement relating to the award.

In the event that an award is granted that, after NYMEX becomes a publicly held company, is intended to constitute qualified performance-based compensation within the meaning Section 162(m) of the Code (which otherwise generally limits to $1,000,000 the amount of annual remuneration for certain executive officers that a public corporation may deduct for federal income tax purposes), the Compensation Committee in its discretion may condition payment under the award in whole or in part on the attainment over a specified period of (or a specified increase or decrease in) one or more of the following business criteria as applied to an award recipient under the Long-Term Incentive Plan and/or a business unit of NYMEX or its affiliates on an absolute or relative basis or in comparison to a peer group or other market measure: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity and (15) revenue.

Payments under such awards will be made, in the case of employees covered under Section 162(m) of the Code, solely on account of the attainment of such performance goals established in writing by the Compensation Committee not later than the date on which 25% of the period of service to which the award relates has elapsed.

To the extent provided in an award agreement, the board may, without amendment to the Long-Term Incentive Plan, (i) accelerate the date on which any option or stock appreciation right becomes exercisable, waive or amend the operation of provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such option or stock appreciation right, and (ii) accelerate the lapse of restrictions imposed under the Long-Term Incentive Plan, or waive any other condition imposed under the Long-Term Incentive Plan, with respect to any restricted stock, restricted stock units, stock bonus or other awards or otherwise adjust any of the terms applicable to any such award, provided that the board may not adversely affect any outstanding award without the consent of the holder thereof.

Eligibility. Awards may be granted under the Long-Term Incentive Plan to our employees and directors (or employees and directors of our affiliates), as selected by the board. Grants under the Long-Term Incentive Plan will be made in the discretion of the board and, accordingly, are not yet determinable. In addition, benefits under the Long-Term Incentive Plan will depend on a number of factors, including the fair market value of NYMEX’s common stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the Long-Term Incentive Plan.

Stock Options. Stock options granted under the Long-Term Incentive Plan may be either “incentive stock options,” as that term is defined in Section 422 of the Code, or non-qualified stock options (i.e., any option that is not such an incentive stock option). The exercise price of a stock option granted under the Long-Term Incentive Plan will be determined by the board at the time the option is granted, but the exercise price may not be less than the fair market value of NYMEX’s common stock at such time. Fair market value (“FMV”) of a share of common stock as of a particular date shall mean (1) if the common stock is listed on a national securities exchange, the closing or last price of the common stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (2) if the shares of common stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the board of directors in good faith in its sole discretion (but in any event not less than fair market value within the meaning of Section 409A of the Code). Notwithstanding the foregoing, the FMV for awards granted in connection with NYMEX’s initial public offering will be the price per share of common stock set in the final prospectus for such initial public offering. Stock options are exercisable at the times and upon the conditions that the board may determine, as reflected in the applicable option agreement. The board will also determine the maximum duration of the period in which the option may be exercised, which may not exceed eight years from the date of grant. All of the shares available for issuance under the Long-Term Incentive Plan may be made subject to incentive stock options.

The option exercise price must be paid in full at the time of exercise, and is payable (in the discretion of the board) by any one of the following methods or a combination thereof:

•	in cash or cash equivalents,

•	the surrender of previously acquired shares of NYMEX’s common stock,

•	authorization for us to withhold a number of shares otherwise payable pursuant to the exercise of an option, or

•	to the extent permitted by applicable law, through any other procedure acceptable to the board.

Restricted Stock. The Long-Term Incentive Plan provides for awards of NYMEX’s common stock that are subject to restrictions on transferability imposed under the Long-Term Incentive Plan and other restrictions that may be determined by the board in its discretion. Such restrictions will lapse on terms established by the board, and at such time, unless otherwise provided under the award agreement relating to the restricted stock, the recipient will not have the rights of a stockholder (such as the right to receive dividends on the shares of restricted stock and the right to vote the shares).

Restricted Stock Units. The Long-Term Incentive Plan provides for awards of restricted stock units which, upon vesting, entitle the participant to receive an amount in cash or common stock (as determined by the board and set forth in the applicable award agreement) equal to the fair market value of the number of shares made subject to the award. Vesting of all or a portion of a restricted stock unit award may be subject to terms and conditions established by the board.

Stock Appreciation Rights (“SARs”). The Long-Term Incentive Plan provides that the board, in its discretion, may award SARs, either in tandem with stock options or freestanding and unrelated to options. The grant price of a freestanding SAR will be at FMV. The grant price of tandem SARs will equal the exercise price of the related option, but in any event no less than FMV. Tandem SARs and freestanding SARs may be exercised upon whatever terms and conditions the board imposes.

Change in Control. The board in its discretion may provide that, in the event of a change in control (as defined in the Long-Term Incentive Plan), whether alone or in combination with other events, the vesting and exercisability restrictions imposed under the Long-Term Incentive Plan on any outstanding award that is not yet fully vested and exercisable may lapse in part or in full.

Termination of Employment. Unless otherwise determined by the board, the termination of a participant’s employment or service will immediately cancel any unvested portion of awards granted under the Long-Term Incentive Plan. At the time of grant, the board in its discretion may provide that, if a participant’s employment or service terminates other than because of cause, death or disability, all options that are exercisable at the time of termination may be exercised by the participant for no longer than 90 days after the date of termination (or such other period as it determines). If a participant’s employment or service terminates for cause, all options held by the participant will immediately terminate. The board may provide that, if a participant’s employment or service terminates as a result of death, all options that are exercisable at the time of death may be exercised by the participant’s heirs or distributees for a period of one year (or such other period as it determines). The board may provide that, if a participant’s employment or service terminates because of disability, all options that are exercisable at the time of termination may be exercised for a period of one year (or such other period as it determines). However, in no case may an option be exercised after it expires.

Amendment and Termination of the Long-Term Incentive Plan. The board of directors may modify or terminate the Long-Term Incentive Plan or any portion of the Long-Term Incentive Plan at any time (subject to participant consent where such change would adversely affect an award previously granted to the participant), except that an amendment that requires stockholder approval in order for the Long-Term Incentive Plan to continue to comply with any law, regulation or stock exchange requirement will not be effective unless approved by the requisite vote of our stockholders. In addition, the Long-Term Incentive Plan or any outstanding option may not be amended to effectively decrease the exercise price of any outstanding option unless first approved by the stockholders. No awards may be granted under the Long-Term Incentive Plan after the day prior to the tenth anniversary of its adoption date, but awards granted prior to that time can continue after such time in accordance with their terms.

Certain Federal Income Tax Consequences of Options. The following is a discussion of certain federal income tax effects currently applicable to stock options granted under the Plan. The discussion is a summary only, and the applicable law is subject to change. Reference is made to the Code for a complete statement of all relevant federal tax provisions.

Nonqualified Stock Options (“NSOs”)

An optionee generally will not recognize taxable income upon the grant of an NSO. Rather, at the time of exercise of such NSO, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. NYMEX will generally be entitled to a tax deduction at such time and in the same amount that the optionee recognizes ordinary income.

If shares acquired upon exercise of an NSO are later sold or exchanged, then the difference between the amount received upon such sale, exchange or disposition and the fair market value of such stock on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.

Incentive Stock Options (“ISOs”)

An optionee will not recognize any ordinary income (and NYMEX will not be permitted any deduction) upon the grant or timely exercise of an ISO. However, the amount by which the fair market value of NYMEX’s common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the optionee’s “alternative minimum taxable income.”

Exercise of an ISO will be timely if made during its term and if the optionee remains an employee of NYMEX or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee, and without limit in the case of death). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs, discussed above.

If stock acquired pursuant to the timely exercise of an ISO is later disposed of, and if the stock is a capital asset of the optionee, the optionee generally will recognize short-term or long-term capital gain or loss (depending upon the length of time such shares were held by the optionee) equal to the difference between the amount realized upon such sale and the exercise price. NYMEX, under these circumstances, will not be entitled to any income tax deduction in connection with either the exercise of the ISO or the sale of such stock by the optionee.

If, however, stock acquired pursuant to the exercise of an ISO is disposed of by the optionee prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him or her upon exercise (a “disqualifying disposition”), any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) if the stock is a capital asset of the optionee, as short-term or long-term capital gain (depending upon the length of time such shares were held by the optionee) to the extent of any excess of the amount realized on such disqualifying disposition over the sum of the exercise price and any ordinary income recognized by the optionee. In such case, NYMEX may claim an income tax deduction at the time of such disqualifying disposition for the amount taxable to the optionee as ordinary income.

THE BOARD OF DIRECTORS OF NYMEX UNANIMOUSLY RECOMMENDS THAT

YOU APPROVE THE LONG-TERM INCENTIVE PLAN

BY VOTING FOR PROPOSAL 4.

Securities Authorized for Issuance under Equity Compensation Plans

As of the end of NYMEX’s most recently completed fiscal year (i.e., as of December 31, 2005), there were no compensation plans (or individual compensation arrangements) under which equity securities of NYMEX were authorized for issuance.

Interests of Directors and Officers

As described above, awards may be granted under the Long-Term Incentive Plan to NYMEX’s employees and directors (or employees and directors of its affiliates), as selected by the board in its sole discretion. Thus, directors and officers are eligible to receive awards granted under the Long-Term Incentive Plan. At the time of NYMEX’s proposed initial public offering, all NYMEX employees will receive a grant of 100 restricted stock units that will be subject to vesting over the 4 years following the date of grant. Additional equity grants to management and other employees in connection with an initial public offering are contemplated but have not yet been determined or made by the board. When such grants are made by the board, they will be disclosed in accordance with applicable disclosure requirements.

In general, NYMEX’s non-employee directors will receive an annual grant of deferred stock units equal to $40,000, valued at the time of grant. The Vice Chairman of the board of directors will receive an annual grant of deferred stock units equal to $80,000, valued at the time of grant. Grants to new non-employee directors will vest in full after one year of service as a NYMEX director. Our non-employee directors and the Vice Chairman will receive pro-rated annual grants based on the values described above at the time of NYMEX’s initial public offering that will be subject to the one year vesting requirement, with credit for service given as of May 1, 2006. Except as described in the previous sentence, all other annual grants of deferred stock units to non-employee directors will vest as to 25% on a quarterly basis until the first anniversary of the date of grant. Vested deferred stock units will be paid in NYMEX common stock six (6) months after the director’s separation from service from the Board.

Further, certain individuals with whom NYMEX has employment agreements will be entitled to receive a stock option grant that is comparable to the stock option grants provided to the other of NYMEX’s senior officers and executives of comparable positions. James Newsome, President and Chief Executive Officer, Jerome Bailey, Chief Operating Officer and Chief Financial Officer, Christopher Bowen, General Counsel and Chief Administrative Officer, and Samuel Gaer, Chief Information Officer have pre-existing employment agreements (or, in the case of Mr. Bailey, an offer letter) that provide for such comparable grants in the event other NYMEX senior officers and executives of comparable positions receive stock option grants. The employment agreements for Mr. Bowen and Mr. Gaer also provide that if such individual is terminated by NYMEX without cause or resigns for good reason (as such terms is defined in the applicable employment agreement), then he will be entitled to the vesting of all stock options, if any, held by him upon termination of employment. NYMEX has initiated discussions with Mr. Bowen and Mr. Gaer to amend these vesting provisions.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of common stock of NYMEX as of June 30, 2006 by:

•	each of NYMEX’s directors;

•	each of NYMEX’s named executive officers; and

•	all directors and executive officers as a group;

Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options that are currently exercisable or exercisable within 60 days. Each director, officer or 5% or more stockholder, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, NYMEX believes that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply.

This table lists applicable percentage ownership based on 81,600,000 shares of common stock outstanding as of June 30, 2006. The three series of common stock are identical other than with respect to certain restrictions on transfer.(1)

An initial public offering by NYMEX may also include sales of shares of common stock by these and other stockholders. NYMEX will not receive any of the proceeds from the shares of common stock sold by the selling stockholders.

The following table illustrates that (A) as of June 30, 2006, no director, other than William E. Ford, or executive officer of NYMEX, beneficially owned more than 1% of all the outstanding shares of common stock of NYMEX and (B) no persons other than certain investment entities affiliated with General Atlantic LLC and William E. Ford are the beneficial owners of 5% or more of the shares of common stock of NYMEX. The table sets forth information in respect of directors, executive officers named in the compensation table on page 37, directors and executive officers as a group and certain beneficial stockholders. A person has beneficial ownership over shares if the person has voting or investment power over the shares.

Name of Beneficial Owner	Series	Shares of Common Stock Beneficially Owned	Percent of Common Stock of Series Beneficially Owned
Directors
Richard Schaeffer(2)	A-1	30,000	*
	A-2	30,000
	A-3	30,000
	All	90,000

Robert Halper(3)	A-1	90,000	*
	A-2	90,000
	A-3	90,000
	All	270,000

James Newsome(4)	A-1	0	*
	A-2	0
	A-3	0
	All	0

Name of Beneficial Owner	Series	Shares of Common Stock Beneficially Owned	Percent of Common Stock of Series Beneficially Owned

Stephen Ardizzone	A-1	62,000	*
	A-2	60,000
	A-3	60,000
	All	182,000

Neil Citrone	A-1	30,000	*
	A-2	30,000
	A-3	30,000
	All	90,000

Melvyn Falis	A-1	0	*
	A-2	0
	A-3	0
	All	0

William E. Ford(6)	(7)	8,160,000	10%

A. George Gero	A-1	60,000	*
	A-2	60,000
	A-3	60,000
	All	180,000

Thomas Gordon	A-1	30,000	*
	A-2	30,000
	A-3	30,000
	All	90,000

Harvey Gralla	A-1	30,000
	A-2	30,000
	A-3	30,000
	All	90,000

David Greenberg	A-1	30,000	*
	A-2	30,000
	A-3	30,000
	All	90,000

Daniel Rappaport	A-1	60,000	*
	A-2	60,000
	A-3	60,000
	All	180,000

Frank Siciliano(5)	A-1	33,000	*
	A-2	30,000
	A-3	30,000
	All	93,000

Robert Steele	A-1	0	*
	A-2	0
	A-3	0
	All	0

Dennis Suskind	A-1	0	*
	A-2	0
	A-3	0
	All	0

Name of Beneficial Owner	Series	Shares of Common Stock Beneficially Owned	Percent of Common Stock of Series Beneficially Owned
Executive Officers (who are not directors)
Jerry Bailey	A-1	0	*
	A-2	0
	A-3	0
	All	0

Christopher Bowen, Esq.	A-1	0	*
	A-2	0
	A-3	0
	All	0

Samuel Gaer	A-1	0	*
	A-2	0
	A-3	0
	All	0

All directors and executive officers as a group (25 in total)	A-1	3,772,000
	A-2	3,770,000
	A-3	3,770,000
	All	11,312,000	13.86%

5% Stockholders
Investment entities affiliated with General Atlantic LLC(6)	(7)	8,160,000	10%
c/o General Atlantic Service Company, LLC 3 Pickwick Plaza Greenwich, CT 06830

*	less than one percent.
(1)	Although NYMEX’s currently issued and outstanding shares of common stock are registered under the Securities Act of 1933, these shares are subject to significant transfer restrictions under the Existing Certificate of Incorporation and will continue to be subject to these same transfer restrictions under the New Certificate of Incorporation. The transfer restriction periods will expire, subject to certain conditions:

•	180 days after the consummation of an initial public offering in the case of Series A-1 Common Stock;
•	360 days after the consummation of an initial public offering in the case of Series A-2 Common Stock; and
•	540 days after the consummation of an initial public offering in the case of Series A-3 Common Stock.

(2)	Mr. Schaeffer is also Chairman.
(3)	Mr. Halper is also Vice Chairman.
(4)	Mr. Newsome is also President and Chief Executive Officer.
(5)	Mr. Siciliano is also Treasurer.
(6)

Represents (i) 7,470,523 shares of Series A Preferred Stock owned by General Atlantic Partners 82, L.P. (“GAP 82”), (ii) 122,400 shares of Series A Preferred Stock owned by GapStar, LLC (“GapStar”), (iii) 438,762 shares of Series A Preferred Stock shares owned by GAP Coinvestments III, LLC (“GAPCO III”), (iv) 107,262 shares of Series A Preferred Stock shares owned by GAP Coinvestments IV, LLC (“GAPCO IV”), (v) 16,973 shares of Series A Preferred Stock owned by GAPCO GmbH & Co. KG (“KG”) and (vi) 4,080 shares of Series A Preferred Stock owned by GAP Coinvestments CDA, L.P. (“CDA”). General Atlantic LLC (“GA”) is the general partner of each of GAP 82 and CDA. GA is also the sole member of GapStar. The managing members of GAPCO III and GAPCO IV are Managing Directors of GA. GAPCO Management GmbH (“GmbH Management”) is the general partner of KG. The Managing Directors of GA are authorized and empowered to vote and dispose of the securities held by KG and GmbH Management. There are seventeen Managing Directors of GA. GA, GAP 82, CDA, GAPCO III, GAPCO IV, GapStar, KG and GmbH Management are a “group” within the meaning of Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended, and may be deemed to own beneficially an aggregate of 8,160,000 shares of Series A Preferred Stock, which represents 100% of the outstanding shares of Series A Preferred Stock and 10.0% of NYMEX’s issued and outstanding shares of common stock on an as-converted basis (calculated on the basis of the number of shares of common stock which may be acquired by each such person within 60 days). Mr. Ford is President and a Managing Director of GA, and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Ford has no pecuniary interest in the shares of NYMEX owned by KG and CDA. The Series A Preferred Stock is convertible, at any time, into an equal number of shares of common stock and will automatically convert into such shares upon consummation of an initial public offering. The mailing address for GA and the General Atlantic Parties (other than KG and GmbH Management) is set forth in the table. The mailing address of KG and GmbH Management is c/o General Atlantic GmbH, Koenigsallee 63, 40212 Düsseldorf, Germany.

(7)	Upon conversion in connection with an initial public offering, the 8,160,000 shares of Series A Preferred Stock will convert into 2,720,000 shares of Series A-1 Common Stock, 2,720,000 shares of Series A-2 Common Stock and 2,720,000 shares of Series A-3 Common Stock, subject, in each case, to the applicable transfer restrictions.

COMPENSATION OF DIRECTORS

Current Compensation of Directors

Chairman: The Chairman receives an annual base salary of $600,000. In 2005, then Chairman Mitchell Steinhause received a year-end bonus of $925,000. Richard Schaeffer was elected Chairman on May 1, 2006.

Vice Chairman: The Vice Chairman receives an annual stipend of $100,000 as well as a fee of $1,000 for each monthly board meeting attended. In 2005, then Vice Chairman Richard Schaeffer received a year-end bonus in an amount of $650,000. Robert Halper was elected Vice Chairman on May 1, 2006

Director: Directors other than the Chairman and Vice Chairman currently receive a monthly stipend of $2,500, or $30,000 a year. All directors receive an additional fee of $1,000 for each regular monthly board meeting attended. Public Directors also currently receive $1,000 for each committee meeting attended. In addition, directors other than the Chairman and Vice Chairman serving on the Executive Committee received a $20,000 annual retainer. Directors serving on the Executive Committee were also eligible to receive a year-end bonus in an amount to be determined and approved by the board of directors. In 2005, the members of the Executive Committee received a $100,000 year-end bonus. Since May 2006, Executive Committee members no longer receive an additional annual retainer and are no longer eligible to receive an annual bonus for their service on the Executive Committee. In 2005, Kevin McDonnell, who served as a director and Treasurer, received a bonus of $300,000 in recognition of his extraordinary efforts on NYMEX’s behalf. In addition, director Stephen Ardizzone received a bonus $150,000 in recognition of his extraordinary efforts on NYMEX’s behalf.

Compensation of Directors Following an Initial Public Offering

Employee Directors

The Chairman as well as the President and Chief Executive Officer are each employee directors of NYMEX. Employee directors do not receive any fees or additional compensation for services as members of the board of directors or any committee.

Non-Employee Directors

On July 6, 2006, the board of directors approved changes to the annual compensation for NYMEX’s non-employee directors (“Non-Employee Director Compensation Plan”), effective as of the date of an initial public offering (“IPO Effective Date”).

Under the Non-Employee Director Compensation Plan, NYMEX’s non-employee directors will receive the following compensation for their services:

Cash Fees

Each non-employee director of NYMEX other than the Vice Chairman will receive an annual cash retainer of $50,000 for services as a director of NYMEX. The Vice Chairman of the board of directors will receive an annual retainer of $100,000. In addition, each non-employee director that serves as a member of the Audit, Compensation or Corporate Governance and Nominating Committees will receive an annual cash retainer of $10,000 for each committee, and the Chair of each of the Audit, Compensation and Corporate Governance and Nominating Committees will receive an additional annual cash retainer of $15,000, $10,000 and $10,000, respectively.

Equity Compensation

Each non-employee director of NYMEX other than the Vice Chairman will receive an annual award of deferred stock units (“DSUs”) valued at $40,000 as of the date of grant. The Vice Chairman of the board of directors will receive an annual DSU grant valued at $80,000 as of the date of grant, following each annual meeting of stockholders, which shall vest as to 25% of the grant at the end of each quarter following the date of grant. Each DSU represents NYMEX’s obligation to issue shares of its common stock in accordance with the terms of the Non-Employee Director Compensation Plan, with the shares to be delivered 6 months following the termination of the director’s board service. All annual DSU grants will vest as to 25% of the grant at the end of each quarter immediately following the date of grant until fully vested; provided, however, the initial grants will vest after one year of Board service (counted from May 1, 2006). DSUs will be allocated to a non-qualified deferred compensation arrangement under the Non-Employee Director Compensation Plan, with fully vested shares of NYMEX common stock equal to the value of the DSU account delivered to the respective non-employee director 6 months following the termination of board service.

2006 Payments and Grants

Cash fees and equity grants for the year ending with the 2007 annual meeting of stockholders shall be prorated for the period beginning on the IPO Effective Date and ending with the 2007 annual meeting. For vesting purposes on this initial equity grant, service will be counted as of May 1, 2006.

EXECUTIVE COMPENSATION

The Summary Compensation Table below sets forth information in respect of the compensation of the Chairman of NYMEX and the other four (4) most highly-compensated executive officers of NYMEX and its subsidiaries during 2005 and the amount of each of their annual compensation for 2003, 2004 and 2005.

Summary Compensation Table

	Annual Compensation
Name and Principal Position	Year	Salary	Bonus		All Other Compensation (1)
Richard Schaeffer Chairman since May 1, 2006 and previously Vice Chairman	2005 2004 2003	— — —	650,000 375,000 110,000		111,000 100,500 61,000	(2) (2) (2)

James Newsome President and, since March 14, 2006, Chief Executive Officer	2005 2004 2003	700,000 296,154 —	700,000 600,000 —	(4)	13,200 — —	(3)

Christopher Bowen, Esq., General Counsel, Chief Administrative Officer and Secretary	2005 2004 2003	314,083 314,083 288,640	400,000 310,000 275,000		— — —

Samuel Gaer Chief Information Officer	2005 2004 2003	360,000 360,000 276,923	600,000 225,000 200,000	(5)	18,000 3,826 8,537	(6) (7) (6)

Mitchell Steinhause Former Chairman and Chief Executive Officer	2005 2004 2003	600,000 480,000 —	925,000 900,000 450,000		— 28,000 112,000	(2) (2)

(1)	As provided by SEC Regulation S-K, Item 402, perquisites and other personal benefits aggregating the lower of $50,000 or 10% of the sum of salary and bonus are not reported.
(2)	Consists of pro rata stipends for serving as Vice Chairman, Executive Committee member, or Board member, as the case may be, and Board meeting attendance fees (see “Compensation of Directors” above for description of fees).
(3)	Consists of life insurance premiums paid on behalf of Dr. Newsome.
(4)	Consists of $400,000 sign-on bonus and $200,000 year-end bonus.
(5)	Includes $250,000 one-time bonus payment for serving as Acting CEO—NYMEX Europe.
(6)	Consists of reimbursement payments, plus tax gross up, to Mr. Gaer, for life and disability insurance premiums.
(7)	Consists of reimbursement payments, plus tax gross up, to Mr. Gaer, for life insurance premiums.

Employee benefit plans

Upon consummation of an initial public offering, NYMEX’s directors and executive officers will also be eligible to receive additional compensation in the form of cash, incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock grants and performance and annual incentive awards. See Proposal 4 beginning on page 25 for a description of the Long-Term Incentive Plan and the “Report of the Compensation Committee on Executive Compensation” on page 41.

EMPLOYMENT AND OTHER AGREEMENTS

James Newsome

NYMEX has an employment agreement with James Newsome, its President and Chief Executive Officer, effective as of August 2, 2004 and expiring on August 1, 2007. This agreement provides for Dr. Newsome to earn a salary of $700,000 per year for the first two years of the agreement and $900,000 for the third year of the agreement. Dr. Newsome also received a signing bonus payment of $400,000. In addition to his annual salary, Dr. Newsome is entitled to be considered for an annual bonus. Such bonus is in the sole discretion of NYMEX. In the event that NYMEX awards stock options in connection with an initial public offering or private placement of NYMEX’s equity securities, Dr. Newsome will be entitled to receive a stock option grant that is comparable to the stock option grants provided to the other of NYMEX’s senior officers and executives.

If Dr. Newsome is terminated without Cause or if he resigns for Good Reason, he will be entitled to a payment of $900,000. If Dr. Newsome is terminated for Cause, NYMEX’s obligations shall cease, except his annual salary and other benefits accrued at the time and as required by applicable law. In either event, Dr. Newsome will be required to repay all or a portion of the signing bonus pursuant to a formula set forth in his agreement. The term “Cause” includes Dr. Newsome’s violation, involving dishonesty, breach of trust or bad faith, of any statute, regulation or rule in the areas of commodities or securities regulation that results in sanctions against him or NYMEX; any intentional act of fraud, embezzlement, theft or misappropriation of NYMEX’s funds; failure to devote substantially all of his business time and efforts to NYMEX or the uncured material breach of the terms of his agreement. The term “Good Reason” includes relocation by NYMEX of the principal place of employment by more than 50 miles from New York City; a material breach by NYMEX of the terms of Dr. Newsome’s agreement; or a demotion or significant diminution in his responsibilities.

If NYMEX elects not to renew the agreement at the end of the term, Dr. Newsome is entitled to a payment of $900,000 unless such non-renewal is for Cause. For a period of one year after employment has terminated, Dr. Newsome shall be precluded from engaging in any activities relative to the operation of a commodities exchange for trading and/or clearing in the energy and metals sector. In addition, Dr. Newsome is subject to customary confidentiality and non-solicitation provisions.

Jerome Bailey

Pursuant to an employment offer letter, in March 2006, NYMEX appointed Jerome Bailey as NYMEX’s Chief Operating Officer and Chief Financial Officer. Mr. Bailey is paid a base salary of $500,000 per year and a minimum annual bonus of $500,000 including calendar year 2006. In addition, in the event that NYMEX does not complete a private placement or an initial public offering of equity securities within one year of the commencement of his employment, Mr. Bailey will be entitled to terminate his employment with NYMEX and receive a one-time payment of $500,000. In the event that NYMEX awards stock options in connection with an initial public offering or private placement of NYMEX’s equity securities, Mr. Bailey will be entitled to receive a stock option grant, which shall be comparable to the provisions of options granted to NYMEX’s other officers and executives of comparable position.

Christopher Bowen

NYMEX entered into an employment agreement in March 2006 with Christopher Bowen, NYMEX’s General Counsel and Chief Administrative Officer.

This agreement is effective as of March 1, 2006, and provides for Mr. Bowen to earn a salary at a minimum rate of $500,000 per year through February 28, 2009, subject to automatic one-year renewal periods unless either party notifies the other party of non-renewal thirty days prior to expiration of the term. In addition to his annual salary, Mr. Bowen shall be paid an annual bonus in an amount to be determined by the board of directors, but in no event less than $250,000 per year (including calendar year 2006). In the event that NYMEX awards stock options in connection with an initial public offering or private placement of NYMEX’s equity securities, Mr. Bowen will be entitled to receive a stock option grant that is not materially different in amount than the stock option grants provided to NYMEX’s Chief Information Officer and to NYMEX’s Chief Operating Officer.

If Mr. Bowen is terminated without Cause or if he resigns for Good Reason, he will be entitled to: (A) his annual salary and other benefits accrued at the time, (B) a cash termination payment equal to 150% of the sum of his (x) annual salary and (y) the minimum annual bonus, all payable in prescribed installments over a one-year period, (C) health insurance benefits for up to 12 months after termination of employment and (D) vesting of all stock options, if any, held by him upon termination of his employment. NYMEX has initiated discussions with Mr. Bowen to amend these vesting provisions.

If Mr. Bowen is terminated for Cause, NYMEX shall have no obligations beyond those accrued prior to termination, and as required by applicable law. The term “Cause” includes Mr. Bowen’s conviction of a felony, or conviction of any other crime involving dishonesty or breach of trust; a violation involving dishonesty, breach of trust or bad faith of any statute, regulation or rule in the areas of commodities or securities regulation that results in sanctions against Mr. Bowen or us; deliberate misconduct, willful dereliction of duty, fraud, misappropriation or embezzlement; failure to devote substantially all of his business time and efforts to NYMEX; or the uncured material breach of the terms of his agreement. The term “Good Reason” is defined as relocation by more than 50 miles of Mr. Bowen’s principal place of employment or a material uncured breach by NYMEX. In addition, Mr. Bowen is subject to a non-compete restriction for a period of either six months (in the event of a for Cause termination) or one year (in the event of a voluntary, not for Cause or Good Reason termination) after employment has terminated, as the case may be, and to customary confidentiality and non-solicitation provisions.

Madeline Boyd

NYMEX has an employment agreement with Madeline Boyd, Senior Vice President-External Affairs. This agreement is effective as of January 8, 2004, and provides for Ms. Boyd to earn a salary of $225,000 per year through January 8, 2007. In addition to her annual salary, Ms. Boyd shall be eligible to receive an annual bonus in NYMEX’s sole discretion. If Ms. Boyd is terminated without Cause or if she resigns for Good Reason, she will be entitled to a payment of her salary, bonus and certain benefits (including continuation of health coverage) that would have been paid had a termination of her agreement not occurred, subject to a minimum of 100% of her annual salary plus any unpaid annual bonus granted prior to termination as well as certain other benefits pursuant to NYMEX’s employee benefits programs. If Ms. Boyd is terminated for Cause, NYMEX shall have no obligations beyond those accrued prior to termination, and as required by applicable law. The term “Cause” includes Ms. Boyd’s commission of a felony, or any other crime involving dishonesty, breach of trust or moral turpitude; a violation involving dishonesty, breach of trust or bad faith of any statute, regulation or rule in the areas of commodities or securities regulation; deliberate misconduct, willful dereliction of duty, fraud, misappropriation or embezzlement; failure to devote substantially all of her business time and efforts to NYMEX; or the uncured material breach of the terms of her agreement. The term “Good Reason” includes NYMEX’s relocation of its principal executive offices outside of the New York City metropolitan area; a material uncured breach by NYMEX of the terms of Ms. Boyd’s agreement, or a significant diminution in her responsibilities or other material adverse change in her position, duties or responsibilities.

If NYMEX elects not to renew the agreement at the end of the term, Ms. Boyd shall be entitled to a severance payment of 29 weeks’ salary plus certain health and retirement benefits, as well as certain other benefits pursuant to NYMEX’s employee benefits programs, unless such non-renewal is for Cause. In addition, Ms. Boyd is subject to a non-compete restriction for a period of either six months (in the event of a for Cause termination) or one year (in the event of a voluntary, not for Cause or Good Reason termination) after employment has terminated, as the case may be, and to customary confidentiality and non-solicitation provisions.

Samuel Gaer

NYMEX has an employment and compensation agreement with Samuel Gaer, NYMEX’s Chief Information Officer. This agreement is effective as of March 31, 2003 and was amended on March 31, 2006, and pursuant to which Mr. Gaer earns a salary of $500,000 per year through March 30, 2009, subject to automatic one-year renewal periods unless either party notifies the other party of non-renewal thirty days prior to the expiration of the term. In addition to his annual salary, Mr. Gaer shall have the opportunity to receive an annual bonus in an amount to be determined by the board of directors, but in no event less than $250,000 per year. In the event that NYMEX awards stock options in connection with an initial public offering or private placement of our equity securities, Mr. Gaer will be entitled to receive a stock option grant that is not materially different from the stock option grants provided to NYMEX’s Chief Operating Officer and Chief Administrative Officer.

If Mr. Gaer is terminated without Cause or if he resigns for Good Reason, he will be entitled to: (A) his annual salary and other benefits accrued at the time, (B) a cash termination payment equal to 150% of the sum of his (x) annual salary and (y) the minimum annual bonus, payable in prescribed installments over a one-year period, (C) health insurance benefits for up to 12 months after termination of employment and (D) vesting of all stock options, if any, held by him upon termination of his employment. NYMEX has initiated discussions with Mr. Gaer to amend these vesting provisions. If Mr. Gaer is terminated for Cause, NYMEX shall have no obligations beyond those accrued prior to termination, and as required by applicable law. The term “Cause” includes Mr. Gaer’s conviction of a felony, or conviction of any other crime involving dishonesty or breach of trust; a violation involving dishonesty, breach of trust or bad faith of any statute, regulation or rule in the areas of commodities or securities regulation that results in sanctions against Mr. Gaer or NYMEX; deliberate misconduct, willful dereliction of duty, fraud, misappropriation or embezzlement; failure to devote substantially all of his business time and efforts to NYMEX; or the uncured material breach of the terms of his agreement. The term “Good Reason” is defined as relocation by more than 50 miles of Mr. Gaer’s principal place of employment or a material uncured breach of the agreement by NYMEX. In addition, Mr. Gaer is subject to a non-compete restriction for a period of eighteen months after employment has terminated, as the case may be, and to customary confidentiality and non-solicitation provisions.

Sean Keating

NYMEX has an employment agreement with Sean Keating, one of NYMEX’s executive officers. This agreement is effective as of May 3, 2004, and provides for Mr. Keating to earn a salary of $225,000 per year through May 3, 2007. In addition to his annual salary, Mr. Keating shall be eligible to receive an annual bonus in NYMEX sole discretion. If Mr. Keating is terminated without Cause or if he resigns for Good Reason, he will be entitled to a payment of his salary, bonus and certain benefits (including continuation of health coverage) that would have been paid had a termination of his agreement not occurred, up to a maximum of 100% of his annual salary plus any unpaid annual bonus granted prior to termination. If Mr. Keating is terminated for Cause, NYMEX shall have no obligations beyond those accrued prior to termination, and as required by applicable law. The term “Cause” includes Mr. Keating’s commission of a felony, or any other crime involving dishonesty, breach of trust or moral turpitude; a violation involving dishonesty, breach of trust or bad faith of any statute, regulation or rule in the areas of commodities or securities regulation; deliberate misconduct, willful dereliction of duty, fraud, misappropriation or embezzlement; failure to devote substantially all of his business time and efforts to NYMEX; or the uncured material breach of the terms of his agreement. The term “Good Reason” includes NYMEX’s relocation of its principal executive offices outside of the New York City metropolitan area or a material breach of the terms of Mr. Keating’s agreement by NYMEX.

If NYMEX elects not to renew the agreement at the end of the term, Mr. Keating shall be entitled to a severance payment equal to 50% of his annual salary, unless such non-renewal is for Cause. In addition, Mr. Keating is subject to a non-compete restriction for a period of either six months (in the event of a for Cause termination) or one year (in the event of a voluntary, not for Cause or Good Reason termination) after employment has terminated, as the case may be, and to customary confidentiality and non-solicitation provisions.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

In March 2002, the stockholders approved the creation of a Compensation Committee (the “Committee”). The Committee, consisting of the independent Public Directors of the board of directors, has the authority to determine the compensation of executive officers of NYMEX, to administer and review any compensation plans NYMEX may adopt, and to carry out such other functions as may be lawfully delegated to it by the board of directors. The Committee acts on behalf of the board of directors on all matters concerning executive compensation, which includes formulation of compensation policies, determining compensation and issuing a yearly report by the Committee with respect to compensation matters as required by federal securities laws.

The board of directors adopted an Incentive Compensation Plan (the “Incentive Plan”) and the stockholders approved the Incentive Plan at their Annual Meeting in 2002, with the intent of avoiding the possibility that the deductibility for Federal income tax purposes of bonus compensation with regard to the year ending December 31, 2002 or future years will be limited by Section 162(m) of the Internal Revenue Code (which under certain circumstances causes compensation to an employee in a year in excess of $1 million not to be deductible to the employer). Nothing precludes the Committee from making any awards that are outside the scope of the Incentive Plan. Moreover, to maintain flexibility, the Committee has not adopted a policy that all compensation must be deductible.

Under the Incentive Plan, the Committee may award cash bonuses to executive officers of NYMEX. Awards of incentive compensation are based upon a percentage of NYMEX’s consolidated earnings before interest, taxes, depreciation and amortization, before giving effect to losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, liquidity incentive programs or other forms of trading rebates and any unusual nonrecurring gain or loss (“EBITDA”). Under the Incentive Plan, none of the Chairman, the Vice Chairman or the President may receive a bonus award for any fiscal year that exceeds 3.0% of NYMEX’s consolidated EBITDA for that fiscal year. In addition, under the Incentive Plan, no other executive officer may be awarded a bonus for any fiscal year that exceeds 1.5% of NYMEX’s consolidated EBITDA for that fiscal year. Notwithstanding these provisions of the Incentive Plan, the board of directors has imposed additional limits beginning in 2006 on the amount of bonus awards that may be granted under the Incentive Plan as follows: No annual cash bonus awards shall be made (i) in excess of $2,000,000 to the Chairman or to the President and Chief Executive Officer or (ii) in excess of $1,000,000 to any executive officer of NYMEX at the level of Senior Vice President or above (not including the Chairman or the President and Chief Executive Officer). Bonuses may be payable in single lump sums, or may be payable over periods of years, and may (but will not be required to) be made forfeitable to the extent recipients do not continue to be employed by NYMEX or its subsidiaries throughout the period during which they are payable.

During 2005, the Committee conducted twelve meetings on executive compensation. The current form of executive compensation is annual total cash compensation. Annual total cash compensation includes annual base salary and annual bonus awards. Senior management endeavors to have base salary reflect the market value of an individual’s level of responsibilities, competencies and contributions. The Committee strives to ensure that annual bonuses reflect the performance of NYMEX, as well as individual performance.

On July 9, 2003, the board of directors adopted a Compensation Committee Charter which delineates the duties and responsibilities of the Committee regarding executive compensation and other matters.

The Chairman’s base salary of $600,000 represents the annual stipend to which the Chairman of NYMEX is entitled. This salary amount was put into place in 2000 and the Committee did not modify this amount. The Committee determined the amount of the bonus the Chairman, Vice Chairman and President were awarded based upon the Committee’s evaluation of NYMEX’s performance for the fiscal year 2005. In 2005, the Compensation Committee consisted of: Robert Steele (Chairman), Melvyn Falis, E. Bulkeley Griswold, Harley Lippman and Howard Gabler.

Submitted by the Compensation Committee:

Robert Steele (Chairman)

Melvyn Falis

Dennis Suskind

William Ford

STOCKHOLDER PROPOSALS

Proposals of stockholders to be considered for inclusion in the proxy statement and proxy card for the 2007 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Office of the Corporate Secretary at our principal offices at One North End Avenue, New York, New York 10282-1101 no later than December 31, 2006. The submission of a stockholder proposal in accordance with Rule 14a-8 does not guarantee that it will be included in NYMEX’s proxy statement for such annual meeting.

If NYMEX consummates an initial public offering before the next annual meeting of stockholders, then the New Bylaws will be implemented and will apply to such meeting. The New Bylaws include advance notice provisions that require stockholders desiring to bring nominations for directors or other business before an annual meeting of stockholders to do so in accordance with the terms of the advance notice provisions regardless of whether the stockholder seeks to include such matters in the proxy statement pursuant to Rule 14a-8. These advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary of NYMEX regarding such nominations or other business and otherwise satisfy the requirements set forth in the New Bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the 2007 annual meeting of stockholders other than pursuant to Rule 14a-8 must provide written notice of the nominations or other business they wish to propose to the Secretary no earlier than January 1, 2007, and no later than January 31, 2007. The New Bylaws are attached hereto as Annex C. You can obtain a copy of NYMEX’s existing bylaws by writing the Office of the Corporate Secretary at the address above, and NYMEX’s existing bylaws are also available on NYMEX’s Internet site at www.nymex.com (click on “Shareholder Relations,” “Corporate Governance” and then “NYMEX Holdings, Inc. Bylaws”).

OTHER MATTERS

Our management knows of no matters, other than the foregoing, that will be presented for action at the special meeting.

A representative of KPMG LLP is not expected to be available at the special meeting to respond to questions.

WHERE YOU CAN FIND MORE INFORMATION

References in this Proxy Statement to any of our documents are not necessarily complete, and you should refer to the annexes attached to this Proxy Statement for copies of the actual document. This Proxy Statement and the annexes attached hereto are available on NYMEX’s Internet site at www.nymex.com (click on “Shareholder Relations,” then “SEC Filings”). In addition, you may read and copy the Proxy Statement, the related annexes and other information that NYMEX Holdings, Inc. has filed or will file with the SEC at the SEC’s public reference room located at 100 F Street N.E., Room 1580, Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. That site is www.sec.gov. You may also obtain this information without charge, by request to the Office of the Corporate Secretary located at NYMEX Holdings, Inc., One North End Avenue, Suite 1548, New York, New York 10282-1101, Attention: Donna Talamo. A copy of such information will be provided upon request by first class mail or other equally prompt means within one (1) business day of receipt of such request or other equally prompt means plus one (1) business day of receipt of such request.

By Order of the Board of Directors of

NYMEX Holdings, Inc.

CHRISTOPHER K. BOWEN

Secretary

Dated: September 21, 2006

Annex A

NYMEX HOLDINGS, INC.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The following shows the changes which will be made to the existing certificate of incorporation of NYMEX Holdings, Inc. in conjunction with the consummation of an initial public offering. Additions to the text are shown with an underline and deletions are marked with a strike-through.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NYMEX HOLDINGS, INC.

NYMEX Holdings, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

1. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of Delaware.

2. (a) Upon the filing of this Amended and Restated Certificate of Incorporation of the Corporation (the “Effective Time”), each and every share of Series A Cumulative Redeemable Convertible Preferred Stock (“Series A Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into such number of fully paid and nonassessable shares of Common Stock (as defined below) calculated in accordance with Article FOURTH, Section (b), 7(b)(i) of the Corporation's certificate of incorporation in effect immediately prior to the Effective Time.

(b) Immediately upon conversion as provided in paragraph 2(a) above, each holder of shares of Series A Preferred Stock shall be deemed to be the holder of record of the shares of Common Stock issuable upon conversion of such holder's shares of Series A Preferred Stock, notwithstanding that the share register of the Corporation shall then be closed or that certificate(s) representing such shares of Common Stock shall not then actually be delivered to such Person (as defined below). Upon written notice from the Corporation, each holder of shares of Series A Preferred Stock so converted shall promptly surrender to the Corporation at its principal place of business to be maintained by it (or at such other office or agency of the Corporation as the Corporation may designate by such notice to the holders of shares of Series A Preferred Stock) certificate(s) representing the shares of Series A Preferred Stock so converted.

(c) Immediately upon conversion as provided in paragraph 2(a) above, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote, shall terminate, except for the rights of holders thereof to (i) receive certificate(s) for the number of shares of Common Stock into which such shares of Series A Preferred Stock have been converted and (ii) exercise the rights and benefit from the privileges to which they are entitled as holders of shares of Common Stock.

3. The certificate of incorporation of the Corporation, originally filed on February 10, 2000, is hereby amended and restated in its entirety as follows:

FIRST: The name of the Corporation is NYMEX Holdings, Inc~~. (the "Corporation")~~.

SECOND: The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of the registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH:

~~(a)~~ The total number of shares of stock that the Corporation shall initially have authority to issue ~~is 89,760,000, of which the Corporation shall have authority to issue (i) 81,600,000~~shall be 168,940,000 shares of common stock, each having a par value of $~~0.01 (the “Common Stock”), which includes (x) 24,480,000 shares of Series A-1 Common Stock (the “Series A-1 Common Stock”), (y) 24,480,000 shares of Series A-2 Common Stock (the “Series A-2 Common Stock”) and (z) 24,480,000 shares of Series A-3 Common Stock (the “Series A-3 Common Stock”) and (ii) 8,160,000 shares of preferred stock, each having a par value of $0.01 (the “Preferred Stock”), all of which shall be designated as Series A Preferred Stock (as defined in Article FOURTH~~0.01, and shall include (a) 24,480,000 shares of Series A-1 Common Stock (the “Series A-1 Common Stock”), (b) 24,480,000 shares of Series A-2 Common Stock (the “Series A-2 Common Stock”), (c) 24,480,000 shares of Series A-3 Common Stock (the “Series A-3 Common Stock”), (d) 22,060,000 shares of common stock and (e) 73,440,000 shares of common stock which may only be issued upon conversion of the shares of Series A-1 Common Stock, Series A-2 Common Stock and Series A-3 Common Stock in accordance with Article FIFTH, Section (~~b)(1)~~c). The Series A-1 Common Stock, the Series A-2 Common Stock and the Series A-3 Common Stock ~~shall be~~are collectively referred to herein as shares of “Pre-IPO Common Stock” and the other shares of ~~Common Stock shall be~~common stock are referred to ~~as the “Conversion~~ herein as shares of “Common Stock.” All shares of Pre-IPO Common Stock that automatically convert into shares of ~~Conversion~~ Common Stock pursuant to Article FIFTH, Section (~~b) or Section (d~~c), shall be retired and shall not ~~be reissued as shares of any series of Pre-IPO Common Stock, but shall instead resume the status of and become authorized and unissued shares of Conversion Common Stock.~~ assume the status of authorized shares or be available for reissuance. Upon the conversion and retirement of all of the shares of Pre-IPO Common Stock and the filing of the certificate contemplated by Section 243 of the DGCL, the total number of authorized shares shall be 95,500,000.

~~(b) Series A Preferred Stock~~

~~1. Designation and Number of Shares. There shall be hereby created and established a series of Preferred Stock designated as “Series A Cumulative Redeemable Convertible Preferred Stock” (the “Series A Preferred Stock”). The authorized number of shares of Series A Preferred Stock shall be 8,160,000. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 10 below.~~

~~2. Rank. The Series A Preferred Stock shall, with respect to (i) the Liquidation Payment in the event of a Liquidation, (ii) the Sale Payment in the event of a Sale Transaction, (iii) the Redemption Payment in the event of an optional redemption pursuant to Section 5 hereof, (iv) dividends (other than the Special Distribution or Common Stock dividends permitted by Section 3(c)) and (v) all other rights and preferences rank senior to (x) all classes of common stock of the Corporation (including, without limitation, the Common Stock) and (y) each other class or series of Capital Stock of the Corporation hereafter created that does not expressly rank pari passu with or senior to the Series A Preferred Stock (clauses (x) and (y), together, the “Junior Stock”).~~

~~3. Dividends.~~

~~(a) Dividend Rate. Each of the holders of shares of Series A Preferred Stock shall receive dividends at an annual rate equal to 5.5% of the Accreted Value, calculated on the basis of a 360-day year, consisting of twelve 30-day months, which shall accrue on a daily basis from the Original Issue Date, whether or not declared and whether or not funds are legally available therefor (all such dividends, the “Base Dividends”). Subject to Section 3(b) hereof, accrued and unpaid Base Dividends shall not be paid in cash but instead shall compound and be added to the Accreted Value in effect immediately prior to the Compounding Date, on a quarterly basis on March 31st, June 30th, September 30th and December 31st of each year (each such date, a “Compounding Date”).~~

~~(b) Dividend Payment.~~

~~(i) If the Corporation has not consummated its Initial Public Offering on or prior to the Target Date, the aggregate amount of all unpaid Base Dividends that have accrued and been added to the Accreted Value of the shares of Series A Preferred Stock pursuant to Section 3(a) as of, through and including the Target Date (the “Base Dividend Payment”) shall be paid by the Corporation to the holders of Series A Preferred Stock no later than September 30, 2008. The Base Dividend Payment shall be paid by the Corporation, either at the option of the Corporation in its sole discretion, in cash, or by adding the amount of the Base Dividend Payment to the Adjusted Liquidation Price (the “Stock Election”). If the Corporation pays the Base Dividend Payment in full in cash to the holders of Series A Preferred Stock, the Accreted Value of each share of Series A Preferred Stock as of the Target Date shall be reduced by the amount of the Base Dividend Payment.~~

~~(ii) If the Corporation has not consummated its Initial Public Offering on or prior to the Target Date, then in addition to Section 3(b)(i) above, on each Compounding Date from and after the Target Date, the Corporation shall pay in cash to each of the holders of shares of Series A Preferred Stock an amount equal to the product of the number of shares of Series A Preferred Stock held thereby, multiplied by all accrued and unpaid Base Dividends that have accrued since the then-most recent Compounding Date (including in the case of September 30, 2008, all accrued and unpaid Base Dividends that have accrued since the Target Date) with respect to the Accreted Value of one share of Series A Preferred Stock. Dividends paid in cash pursuant to this Section 3(b)(ii) shall not be added to the Accreted Value.~~

~~(iii) If the Corporation consummates its Initial Public Offering on or prior to the Target Date, then no Base Dividends shall be payable or paid with respect to the shares of Series A Preferred Stock pursuant to Section 3(a), and the Accreted Value of each share of Series A Preferred Stock shall be reduced by the amount of the accrued and unpaid Base Dividends.~~

~~(c) Common Stock Dividends. Except for the Special Distribution, if the Corporation declares and pays any dividends on the Common Stock, then, in that event, holders of shares of Series A Preferred Stock shall be entitled to share in such dividends on a pro rata basis, as if their shares have been converted into shares of Common Stock pursuant to Section 7(a) below immediately prior to the record date for determining the stockholders of the Corporation eligible to receive such dividends.~~

~~4. Liquidation and Sale Transaction.~~

~~(a) Liquidation. Upon the occurrence of a Liquidation, each of the holders of shares of Series A Preferred Stock shall be paid in cash for each share of Series A Preferred Stock held thereby, out of, but only to the extent of, the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution is made to any Junior Stock, an amount equal to the greater of (i) if such Liquidation occurs (1) on or prior to the Target Date, the Liquidation Price or (2) after the Target Date, the Adjusted Liquidation Price or (ii) the aggregate amount payable in such Liquidation with respect to the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible immediately prior to such Liquidation (the greater of clause (i) or clause (ii), the “Liquidation Payment”). If the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock shall be insufficient to permit payment in full to such holders of the Liquidation Payment due on each share of Series A Preferred Stock, then all of the assets available for distribution to holders of shares of Series A Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.~~

~~(b) Sale Transaction. Upon the consummation of a Sale Transaction, each of the holders of shares of Series A Preferred Stock shall be paid for each share of Series A Preferred Stock held thereby, before any payment or distribution is made to any Junior Stock, an amount equal to the greater of (i) if such Sale Transaction occurs (1) on or prior to the Target Date, the Liquidation Price or (2) after the Target Date, the Adjusted Liquidation Price or (ii) the aggregate amount of consideration payable in such Sale Transaction with respect to the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible immediately prior to~~

~~the consummation of such Sale Transaction (the greater of clause (i) or clause (ii), the “Sale Payment”). If the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock shall be insufficient to permit payment in full to such holders of the Sale Payment due on each share of Series A Preferred Stock, then all of the assets available for distribution to holders of shares of Series A Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full. The Sale Payment due on each share of Series A Preferred Stock shall be paid in the form of consideration paid in such Sale Transaction on the closing date of such Sale Transaction.~~

~~(c) No Additional Payment. After the holders of all shares of Series A Preferred Stock shall have been paid in full the amounts to which they are entitled in Section 4(a) or Section 4(b), as the case may be, the holders of shares of Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation and the remaining assets of the Corporation shall be distributed to the holders of Junior Stock.~~

~~(d) Sale Consideration. Any securities of the surviving Person or the parent of the surviving or acquiring Person to be delivered to the holders of shares of Series A Preferred Stock in a Sale Transaction shall be valued as follows:~~

~~(i) With respect to securities that do not constitute “restricted securities,” as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, the value shall be deemed to be the Current Market Price of such securities as of three (3) days prior to the date of distribution.~~

~~(ii) With respect to securities that constitute “restricted securities,” as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, and that are of the same class or series as securities that are publicly traded, the value shall be adjusted to make an appropriate discount from the value as set forth above in clause (i) to reflect the appropriate fair market value thereof, as mutually determined by the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock, or if there is no active public market with respect to such class or series of securities, such securities shall be valued in accordance with clause (i) above, giving appropriate weight, if any, to such restriction as mutually determined by the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock, or if the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock shall fail to agree, at the Corporation’s expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the holders of a majority of the shares of Series A Preferred Stock.~~

~~(e) Notice. Written notice of a Liquidation or a Sale Transaction stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of shares of Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.~~

~~5. Optional Redemption.~~

~~(a) Optional Redemption. If on or prior to March 14, 2011 the Corporation has not consummated its Initial Public Offering or a Sale Transaction, then from and after such date, the holders of the majority of the shares of Series A Preferred Stock shall have the right, at their sole option and election, at any time, to cause the Corporation to redeem all of the shares of Series A Preferred Stock, in whole but not in part (the “Redeemed Shares”), on not less than twenty (20) days’ notice of the date selected for such redemption (such date, the “Optional Redemption Date”) at a price per share equal to the Adjusted Liquidation Price. The total sum payable per share of Series A Preferred Stock redeemed on the Optional Redemption Date is referred to as the “Redemption Price,” and the aggregate payment to be made for all of the Redeemed Shares is referred to as the “Redemption Payment.”~~

~~(b) Redemption Payment. The Redemption Payment shall be paid by a promissory note which shall be due in thirteen (13) quarterly installments, beginning on the Optional Redemption Date and continuing for each of the~~

~~twelve (12) consecutive three-month anniversaries of the Optional Redemption Date (each such payment, a “Redemption Installment Payment” and the date of each such Redemption Installment Payment, a “Redemption Installment Payment Date”). Interest on the principal amount of the note shall accrue daily from the Optional Redemption Date on the unpaid amount of the Redemption Payment at an annual rate equal to 5.0% of the then-unpaid amount of the Redemption Payment, calculated on the basis of a 360-day year, consisting of twelve 30-day months. The amount of each Redemption Installment Payment shall equal the sum of one-thirteenth of the amount of the Redemption Payment, plus all accrued and unpaid interest on the unpaid portion of the Redemption Payment to and including such Redemption Installment Payment Date. Each Redemption Installment Payment shall be made by wire transfer of immediately available funds to accounts designated in writing by the holders of shares of Series A Preferred Stock or their designee(s). Upon delivery by the Corporation of the promissory note evidencing the Redemption Payment, containing the terms and provisions of this Section 5(b) and otherwise reasonably satisfactory to the holders of a majority of the Series A Preferred Stock, each holder of shares of Series A Preferred Stock so redeemed shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its shares of Series A Preferred Stock, certificate(s) representing all of the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer. The Corporation may at any time, at its sole option and election and without penalty, prepay the promissory note evidencing the Redemption Payment, in whole or in part, plus all accrued and unpaid interest on the Redemption Payment to the date of such prepayment(s). Any partial prepayment of the promissory note evidencing the Redemption Payment shall reduce, dollar-for-dollar, by the portion of such prepayment applied toward the Redemption Payment, first, the accrued and unpaid interest of such note and, second, the outstanding principal amount of the promissory note evidencing the Redemption Payment; provided that, if the amount of any such voluntary prepayment(s) during any of the foregoing interim periods exceeds the portion of the promissory note evidencing the Redemption Payment due and payable on the next Redemption Installment Payment Date, the excess shall be applied as a reduction of the portion of the Redemption Payment due on the next succeeding Redemption Installment Payment Date.~~

~~(c) Termination of Rights. Upon delivery by the Corporation of the promissory note evidencing the Redemption Payment, containing the terms and provisions set forth in Section 5(b) and otherwise reasonably satisfactory to the holders of a majority of the Series A Preferred Stock, then all rights of any holder of such shares of Series A Preferred Stock shall cease and terminate and such shares of Preferred Stock shall no longer be deemed to be outstanding, whether or not the certificate(s) representing such shares have been received by the Corporation.~~

~~6. Voting Rights; Election of Director.~~

~~(a) General. In addition to the voting rights to which the holders of Series A Preferred Stock are entitled under or granted by Delaware law, the holders of Series A Preferred Stock shall be entitled to vote, in person or by proxy, at a special or annual meeting of stockholders or in any written consent in lieu of meeting, on all matters entitled to be voted on by holders of shares of Common Stock voting together as a single class with the Common Stock (and with other shares entitled to vote thereon, if any), in each case, irrespective of the provisions of Section 242(b)(2) of the DGCL. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast that number of votes as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series A Preferred Stock into shares of Conversion Common Stock pursuant to Section 7(a) below on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.~~

~~(b) Directors. At any time prior to the Initial Public Offering, so long as General Atlantic Partners 82, L.P. (“GAP LP”), GAP Coinvestments III, LLC (“GAP Coinvestments III”), GAP Coinvestments IV, LLC (“GAP Coinvestments IV”), GAP Coinvestments CDA, L.P. (“GAP Coinvestments CDA”), GapStar, LLC (“GapStar”), GAPCO GmbH & Co. KG (“GmbH Coinvestment”) and any Affiliates thereof (collectively, the “General Atlantic Parties”) in the aggregate own at least 80% of the number of shares of Series A Preferred Stock initially acquired by them, in the aggregate, on the Original Issue Date (including for purposes of this calculation the~~

~~shares of Conversion Common Stock issued or issuable upon conversion of such shares of Series A Preferred Stock and as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event) then the General Atlantic Parties, voting together as a separate class, shall be entitled to designate and elect one director of the Corporation who shall be a Managing Director of General Atlantic (such director, the “General Atlantic Director”) and designate one nonvoting observer to the Board of Directors; provided that, any such nonvoting observer shall sign an appropriate and customary confidentiality agreement and shall be reasonably acceptable to the Corporation; and provided, further, that the Corporation reserves the right to withhold any information and to exclude the observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Corporation and its counsel.~~

~~(c) Elections. At any meeting held for the purpose of electing directors at a time when the General Atlantic Parties are entitled to vote as a separate class for the election of the General Atlantic Director or designation of an observer pursuant to Section 6(b), (i) the presence in person or by proxy of the holders of a majority of the shares held by the General Atlantic Parties then outstanding shall constitute a quorum of the General Atlantic Parties for the election of the General Atlantic Director or designation of such observer, (ii) the General Atlantic Parties shall be entitled to cast one vote per share of Series A Preferred Stock in any such election and (iii) each of the General Atlantic Director and such observer shall be elected by the affirmative vote of the holders of a majority of the outstanding shares held by the General Atlantic Parties. A vacancy in the General Atlantic directorship or in the observership filled by the General Atlantic Parties voting as a separate class pursuant to Section 6(b) shall be filled only by vote or written consent of the General Atlantic Parties. Neither the director nor the observer elected pursuant to Section 6(b) may be removed without the consent of the holders of a majority of the shares held by the General Atlantic Parties.~~

~~(d) Major Actions. Notwithstanding anything to the contrary set forth in this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation (the "Bylaws of the Corporation") or otherwise at any time prior to the Initial Public Offering and so long as the General Atlantic Parties and/or any Affiliate thereof in the aggregate own at least 80% of the number of shares of Series A Preferred Stock initially acquired by them, in the aggregate, on the Original Issue Date (including for purposes of this calculation the shares of Conversion Common Stock issued or issuable upon conversion of such shares of Series A Preferred Stock and as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event), neither the Corporation, the Board of Directors nor the stockholders of the Corporation shall approve, consent to or ratify any of the following actions and the Corporation shall cause the Subsidiaries not to approve, consent to or ratify any of the following actions (“Major Actions”), whether in a single transaction or a series of related transactions, without the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class:~~

~~(i) the creation or issuance of or agreement to create or issue any shares of Preferred Stock other than the shares of Series A Preferred Stock issued on the Original Issue Date;~~

~~(ii) any amendment, modification or restatement of (x) the terms of the Series A Preferred Stock (whether by merger, consolidation, business combination or otherwise), (y) this Amended and Restated Certificate of Incorporation or (z) the certificates of incorporation or bylaws of the Exchanges, in the case of clauses (y) or (z), so as to adversely affect the rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock (whether by merger, consolidation, business combination or otherwise); provided that, the conversion or exchange of the Series A Preferred Stock into preferred stock of the surviving, successor or resulting company or the parent thereto, having the same terms as the Series A Preferred Stock shall be deemed not to be an amendment, modification or restatement;~~

~~(iii) any Sale Transaction unless (x) the aggregate proceeds to be paid to the holders of shares of Series A Preferred Stock are comprised entirely of cash or Capital Stock of any Person so long as such Capital Stock is listed and freely tradable without restriction to the recipients thereof on the New York Stock Exchange or The NASDAQ Stock Market and (y) such aggregate proceeds are greater than the product of (1) 1.7, multiplied by (2) the Purchase Price, multiplied by (3) the number of shares of Series A Preferred~~

~~Stock issued on the Original Issue Date; provided that, the calculation contemplated by clause (y) above shall be made on the date the Board of Directors votes to approve the definitive agreement governing such Sale Transaction; provided further that, the value of any such Person’s Capital Stock to be received as proceeds of such Sale Transaction shall be the Current Market Price of such Capital Stock as of the date of such calculation;~~

~~(iv) the issuance of any shares of Capital Stock of the Corporation or any Subsidiary or Common Stock Equivalents ranking senior to or pari passu with the Series A Preferred Stock;~~

~~(v) the redemption of any shares of Capital Stock of the Corporation or any Subsidiary or Common Stock Equivalents (other than (A) shares of Capital Stock from employees of the Corporation or any Subsidiary upon termination of employment in accordance with contractual arrangements approved by the Board of Directors and (B) shares of Series A Preferred Stock redeemed in accordance with the terms of Section 5 hereof);~~

~~(vi) the Corporation’s or any Subsidiary’s creation, incurrence, issuance, assumption or guarantee of or becoming liable for (each, an “Incurrence”) of any Indebtedness if the Corporation’s ratio of consolidated Indebtedness to EBITDA would exceed 2:1 on a pro forma basis, calculated in accordance with GAAP, as a result of such Incurrence;~~

~~(vii) any change in the size of the Board of Directors (other than the reduction of the Board of Directors to fifteen (15) members pursuant to the second sentence of Article SIXTH, Section (a)) or any creation or change in the size of any committee of the Board of Directors;~~

~~(viii) prior to the AGM (as defined in Article SIXTH, Section (a) of this Amended and Restated Certificate of Incorporation), any amendment, waiver or deletion of Article SIXTH, Section (a) of this Amended and Restated Certificate of Incorporation, Article II, Section 2(x) of the Bylaws of the Corporation or of Section 201(x) of the bylaws of New York Mercantile Exchange, Inc., a Delaware corporation (the “Exchange”); and~~

~~(ix) any amendment to the foregoing list of Major Actions.~~

~~7. Conversion.~~

~~(a) Optional Conversion. Any holder of shares of Series A Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 7, any or all of such holder’s shares of Series A Preferred Stock into such number of fully paid and nonassessable shares of Conversion Common Stock as is equal to the product of (i) the number of shares of Series A Preferred Stock being so converted, multiplied by (ii) the quotient obtained by dividing (x) if the conversion occurs (1) on or before the Target Date, the Liquidation Price and (2) after the Target Date, the Adjusted Liquidation Price, by (y) $19.60784314 (such amount in clause (ii)(y), as adjusted as provided in Section 7(d) below at the relevant time, the “Conversion Price”). Such conversion right shall be exercised by the surrender of certificate(s) representing the shares of Series A Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of shares of Series A Preferred Stock), accompanied by written notice that the surrendering holder elects to convert such shares of Series A Preferred Stock and specifying the name or names (with address) in which certificate(s) for shares of Conversion Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by such holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(j) below. All certificate(s) representing shares of Series A Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and shall be canceled by it. As promptly as practicable after the surrender of any certificate(s) representing shares of Series A Preferred Stock, the Corporation shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Conversion Common Stock into~~

~~which such shares of Series A Preferred Stock are entitled to be converted and, to the extent funds are legally available therefor, an amount equal to all accrued and unpaid dividends, if any, payable with respect to such shares in accordance with Section 3(c) above; provided that in no event shall any holder of Series A Preferred Stock receive duplicative payment in respect of any dividend. At the time of the surrender of such certificate(s), the Person in whose name any certificate(s) for shares of Conversion Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Conversion Common Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificate(s) representing such Conversion Common Stock shall not then be actually delivered to such Person.~~

~~(b) Automatic Conversion.~~

~~(i) Upon the consummation of the Initial Public Offering, all of the shares of Series A Preferred Stock shall automatically convert into the number of fully paid and nonassessable shares of Conversion Common Stock equal to the product of (A) the number of shares of Series A Preferred Stock being converted, multiplied by (B) the quotient obtained by dividing (x) if the Initial Public Offering is consummated (1) on or before the Target Date, the Liquidation Price and (2) after the Target Date, the Adjusted Liquidation Price, by (y) the Conversion Price.~~

~~(ii) Immediately upon conversion as provided in Section 7(b)(i), each holder of shares of Series A Preferred Stock shall be deemed to be the holder of record of the shares of Conversion Common Stock issuable upon conversion of such holder’s shares of Series A Preferred Stock, notwithstanding that the share register of the Corporation shall then be closed or that certificate(s) representing such shares of Conversion Common Stock shall not then actually be delivered to such Person. Upon written notice from the Corporation, each holder of shares of Series A Preferred Stock so converted shall promptly surrender to the Corporation at its principal place of business to be maintained by it (or at such other office or agency of the Corporation as the Corporation may designate by such notice to the holders of shares of Series A Preferred Stock) certificate(s) representing the shares of Series A Preferred Stock so converted.~~

~~(c) Termination of Rights. On the date of an optional conversion pursuant to Section 7(a) or of an automatic conversion pursuant to Section 7(b)(i), all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (i) receive certificate(s) for the number of shares of Conversion Common Stock into which such shares of Series A Preferred Stock have been converted and (ii) exercise the rights and benefit from the privileges to which they are entitled as holders of shares of Conversion Common Stock.~~

~~(d) Antidilution Adjustments. The Conversion Price, and the number and type of securities to be received upon conversion of shares of Series A Preferred Stock, shall be subject to adjustment as follows:~~

~~(i) Dividend, Subdivision, Combination or Reclassification of Common Stock. In the event that the Corporation shall at any time or from time to time, prior to conversion of shares of Series A Preferred Stock (w) pay a dividend (other than the Special Distribution, or a Common Stock dividend for which payment was made pursuant to Section 3(c)) or make a distribution on the outstanding shares of Common Stock payable in shares of Capital Stock of the Corporation, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section 7(d)), then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Conversion Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(d)(i) shall become effective retroactively (x) in the case of~~

~~any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.~~

~~(ii) Issuance of Common Stock or Common Stock Equivalent below Conversion Price.~~

~~(1) If the Corporation shall at any time or from time to time prior to conversion of shares of Series A Preferred Stock, issue or sell any shares of Common Stock or Common Stock Equivalents at a price per share of Common Stock that is less than the Conversion Price then in effect as of the record date or Issue Date (as defined below), as the case may be (the “Relevant Date”) (treating the price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to the quotient obtained by dividing (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent, by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than (A) issuances or sales for which an adjustment is made pursuant to another clause of this Section 7(d) and (B) issuances in connection with an Excluded Transaction, then, and in each such case, the Conversion Price in effect on the day immediately prior to the Relevant Date shall be adjusted by multiplying the Conversion Price in effect on the day immediately prior to the Relevant Date, by a fraction (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date on a fully-diluted basis immediately prior to such issuance, plus the number of additional shares of Common Stock that the aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Conversion Price in effect on the day immediately prior to the Relevant Date (or, in the case of Common Stock Equivalents, the number of shares of Common Stock that the aggregate consideration received by the Corporation upon the issuance of such Common Stock Equivalents and receivable by the Corporation upon the conversion, exchange or exercise of such Common Stock Equivalents would purchase at the Conversion Price in effect on the day immediately prior to the Relevant Date) and (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date a fully-diluted basis immediately prior to such issuance, plus the number of additional shares of Common Stock issued or to be issued (or, in the case of Common Stock Equivalents, the maximum number of shares of Common Stock into which such Common Stock Equivalents initially may convert, exchange or be exercised).~~

~~(2) Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively (x) in the case of an issuance to the stockholders of the Corporation, as such, to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such shares of Common Stock or Common Stock Equivalents and (y) in all other cases, on the date (the “Issue Date”) of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 7(d)(ii) shall only be made upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised.~~

~~(3) In case at any time any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any shares of Common Stock or Common Stock Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any Common Stock or Common Stock Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair market value of such consideration, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the~~

~~Corporation in connection therewith, as determined mutually by the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock or, if the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock shall fail to agree, at the Corporation’s expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the holders of a majority of the shares of Series A Preferred Stock.~~

~~(4) If any Common Stock Equivalents (or any portions thereof) that shall have given rise to an adjustment pursuant to this Section 7(d)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Common Stock Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) in order to (A) eliminate from the computation any additional shares of Common Stock corresponding to such Common Stock Equivalents as shall have expired or terminated, (B) treat the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Common Stock Equivalents as having been issued for the consideration actually received and receivable therefor and (C) treat any of such Common Stock Equivalents that remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.~~

~~(iii) Certain Distributions. In case the Corporation shall at any time or from time to time, prior to conversion of shares of Series A Preferred Stock, distribute to all holders of shares of the Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding (1) cash dividends in which holders of shares of Series A Preferred Stock participate, in the manner provided in Section 3, (2) dividends or distributions payable in shares of Capital Stock for which adjustment is made under another paragraph of this Section 7(d), (3) any distribution in connection with an Excluded Transaction and (4) the Special Distribution) or rights or warrants to subscribe for or purchase of any of the foregoing, then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one); provided, however, that no adjustment shall be made with respect to any distribution of rights or warrants to subscribe for or purchase securities of the Corporation if the holder of shares of Series A Preferred Stock would otherwise be entitled to receive such rights or warrants upon conversion at any time of shares of Series A Preferred Stock into Conversion Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.~~

~~(iv) Other Changes. In case the Corporation at any time or from time to time, prior to the conversion of shares of Series A Preferred Stock, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Sections 7(d)(i), 7(d)(ii) or 7(d)(iii) above or Section 7(g) below (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of shares of Series A Preferred Stock).~~

~~(v) No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under this Section 7(d) need be made to the Conversion Price if the Corporation receives written notice from holders of all of the outstanding shares of Series A Preferred Stock that no such adjustment is required.~~

~~(e) Abandonment. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Price shall be required by reason of the taking of such record.~~

~~(f) Certificate as to Adjustments. Upon any adjustment in the Conversion Price, the Corporation shall within a reasonable period (not to exceed ten (10) Business Days) following any of the foregoing transactions deliver to each registered holder of shares of Series A Preferred Stock a certificate, signed by (i) the Chief Executive Officer of the Corporation and (ii) the Chief Financial Officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.~~

~~(g) Reorganization, Reclassification. In case of any merger or consolidation of the Corporation (other than a Sale Transaction) or any capital reorganization, reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a pro rata stock dividend to all stockholders or subdivisions, split-up or combination of shares) (each, a “Transaction”), the Corporation shall execute and deliver to each holder of shares of Series A Preferred Stock at least ten (10) Business Days prior to effecting such Transaction a certificate, signed by (i) the Chief Executive Officer of the Corporation and (ii) the Chief Financial Officer of the Corporation, stating that the holder of each share of Series A Preferred Stock shall have the right to receive in such Transaction, in exchange for each share of Series A Preferred Stock, a security identical to (and not less favorable than) the Series A Preferred Stock, and provision shall be made therefor in the agreement, if any, relating to such Transaction, unless the Series A Preferred Stock shall remain outstanding without amendment (whether by merger, consolidation, business combination or otherwise). Any certificate delivered pursuant to this Section 7(g) shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this Section 7(g) and any equivalent thereof in any such certificate similarly shall apply to successive transactions.~~

~~(h) Notices. In case at any time or from time to time:~~

~~(w) the Corporation shall declare a dividend (or any other distribution) on its shares of Common Stock;~~

~~(x) the Corporation shall authorize the granting to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights or warrants;~~

~~(y) there shall be any Transaction; or~~

~~(z) there shall occur the Initial Public Offering or a Sale Transaction;~~

~~then the Corporation shall mail to each holder of shares of Series A Preferred Stock at such holder’s address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) Business Days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such Transaction, Initial Public Offering or Sale Transaction is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such Transaction, Initial Public Offering or Sale Transaction. Notwithstanding the foregoing, in the case of any event to which Section 7(g) above is applicable, the Corporation shall also deliver the certificate described in Section 7(g) above to each holder of shares of Series A Preferred Stock at least ten (10) Business Days prior to effecting such reorganization or reclassification as aforesaid.~~

~~(i) Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of shares of Series A Preferred Stock, such number of its authorized but unissued shares of Conversion Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action to increase the authorized number of shares of Conversion Common Stock if at any time there shall be insufficient authorized but unissued shares of Conversion Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.~~

~~(j) No Conversion Tax or Charge. The issuance or delivery of certificates for Conversion Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.~~

~~8. Certain Remedies. Any registered holder of shares of Series A Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Article Fourth, Section (b) of this Amended and Restated Certificate of Incorporation and to enforce specifically the terms and provisions of this Article Fourth, Section (b) of this Amended and Restated Certificate of Incorporation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.~~

~~9. Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.~~

~~10. Definitions. As used in this Article Fourth, Section (b) and elsewhere in this Amended and Restated Certificate of Incorporation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa):~~

~~“Accreted Value” means, as of any date, with respect to each share of Series A Preferred Stock, the Purchase Price (subject to adjustment for the events described in Section 7(d)(i)(w), Section 7(d)(i)(x) or Section 7(d)(i)(y) if such events occur with respect to the shares of Series A Preferred Stock), plus the amount of Base Dividends that have accrued, compounded and been added thereto to such date pursuant to Section 3(a) hereof, minus the Base Dividend Payment that is paid in cash with respect to the Series A Preferred Stock pursuant to Section 3(b)(i), if any.~~

~~“Adjusted Liquidation Price” means, as of the date of determination, with respect to each share of Series A Preferred Stock, the sum of (a) the Purchase Price (subject to adjustment for the events described in Section 7(d)(i)(w), Section 7(d)(i)(x) or Section 7(d)(i)(y) if such events occur with respect to the shares of Series A Preferred Stock), plus (b) if the Corporation has made the Stock Election, the Base Dividend Payment with respect to such share of Series A Preferred Stock, plus (c) all accrued and unpaid dividends that have accrued and not been paid in accordance with Section 3(b)(ii) with respect to such share of Series A Preferred Stock (including, without limitation, all accrued and unpaid dividends since the then most recent Compounding Date), plus (d) all declared and unpaid dividends (excluding Base Dividends) with respect to such share of Series A Preferred Stock.~~

~~“Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act.~~

~~“Base Dividend Payment” shall have the meaning ascribed to it in Section 3(b)(i) hereof.~~

~~“Base Dividends” shall have the meaning ascribed to it in Section 3(a) hereof.~~

~~“Board of Directors” means the Board of Directors of the Corporation.~~

~~“Business Day” means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.~~

~~“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of, such Person’s capital stock (including, without limitation, common stock and preferred stock) and any and all rights, warrants or options exchangeable for or convertible into such capital stock.~~

~~“Commission” means the United States Securities and Exchange Commission.~~

~~“Common Stock Equivalent” means any security or obligation that is by its terms, directly or indirectly, convertible, exchangeable or exercisable into or for shares of Common Stock, including, without limitation, the Series A Preferred Stock, and any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.~~

~~“Compounding Date” shall have the meaning ascribed to it in Section 3(a) hereof.~~

~~“Contingent Obligation” means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.~~

~~“Conversion Price” shall have the meaning ascribed to it in Section 7(a) hereof.~~

~~“Current Market Price” per share of Capital Stock of any Person means, as of the date of determination, (a) the average of the daily Market Price under clause (a), (b) or (c) of the definition thereof of such Capital Stock during the immediately preceding thirty (30) trading days ending on such date, and (b) if such Capital Stock is not then listed or admitted to trading on any national securities exchange or quoted in an over-the-counter market, then the Market Price under clause (d) of the definition thereof on such date.~~

~~“DGCL” means the General Corporation Law of the State of Delaware.~~

~~“Dubai” means, collectively, DME Holdings Limited, a limited company incorporated under the laws of Bermuda, and its sole Subsidiary the Dubai Mercantile Exchange (DME) Limited, a limited liability company formed under the laws of the Dubai International Financial Centre, United Arab Emirates.~~

~~“EBITDA” means, at any time of measurement, with respect to any Person, for the twelve (12) months ending on the last day of the most recent fiscal quarter for which such information is available, earnings before interest, taxes, depreciation and amortization of such Person in each case determined in accordance with GAAP consistent with the presentation and manner of calculation of such component in the Corporation’s consolidated statement of operations contained in its then most recently prepared consolidated financial statements.~~

~~“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.~~

~~“Exchanges” means, collectively, the Exchange and Commodity Exchange, Inc., a New York not-for-profit corporation.~~

~~“Excluded Transaction” means (i) a subdivision of the outstanding shares of Common Stock into a larger number of shares of, or a pro rata stock dividend to all stockholders of, Common Stock, (ii) shares of Common Stock offered pursuant to the Initial Public Offering, (iii) shares of Common Stock issued in consideration of an acquisition by the Corporation or any Subsidiary of another Person that has been approved by the Board of Directors in accordance with the terms of this Amended and Restated Certificate of Incorporation and the Bylaws of the Corporation, (iv) shares of Capital Stock of the Corporation issued in connection with any joint venture, partnership, strategic alliance or other similar arrangement where the primary purpose is not financing or where there is not a financing provided by a private equity firm, a venture capital firm, a hedge fund or similar pooled investment vehicle and (v) shares of Conversion Common Stock issuable upon conversion of the Series A Preferred Stock.~~

~~“GAAP” means United States generally accepted accounting principles in effect from time to time.~~

~~“GAP LP” shall have the meaning ascribed to it in Section 6(b) hereof.~~

~~“GAP Coinvestments III” shall have the meaning ascribed to it in Section 6(b) hereof.~~

~~“GAP Coinvestments IV” shall have the meaning ascribed to it in Section 6(b) hereof.~~

~~“GAP Coinvestments CDA” shall have the meaning ascribed to it in Section 6(b) hereof.~~

~~“GapStar” shall have the meaning ascribed to it in Section 6(b) hereof.~~

~~“General Atlantic” means General Atlantic LLC, a Delaware limited liability company and the general partner of GAP LP and GAP Coinvestments CDA and the sole member of GapStar, and any successor to such entity.~~

~~“General Atlantic Director” shall have the meaning ascribed to it in Section 6(b) hereof.~~

~~“General Atlantic Parties” shall have the meaning ascribed to it in Section 6(b) hereof.~~

~~“GmbH Coinvestment” shall have the meaning ascribed to it in Section 6(b) hereof.~~

~~“GmbH Management” means GAPCO Management GmbH, a German company with limited liability and the general partner of GmbH Coinvestment, and any successor to such entity.~~

~~“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof.~~

~~“Incurrence” shall have the meaning ascribed to it in Section 6(d)(vi) hereof.~~

~~“Indebtedness” means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured), (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (c) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),~~

~~(e) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (e)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (g) any Contingent Obligation of such Person.~~

~~“Initial Public Offering” means the first bona fide firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act, and in which the underwriting is lead managed by an internationally recognized investment banking firm and the shares of Common Stock are listed on the New York Stock Exchange, Inc., The Nasdaq Stock Market, Inc. or another internationally recognized stock exchange.~~

~~“Issue Date” shall have the meaning ascribed to it in Section 7(d)(ii) hereof.~~

~~“Junior Stock” shall have the meaning ascribed to it in Section 2 hereof.~~

~~“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, security interest of any kind or nature whatsoever (excluding preferred stock and equity related preferences).~~

~~“Liquidation” means the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Corporation. A Sale Transaction shall not be deemed to be a Liquidation.~~

~~“Liquidation Payment” shall have the meaning ascribed to it in Section 4(a) hereof.~~

~~“Liquidation Price” means, as of the date of determination, the sum of (x) the Purchase Price (subject to adjustment for the events described in Section 7(d)(i)(w), Section 7(d)(i)(x) or Section 7(d)(i)(y) if such events occur with respect to the shares of Series A Preferred Stock), plus (y) all declared and unpaid dividends, if any (excluding Base Dividends), with respect to one share of Series A Preferred Stock.~~

~~“London” means, collectively, NYMEX Europe Exchange Holdings Limited, a private limited company incorporated under the laws of England and Wales, and its sole Subsidiary NYMEX Europe Limited, a limited liability company incorporated under the laws of England and Wales.~~

~~“Major Actions” shall have the meaning ascribed to it in Section 6(d) hereof.~~

~~“Market Price” means, with respect to the Capital Stock of any Person, as of the date of determination, (a) if such Capital Stock is listed on a national securities exchange, the closing price per share of such Capital Stock on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which such Capital Stock is then listed or admitted to trading; or (b) if such Capital Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of such Capital Stock on such date; or (c) if there shall have been no trading on such date or if such Capital Stock is not designated as a national market system security by the National Association of Securities Dealers, Inc., the average of the reported closing bid and asked prices of such Capital Stock on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors.~~

~~“Optional Redemption Date” shall have the meaning ascribed to it in Section 5(a) hereof.~~

~~“Original Issue Date” means March 14, 2006.~~

~~“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.~~

~~“Preferred Stock” means (x) the Series A Preferred Stock and (y) each other class or series of preferred stock of the Corporation hereafter created.~~

~~“Purchase Price” means $19.60784314 per share of Series A Preferred Stock.~~

~~“Redeemed Shares” shall have the meaning ascribed to it in Section 5(a) hereof.~~

~~“Redemption Installment Payment” shall have the meaning ascribed to it in Section 5(b) hereof.~~

~~“Redemption Installment Payment Date” shall have the meaning ascribed to it in Section 5(b) hereof.~~

~~“Redemption Payment” shall have the meaning ascribed to it in Section 5(a) hereof.~~

~~“Redemption Price” shall have the meaning ascribed to it in Section 5(a) hereof.~~

~~“Relevant Date” shall have the meaning ascribed to it in Section 7(d)(ii) hereof.~~

~~“Sale Payment” shall have the meaning ascribed to it in Section 4(b) hereof.~~

~~“Sale Transaction” means, whether in a single transaction or a series of related transactions, (a) the merger, tender offer or other business combination of the Corporation into or with one or more Persons or of one or more Persons into or with the corporation or any stock sale followed by any such merger, tender offer or other business combination, in each case in which the stockholders of the Corporation immediately prior to such transaction do not retain at least a majority of the voting power of the surviving Person or the parent of the surviving or acquiring Person or (b) the voluntary sale, conveyance, exchange or transfer to another Person of all or substantially all of the assets of the Corporation.~~

~~“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.~~

~~“Series A Preferred Stock” shall have the meaning ascribed to it in Section 1 hereof.~~

~~“Special Distribution” means the special distribution to stockholders of record of the Corporation as of the close of business on the Business Day immediately prior to the Original Issue Date (which shall not include holders of the Series A Preferred Stock) of the aggregate Purchase Price from the sale of the Series A Preferred Stock plus the Contingent Amount (as defined in the Stock Purchase Agreement).~~

~~“Stock Election” shall have the meaning ascribed to it in Section 3(b)(i).~~

~~“Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated as of November 14, 2005 and as amended on February 10, 2006, by and among GAP LP, GapStar, GAPCO III, GAPCO IV, GmbH Coinvestment and the Corporation. On March 13, 2006, GAP Coinvestments CDA executed a letter agreement to formally become a party to the Stock Purchase Agreement as a “Purchaser” thereunder.~~

~~“Subsidiaries” means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in this Article Fourth, Section (b) of this Amended and Restated Certificate of Incorporation shall refer to a Subsidiary or Subsidiaries of the Company. For the avoidance of doubt, the Exchanges are Subsidiaries of the Company. With respect to London and Dubai, the limitation on Major Actions shall apply only to the extent that such items are within the Company’s reasonable control.~~

~~“Target Date” means June 30, 2008.~~

~~“Transaction” shall have the meaning ascribed to it in Section 7(g) hereof.~~

FIFTH:

(a) Subject to the other paragraphs ~~(b) and (c)~~ of this Article FIFTH, upon surrender to the Corporation or to any transfer agent of the Corporation of a certificate for shares of Common Stock ~~or Preferred Stock~~ duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation's books.

~~(b) Until the Initial Public Offering (as defined in Article FOURTH), the shares of Pre-IPO Common Stock shall be transferable only in accordance with procedures that the Corporation will establish and publish and are as set forth as Schedule 6.2 to the Investor Rights Agreement, dated as of March 14, 2006, by and among the Corporation and the General Atlantic Parties (the “Investor Rights Agreement”) to facilitate and govern the methods by which the sales of Pre-IPO Common Stock or Class A memberships in the Exchange (each, an “Exchange Membership”), either alone or together will occur to (x) an owner of one or more Exchange Memberships or (y) a holder of Pre-IPO Common Stock or Series A Preferred Stock; provided, that (i) a General Atlantic Party may only acquire such shares in accordance with the terms and conditions of the Investor Rights Agreement and (ii) if any shares of Pre-IPO Common Stock are transferred to any General Atlantic Party, such shares of Pre-IPO Common Stock shall automatically convert, without any action on the part of the transferor or the General Atlantic Party receiving such shares, into the same number of shares of Conversion Common Stock and shall be subject to the Investor Rights Agreement in accordance with and to the extent of the terms and conditions thereof. Accordingly, notwithstanding the provisions of paragraph (a) of this Article FIFTH, so long as this paragraph (b) remains in effect: (i) the shares of Pre-IPO Common Stock shall not be transferable, and shall not be transferred on the books of the Corporation, unless such transfer is made in compliance with this Article FIFTH; (ii) each certificate evidencing ownership of shares of Pre-IPO Common Stock shall bear a legend prominently noting that fact and the restrictions on transfer contained in this Article FIFTH; and (iii) any attempted or purported transfer of shares of Pre-IPO Common Stock in violation of the provisions of this Article FIFTH shall be null and void ab initio.~~

(b) ~~(c) In the event of the Initial Public Offering, each~~Each holder of shares of Pre-IPO Common Stock will not, during the applicable Restricted Period (as defined below), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Pre-IPO Common Stock or any securities convertible into or exercisable or exchangeable for Pre-IPO Common Stock (including without limitation, shares of Pre-IPO Common Stock of which such holder may be deemed to be ~~beneficially owned in accordance with the rules and regulations of the Securities and Exchange Commission~~a Beneficial Owner (as defined below) and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Pre-IPO Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Pre-IPO Common Stock, other securities, cash or otherwise. Notwithstanding the foregoing, if (1) during the last 17 days of the period beginning on the effective date of the registration statement relating to the Initial Public Offering (as defined below) and ending on the date that is 180 days after such effective date, the Corporation issues an earnings release or material news or a material event relating to the Corporation occurs; or (2) prior to the expiration of such 180-day period, the Corporation announces that it will release earnings results during the 16-day period beginning on the last day of such 180-day period, the restrictions imposed by this Article FIFTH, Section (~~c~~b) shall continue to apply with respect to shares of Pre-IPO Common Stock that were to convert into shares of ~~Conversion~~ Common Stock upon the expiration of such 180-day period until the expiration of an 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event. Each certificate evidencing ownership of shares of Pre-IPO Common Stock shall bear a legend prominently noting such restrictions on transfer contained in this Article FIFTH, Section (~~c~~b), and in furtherance of the foregoing, the Corporation and any duly appointed transfer agent for the registration or transfer of the shares of Pre-IPO Common Stock described herein are hereby authorized to decline to make any transfer of shares of Pre-IPO Common Stock if such transfer would constitute a violation or breach of this Article FIFTH, Section (~~c~~b).

(c) ~~(d)~~ The term “Restricted Period” means each of the periods commencing on the closing date of the Initial Public Offering and ending (x) with respect to the shares of Series A-1 Common Stock, 180 days thereafter, unless a later date is mandated by the second sentence of Article FIFTH, Section (~~c~~b), above, and in such case as of such later date, (y) with respect to the shares of Series A-2 Common Stock, 360 days thereafter, and (z) with respect to the shares of Series A-3 Common Stock, 540 days thereafter so that none of the shares of Pre-IPO Common Stock shall be subject to restrictions on transfer contained in this Article FIFTH as of such 540th day. Immediately following the expiration of the relevant Restricted Period, the applicable shares of Pre-IPO Common Stock shall automatically convert, without any action by the holder, into the same number of shares of ~~Conversion~~ Common Stock. The board of directors of the Corporation (the “Board of Directors”) shall have the authority, in its sole and absolute discretion, to reduce the duration of, or to remove, in whole or in part, any Restricted Period and, in connection therewith, cause the conversion of all or any portion of the outstanding shares of Pre-IPO Common Stock into the same number of shares of ~~Conversion~~ Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of shares of Pre-IPO Common Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Pre-IPO Common Stock.

(d) ~~(e)~~ Notwithstanding any other provision of this Article FIFTH, the following transfers of Pre-IPO Common Stock shall be permitted but shall not shorten the Restricted Period: (i) transfers of shares of Pre-IPO Common Stock (1) to the transferor's spouse ~~or child, (2~~, child, stepchild, grandchild or great-grandchild (each such person, an “Immediate Family Member”), (2)(x) to a trust established for the benefit of the transferor or an Immediate Family Member of the transferor~~’s spouse or child~~ or (y) from such a trust to the beneficiary and/or the grantor of such trust, (3) to the beneficial owner of an individual retirement account, provided that the transferor is such individual retirement account, (4) to the estate of a deceased stockholder and such transfer was pursuant to the deceased stockholder's will or the applicable laws of descent and distribution, (5) to the beneficiary of an estate referred to in clause (4) above, provided that the transferor is such estate and such beneficiary is ~~the spouse or child~~an Immediate Family Member of the deceased stockholder or a trust for the sole benefit of such ~~spouse or child~~Immediate Family Member, or (6) pursuant to a pledge as collateral or assignment for the benefit of ~~the~~ New York Mercantile Exchange, Inc. (the “Exchange”) and the clearing members of the Exchange as permitted or required under the certificate of incorporation, bylaws, rules or regulations of the Exchange in each case where the transferee receives the same series of Pre-IPO Common Stock as held by the transferor, (ii) transfers to satisfy claims of the Exchange as permitted or required under the certificate of incorporation, bylaws, rules or regulations of the Exchange or (iii) any redemption by the Corporation or other transfer (where the transferee receives the same series of Pre-IPO Common Stock as held by the transferor) that has been approved by the Board of Directors in its sole and absolute discretion.

(e) ~~(f)~~ (i) Except as otherwise provided in this Article FIFTH, Section (~~f~~e), no Person, either alone or together with any Related Persons (as defined below), shall be permitted at any time to ~~beneficially own~~be a Beneficial Owner of voting securities of the Corporation representing greater than 10% of the voting power of the Corporation (the “Ownership Limitation”); provided that notwithstanding the Ownership Limitation, the General Atlantic Parties (as defined below) may (i) subject to Section 6.1 of the Investor Rights Agreement (as defined below), acquire shares which would cause the General Atlantic Parties to ~~beneficially own~~be a Beneficial Owner of voting securities in excess of the Ownership Limitation and (ii) take the other actions specified in Section 6.1 of the Investor Rights Agreement; and provided further that if any Person who ~~beneficially owns~~ is a Beneficial Owner of shares in excess of the Ownership Limitation solely as a result of a reduction in the number of shares of voting stock outstanding due to the repurchase of shares of voting stock by the Corporation, such Person shall not be deemed in violation of this Article FIFTH, Section (~~f~~e), unless and until such Person, after becoming aware that such Person ~~beneficially owns~~is a Beneficial Owner of shares in excess of the Ownership Limitation, acquires any additional shares of voting stock.

(ii) If any Person, either alone or together with any Related Persons, at any time becomes a Beneficial Owner of voting securities of the Corporation in excess of the Ownership Limitation in violation of this Article FIFTH, Section (e), such Person and its Related Persons shall be obligated to sell promptly, and the Corporation shall be obligated to purchase promptly, at a price equal to the par value of such shares of stock, that number of shares of stock of the Corporation necessary so that such Person, together with its Related Persons, shall beneficially own shares of stock of the Corporation representing no more than the Ownership Limitation, after taking into account that such repurchased shares shall become treasury shares and shall no longer be deemed to be outstanding. To the extent that the Corporation does not have funds legally available for such repurchase, the Corporation shall not be obligated to repurchase such shares unless and until funds become legally available therefor.

(iii) In the event the Corporation shall repurchase shares of stock (the “Repurchased Stock”) of the Corporation pursuant to any provision of this Section (e), notice of such repurchase shall be given by first class mail, postage prepaid, mailed not less than five (5) business nor more than 60 calendar days prior to the repurchase date, to the holder of the Repurchased Stock, at such holder’s address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the repurchase date; (2) the number of shares of Repurchased Stock to be repurchased; (3) the aggregate repurchase price, which shall equal the aggregate par value of such shares; and (4) the place or places where such Repurchased Stock is to be surrendered for payment of the aggregate repurchase price. Failure to give notice as aforesaid, or any defect therein, shall not affect the validity of the repurchase of Repurchased Stock. From and after the repurchase date (unless default shall be made by the Corporation in providing funds for the payment of the repurchase price), shares of Repurchased Stock which have been repurchased as aforesaid shall become treasury shares and shall no longer be deemed to be outstanding, and all rights of the holder of such Repurchased Stock as a stockholder of the Corporation in respect of such shares of Repurchased Stock (except the right to receive from the Corporation the repurchase price against delivery to the Corporation of evidence of ownership of such shares) shall cease. Upon surrender in accordance with said notice of evidence of ownership of Repurchased Stock so repurchased (properly assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be repurchased by the Corporation at par value.

(iv) If and to the extent that shares of stock of the Corporation beneficially owned by any Person or its Related Persons are held of record by any other Person, this Section (e) shall be enforced against such record owner by requiring the sale of shares of stock of the Corporation held by such record owner in accordance with this Section (e), in a manner that will accomplish the Ownership Limitation applicable to such Person and its Related Person.

(f) Definitions. As used in this Article FIFTH and elsewhere in this Amended and Restated Certificate of Incorporation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa):

“Affiliate” means any Person who has the power, whether directly or indirectly, to control a firm or other business entity as well as the direct or indirect ownership of 10% or more of the voting securities of a corporation, association or other entity or ownership of a partnership interest in a partnership.

“Beneficial Owner” means any Person who is a “beneficial owner” as defined in Rule 13d-3 of the General Rules and Regulations promulgated under the Exchange Act (or any successor rule).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchange Commission (“SEC”) promulgated thereunder.

“General Atlantic Parties” means General Atlantic Partners 82, L.P., GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC, GAP Coinvestments CDA, L.P., GapStar, LLC, GAPCO GmbH & Co. KG and any Affiliates thereof.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof.

“Initial Public Offering” means the first bona fide firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act, and in which the underwriting is lead managed by an internationally recognized investment banking firm and the shares of Common Stock are listed on the New York Stock Exchange, Inc., The Nasdaq Stock Market, Inc. or another internationally recognized stock exchange.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of March 14, 2006, by and among the Corporation and the General Atlantic Parties, as may be amended from time to time.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

~~(g) The term~~ “Related Persons” means, as to any Person (a) any Affiliate of such Person; (b) any other Person(s) with which such Person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, ~~voting,~~ holding or disposing of shares of the stock of the Corporation; (c) in the case of a Person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of such Person and, in the case of a Person that is a partnership or a limited liability company, any general partner, managing member or manager of such Person, as applicable; (d) in the case of a Person that is a natural person, any ~~relative or spouse~~Immediate Family Member of such natural Person, or any relative of such ~~spouse~~Immediate Family Member who has the same home as such natural Person or who is a director or officer of the Corporation or any of its parents or subsidiaries; (e) in the case of a Person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act), or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable; and (f) in the case of a Person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability, as applicable.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its ~~directors~~Directors (as defined below) and stockholders:

(a) Upon the ~~filing and effectiveness of this Amended and Restated Certificate of Incorporation (the “~~Effective Time~~”)~~, the Board of Directors shall consist of ~~twenty-five (25~~fifteen (15) members (each, a “Director”) and the Directors who are to serve from the Effective Time until the first annual meeting of stockholders after the Effective Time (~~which shall occur not later than May 1, 2006 in accordance with Article II, Section 2(x) of the Bylaws of the Corporation) (the “AGM~~the “Next Annual Meeting”) and until their successors have been duly elected and qualified at such ~~AGM~~Next Annual Meeting or their earlier death, resignation or removal are those individuals who were serving as Directors immediately prior to the Effective Time ~~(including, without limitation, the General Atlantic Director). From and after the AGM, the Board of Directors shall consist of fifteen (15) members who shall qualify and serve in accordance with this Amended and Restated Certificate of Incorporation and the Bylaws of the Corporation~~.

(b) ~~The~~Until and including the election of Directors to occur at the annual meeting of stockholders in 2011, the Board of Directors shall have a Chairman and a Vice Chairman who shall be designated as Chairman or Vice Chairman by the stockholders of the Corporation. After the annual meeting of stockholders in 2011, upon the affirmative vote of 80% of the entire Board of Directors, the Chairman and Vice Chairman shall be appointed by the Board of Directors from among the members of the Board of Directors rather than elected by the stockholders of the Corporation. In the event of the death, resignation or vacancy of the Chairman, the Vice Chairman shall be the Chairman; in the event of the death, resignation or vacancy of the Vice Chairman, the Board of Directors, by vote of a majority of the Directors then in office, shall appoint a Vice Chairman from among the other Directors. In order to be designated as Chairman or Vice Chairman, ~~a candidate for election to the Board of Directors must be an Exchange Member who has not leased his last or sole Exchange Membership~~such person must be either an individual who, or an officer, director or partner of a corporation, partnership, association, other entity or sole proprietorship that, (i) beneficially owns no less than 10,000 shares of Common Stock (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution of similar event, and excluding any stock options or unvested restricted stock) of the Corporation both at the time of his election and ~~shall have been an Exchange Member for at least one~~ during the entire one-year period immediately prior to ~~his~~such election and ~~be~~(ii) is nominated in accordance with the procedures determined by the Board of Directors~~.~~; provided that the stock ownership requirement contained in clause (i) of this Article SIXTH, Section (b) shall not apply to a Chairman or Vice Chairman appointed by the Board of Directors from among the members of the Board of Directors in accordance with this Article SIXTH, Section (b). The Chairman and the Vice Chairman each shall have the power, authority and responsibilities provided in the Bylaws of the Corporation.

(c) From and after the ~~AGM,~~ Effective Time and until the Next Annual Meeting:

(i) the Board of Directors shall consist of the following members from each of the categories indicated below:

(1)	~~(i)~~ One member from the Floor Broker Group, which consists of ~~holders~~owners or lessees of Exchange Memberships, who are either individuals or officers, directors or partners of a corporation, partnership, association, other entity or sole proprietorship, whose principal commodity-related business is acting as a floor broker on the floor of the Exchange;

(2)	~~(ii)~~ One member from the Futures Commission Merchant Group, which consists of ~~holders~~owners or lessees of Class A memberships in the Exchange (“Exchange Memberships”) who are either officers, directors or partners of a corporation, partnership, association, other entity or sole proprietorship, the principal commodity-related business of which is the solicitation or acceptance of orders for commodity futures and/or options transactions from customers, and in connection therewith accepts money, securities or other property to margin or guarantee such transactions and which is registered with the Commodity Futures Trading Commission (the “CFTC”) as a Futures Commission Merchant;

(3)	~~(iii)~~ One member from the Trade Group, which consists of ~~holders~~owners or lessees of Exchange Memberships who are either officers, directors or partners of a corporation, partnership, association, other entity or sole proprietorship, the principal commodity-related business of which is the production, processing or commercial use of, or is a merchant dealing in, one or more commodities traded on the Exchange;

(4)	~~(iv)~~ One member from the Local Trader Group, which consists of ~~holders~~owners or lessees of Exchange Memberships, who are either individuals or officers, directors or partners of a corporation, partnership, association, other entity or sole proprietorship, whose principal commodity-related business is executing trades in Exchange contracts on the floor of the Exchange for their personal accounts;

(5)	~~(v)~~ Two members from the At Large Group, ~~which consists of holders or lessees of~~who are either individuals who, or officers, directors or partners of a corporation, partnership, association, other entity or sole proprietorship that, own or lease Exchange Memberships;

(6)	~~(vi)~~ Two members from the Equity Holder Group, ~~which consists of owners of~~ who are either individuals who, or officers, directors or partners of a corporation, partnership, association, other entity or sole proprietorship that, own Exchange Memberships ~~who~~and have leased their last or sole ~~membership~~Exchange Membership to another party;

~~(vii) If any shares of Series A Preferred Stock are outstanding, the General Atlantic Director (as defined and designated in accordance with Article FOURTH, Section (b)(6));~~

(7)	~~(viii)~~ Three Public Directors as described in Article SIXTH, Section (~~f~~c)(ii) below;

(8)	A Managing Director of General Atlantic LLC, who is designated and elected by the General Atlantic Parties, voting together as a separate class, provided that the number of shares of Common Stock owned, in the aggregate, by the General Atlantic Parties is at least 80% of the number of shares of Common Stock beneficially held by them, in the aggregate, immediately prior to the Effective Time (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event);

(9)	~~(ix)~~ The Chairman, who shall satisfy the qualifications in Article SIXTH, Section (b) above;

(10)	~~(x)~~ The Vice-Chairman, who shall satisfy the qualifications in Article SIXTH, Section (b) above; and

(11)	~~(xi)~~ The President~~. In order to be designated as President, the candidate~~, who must be the officer appointed as “President” by the Board of Directors.

(ii) ~~(d) In order to be elected at the AGM and at each meeting of stockholders thereafter at which directors are elected, to one of the categories described in Article SIXTH, Section (c), clauses (i) through (vi) above, a candidate for election to the Board of Directors must be nominated in accordance with the procedures determined by the Board of Directors whereupon that candidate will be eligible for election at the applicable meeting of stockholders only as a member of the category determined in accordance with the procedures implemented by the Board of Directors. If, by reason of a change in the business of a Director elected to a fill a seat set forth in Article SIXTH, Section (c), clauses (i) through (vi) above, the business of such Director no longer falls within such category in which he was elected, the term of such Director shall automatically expire effective at the next annual meeting of stockholders. In the event of a dispute as to which category set forth in Article SIXTH, Section (c), clauses (i) through (vi) above, the business of any Director falls, the Board of Directors shall make a final determination upon such data as it, in its sole and absolute discretion, determines is necessary, relevant or material.~~

~~(e) Notwithstanding anything to the contrary in this Article SIXTH, if any shares of Series A Preferred Stock are outstanding, the General Atlantic Director shall be nominated and elected in accordance with Article FOURTH, Section (b)(6)(a)-(c).~~

~~(f)~~ In order to qualify as a Public Director described in Article SIXTH, Section (c)(i), clause (~~viii~~7) above, a person must (~~x~~w) be knowledgeable of futures trading or financial regulation or otherwise capable of contributing to the deliberations of the Board of Directors, (~~y~~x) not be a holder of an Exchange Membership (an “Exchange Member”), an ~~a~~Affiliate of any Exchange Member or an employee of the Exchange, (y) meet the definition of public director set forth in applicable CFTC regulations and (z) meet the definition of independence ~~(A) if the Corporation has conducted the Initial Public Offering, contained in the listing standards of the New York Stock Exchange, Inc., The Nasdaq Stock Market, Inc. or other internationally recognized stock exchange on which the Common Stock generally is listed or quoted, as applicable, or (B) prior to the Initial Public Offering, contained in the listing standards of the New York Stock Exchange, Inc., The Nasdaq Stock Market, Inc. or other internationally recognized stock exchange as determined and consistently applied by the audit committee~~for audit committee members contained in the applicable listing standards. If, for any reason, a Public Director no longer meets these requirements during his term as Director, the term of such Director shall immediately expire and the vacancy may thereafter be filled by the Board of Directors in accordance with the Bylaws of the Corporation.

(iii) ~~(g)~~ Not more than one partner, officer, director, employee or ~~a~~Affiliate of an Exchange Member or of any member firm of the Exchange (a “Member Firm”), or partner, officer, director or employee of any ~~a~~Affiliate of an Exchange Member or of any ~~a~~Affiliate of a Member Firm, shall be eligible to serve as a Director at one time. If, by reason of a change in affiliation of a Director, election of a Director at any time, or by reason of merger, sale or consolidation of two or more Exchange Members or Member Firms, more than one partner, officer, director, employee, or ~~a~~Affiliate of an

Exchange Member or of a Member Firm or partner, officer, director or employee of any ~~a~~Affiliate of such Exchange Member or of any ~~a~~Affiliate of such Member Firm, as the case may be, is a Director, at least one such Director shall resign so that there shall be only one Director who is a partner, officer, director, employee, or ~~a~~Affiliate of such Exchange Member or Member Firm, as the case may be, or partner, officer, director or employee of any ~~a~~Affiliate of such Exchange Member or of any ~~a~~Affiliate of such Member Firm, as the case may be. If one such Director shall fail to resign, the term of all such Directors shall automatically and immediately expire and the vacancy or vacancies shall thereafter be filled by the Board of Directors in accordance with the Bylaws of the Corporation; provided, however, that if one such Director is the Chairman or the Vice Chairman, only the term of the other such Director or Directors shall expire; provided, further, that if two of such Directors are the Chairman and the Vice Chairman, the term of the Chairman shall not expire as aforesaid and the term of the Vice Chairman and any other such Director shall expire as aforesaid. No person shall be permitted to stand for election to the Board of Directors if the election and qualification of such person could result in more than one person who is a partner, officer, director, employee or ~~a~~Affiliate of an Exchange Member or Member Firm or partner, officer, director or employee of any ~~a~~Affiliate of an Exchange Member or of any ~~a~~Affiliate of a Member Firm serving on the Board of Directors.

~~The term “affiliate” as used in this clause (g) shall include the power, whether directly or indirectly, to control a firm or other business entity as well as the direct or indirect ownership of 10% or more of the voting securities of a corporation, association or other entity or ownership of a partnership interest in a partnership.~~

(d) At and after the Next Annual Meeting:

(i) the Directors shall be divided into two classes, designated Class I and Class II. Class I shall consist of seven (7) Directors, and Class II shall consist of eight (8) Directors. Class I shall be comprised of one (1) Public Director, three (3) Independent Directors, two (2) At Large Directors and the President and Class II shall be comprised of two (2) Public Directors, two (2) Independent Directors, two (2) At Large Directors, the Chairman and the Vice Chairman, each as described in Article SIXTH, Section (d)(ii) below. The term of the initial Class I Directors shall terminate at the first annual meeting of stockholders following the Next Annual Meeting and the term of the initial Class II Directors shall terminate at the second annual meeting of stockholders following the Next Annual Meeting, or, in each case, upon such Director's earlier death, resignation, retirement, disqualification or removal. At each annual meeting of stockholders following the Next Annual Meeting, successors to the class of Directors whose term expires at that annual meeting shall be elected for a term ending at the second annual meeting of stockholders following his or her election. A Director shall hold office until the Director’s successor shall be elected and shall qualify, subject, however, to earlier death, resignation, retirement, disqualification or removal from office.

(ii) the Board of Directors shall consist of the following members from each of the categories indicated below:

(1) Three Public Directors as described in Article SIXTH, Section (d)(iii) below;

(2) Five Independent Directors as described in Article SIXTH, Section (d)(iv) below;

(3) Four At Large Directors as described in Article SIXTH, Section (d)(v) below, subject to Article SIXTH, Section (d)(vi) below;

(4) The Chairman, who shall satisfy the qualifications in Article SIXTH, Section (b) above, subject to Article SIXTH, Section (d)(vi) below;

(5) The Vice Chairman, who shall satisfy the qualifications in Article SIXTH, Section (b) above, subject to Article SIXTH, Section (d)(vi) below; and

(6) The President, who must be the officer appointed as “President” by the Board of Directors.

(iii) In order to qualify as a Public Director described in Article SIXTH, Section (d)(ii), clause (1) above, a person must (w) be knowledgeable of futures trading or financial regulation or otherwise capable of contributing to the deliberations of the Board of Directors, (x) not be an Exchange Member, an Affiliate of any Exchange Member or an employee of the Exchange, (y) meet the definition of public director set forth in applicable CFTC regulations and (z) meet the definition of independence for audit committee members contained in the applicable listing standards. If, for any reason, a Public Director no longer meets these requirements during his term as Director, the term of such Director shall immediately expire and the vacancy may thereafter be filled by the Board of Directors in accordance with the Bylaws of the Corporation.

(iv) In order to qualify as an Independent Director described in Article SIXTH, Section (d)(ii), clause (2) above, a person must (x) meet the definition of public director set forth in applicable CFTC regulations and (y) meet the definition of independence for directors contained in the applicable listing standards. If, for any reason, an Independent Director no longer meets these requirements during his term as Director, the term of such Director shall immediately expire and the vacancy may thereafter be filled by the Board of Directors in accordance with the Bylaws of the Corporation.

(v) In order to qualify as an At Large Director described in Article SIXTH, Section (d)(ii), clause (3) above, a person must be either an individual who, or an officer, director or partner of a corporation, partnership, association, other entity or sole proprietorship that, beneficially owns no less than 10,000 shares of Common Stock (as appropriately adjusted for any stock split, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event, and excluding any stock options or unvested restricted stock) of the Corporation both at the time of his election and during the entire one-year period immediately prior to his election. If, for any reason, an At Large Director no longer meets these requirements during his term as Director, the term of such Director shall immediately expire and the vacancy may thereafter be filled by the Board of Directors in accordance with the Bylaws of the Corporation.

(vi) In the event that, after the annual meeting of stockholders in 2011, the Board of Directors elects pursuant to Article SIXTH, Section (b) above to appoint the Chairman and the Vice Chairman from among the members of the Board of Directors, the categories described in Article SIXTH, Section (d)(ii), clauses (4) and (5) above shall no longer apply, and the number of At Large Directors, as described in Article SIXTH, Section (d)(ii), clause (3) above, shall be increased from four (4) to six (6).

(e) In order to be elected at a meeting of stockholders to one of the categories described in Article SIXTH, Section (c) or (d), as applicable, a candidate for election to the Board of Directors must be nominated in accordance with the procedures set forth in the Bylaws of the Corporation whereupon that candidate will be eligible for election at the applicable meeting of stockholders only as a member of the category determined in accordance with the procedures implemented by the Board of Directors. In the event that there is a controversy as to the ~~status of the business affiliation~~qualification of a Director, Director elect~~,~~ or Director nominee, ~~at the written request of the Chairman or the President, the Executive Committee~~the Nominating Committee of the Board of Directors (or the entire Board of Directors, if there is no ~~Executive~~Nominating Committee) ~~of the Board of Directors~~ shall make a final determination upon such data as it, in its sole and absolute discretion, determines is necessary, relevant or material. After the annual meeting of stockholders in 2011, the Board of Directors may, upon the affirmative vote of 80% of the entire Board of Directors, eliminate or reduce any or all of the stock ownership requirements for Directors. Any Director who accepts a nomination for election as Chairman or Vice Chairman pursuant to Article SIXTH, Section (d)(ii), clauses (4) and (5) shall resign from such Director's current Director position, effective as of the date of the election in which such Director is a candidate for Chairman or Vice Chairman. Except as provided in this Amended and Restated Certificate of Incorporation, any Director who, at any time during his or her term of office, fails to continue to satisfy the category requirements for which he or she was elected or who ceases to qualify to serve on the Board of Directors under Article SIXTH, Section (f) or otherwise, shall thereupon cease to be qualified as a Director and the term of office of such person shall automatically end. Notwithstanding the foregoing, no action of an unqualified Director, the Board of Directors or any committee thereof shall be rendered invalid or otherwise affected solely because a Director becomes or at the time of such action was not qualified.

(f) No person shall serve on the Board of Directors if in violation of Rule 3.03 or any successor rule of the Exchange or if such service would conflict with any final order or decision of the CFTC or if such service would result in the Corporation or one of its subsidiaries failing to comply with any requirements applicable to the Corporation under the Commodity Exchange Act. Without limiting the foregoing, no person shall serve on the Board of Directors (i) who is found by a final, nonappealable decision or settlement agreement (or absent a finding in the settlement agreement if any acts charged included a disciplinary offense) to have committed a disciplinary offense, as defined in CFTC Regulation 1.63 or any successor regulation (a)(6); (ii) whose CFTC registration in any capacity is revoked or suspended; (iii) who is subject to an agreement with the CFTC or any self-regulatory organization not to apply for registration; (iv) who is subject to a denial, suspension or disqualification from serving on a disciplinary committee, oversight committee, arbitration panel or governing board of any self-regulatory organization as that term is defined in Section 3(a)(26) of the Exchange Act or any successor provision; or (v) who has been convicted of any felony listed in Section 8a(2)(D)(ii) through (iv) of the Commodity Exchange Act or any successor provision; in each case, for a period of three years from the date of such final decision or settlement agreement or for such time as the Person remains subject to any suspension or expulsion, or has failed to pay any portion of a fine imposed for committing a disciplinary offense, whichever is longer. All terms used in this Section (f) shall be defined consistent with CFTC Regulation 1.63(a) or any successor regulation.

(g) ~~(h)~~ No person shall be permitted to stand for election for more than one position on the Board of Directors at a single meeting of stockholders.

(h) Any or all of the Directors may be removed for cause by vote of the holders of a majority of the outstanding shares of each class of voting stock of the Corporation voting together as a single class.

(i) Except as set forth in Sections 201(x), 202, 311, 500(B) and 501 of the Exchange's bylaws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. With respect to Sections 201(x), 202, 311, 500(B) and 501 of the Exchange's bylaws (relating to certain rights of Exchange Members), the Directors shall (i) not be liable to the Corporation or its stockholders by reason of the actions or omissions of Exchange Members and (ii) be entitled to indemnification and advancement of expenses as provided in the Bylaws of the Corporation. A copy of the Exchange's bylaws is available, without cost, to any stockholder of the Corporation from the Corporation's secretary.

SEVENTH: ~~The Board of Directors shall not adopt, amend or delete any Bylaw of the Corporation without the approval of the stockholders of the Corporation in the manner provided by the Bylaws of the Corporation.~~ In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation. The affirmative vote of at least 80% of the entire Board of Directors then in office shall be required to adopt, amend, alter or repeal the Bylaws of the Corporation. The Bylaws of the Corporation also may be adopted, amended, altered or repealed by the affirmative vote of a majority of outstanding shares entitled to vote in connection with the election of Directors. Notwithstanding the foregoing, and regardless of whether the Board of Directors or the stockholders adopt, amend, alter or repeal the Bylaws of the Corporation, those provisions which require the concurrence of the Exchange Members voting in accordance with the Exchange’s bylaws shall in all events require such concurrence.

EIGHTH: No ~~d~~Director will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a ~~d~~Director, except (i) for any breach of the ~~d~~Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as amended or (iv) for any transaction from which the ~~d~~Director obtained an improper personal benefit.

NINTH: Pursuant to Section 211(e) of the DGCL, ~~d~~Directors shall not be required to be elected by written ballot.

TENTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied~~, except as set forth in Article FOURTH, Section (b) with respect to the Series A Preferred Stock~~.

ELEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least 66 2/3 % of the voting power of the shares entitled to vote at an election of Directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles FIFTH, SIXTH, SEVENTH, EIGHTH and TENTH of this Amended and Restated Certificate of Incorporation or this Article TWELFTH. Further, any amendment to Article SIXTH, Section (i), or to this sentence of Article TWELFTH, shall also require the concurrence of the Exchange Members voting in accordance with the Exchange's bylaws.

[Execution Page Follows]

In Witness Whereof, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed on its behalf on [            ], 2006.

NYMEX Holdings, Inc.

By:

Name:

Title:

Annex B

NYMEX HOLDINGS, INC.

POTENTIAL REVISIONS TO THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION CONTAINED IN ANNEX A

Please see the discussion under “The Potential Effect of the COMEX Division Transaction on the New Certificate of Incorporation” on page 9 of the Proxy Statement, contained in the “Background and Reasons for the Proposals.” Annex A contains the amended and restated certificate of incorporation that NYMEX Holdings, Inc. (“NYMEX”) will file if all of the proposals contained in this Proxy Statement are approved and NYMEX consummates the initial public offering before it consummates the COMEX Division transaction. The following shows the changes which will be made to the amended and restated certificate of incorporation contained in Annex A, in the event all of the proposals contained in this Proxy Statement are approved and NYMEX consummates the initial public offering after it consummates the COMEX Division transaction. Additions to the text are shown with an underline and deletions are marked with a strike-through.

FOURTH:

                             (a)           The total number of shares of stock that the Corporation shall ~~initially~~ have authority to issue shall be ~~168,940,000~~181,909,600 shares of common stock, each having a par value of $0.01, and shall include (a) 24,480,000 shares of Series A-1 Common Stock (the “Series A-1 Common Stock”), (b) 24,480,000 shares of Series A-2 Common Stock (the “Series A-2 Common Stock”), (c) 24,480,000 shares of Series A-3 Common Stock (the “Series A-3 Common Stock~~”), (d~~,” and together with the Series A-1 Common Stock and Series A-2 Common Stock, the “Series A Common Stock”), (d) 2,161,600 shares of Series B-1 Common Stock (the “Series B-1 Common Stock”), (e) 2,161,600 shares of Series B-2 Common Stock (the “Series B-2 Common Stock”), (f) 2,161,600 shares of Series B-3 Common Stock (the “Series B-3 Common Stock” and, together with the Series B-1 Common Stock and Series B-2 Common Stock, the “Series B Common Stock”), (g) 22,060,000 shares of common stock ~~and~~, (~~e~~h) 73,440,000 shares of common stock which may only be issued upon conversion of the shares of Series A-1 Common Stock, Series A-2 Common Stock and Series A-3 Common Stock in accordance with Article FIFTH, Section (c) and (i) 12,969,600 shares of common stock which may only be issued upon conversion of the shares of Series B-1 Common Stock, Series B-2 Common Stock and Series B-3 Common Stock in accordance with Article FIFTH, Section (c). The Series A~~-1 Common Stock, the Series A-2~~ Common Stock and the Series ~~A-3~~B Common Stock are collectively referred to herein as shares of “~~Pre-IPO~~Restricted Common Stock” and the other shares of common stock are referred to herein as shares of “Common Stock.” All shares of ~~Pre-IPO~~Restricted Common Stock that automatically convert into shares of Common Stock pursuant to Article FIFTH, Section (c), shall be retired and shall not assume the status of authorized shares or be available for reissuance. Upon the conversion and retirement of all of the shares of ~~Pre-IPO~~Restricted Common Stock and the filing of the certificate contemplated by Section 243 of the DGCL, the total number of authorized shares shall be ~~95,500,000.~~101,984,800.

                             (b)           Except as otherwise expressly provided in Section 9(k) of the Transaction Agreement by and among New York Mercantile Exchange, Inc. (the “Exchange”), the Corporation and Commodity Exchange, Inc. (“COMEX”), dated September 20, 2006 (the “COMEX Transaction Agreement”), the powers, preferences and rights of (i) the holders of Series A-1 Common Stock and the holders of Series B-1 Common Stock, (ii) the holders of Series A-2 Common Stock and the holders of Series B-2 Common Stock and the (iii) the holders of Series A-3 Common Stock and the holders of Series B-3 Common Stock, and the qualifications, limitations and restrictions thereof, shall in all respects be identical.

                             (c)           Except as otherwise expressly provided in Section 9(k) of the COMEX Transaction Agreement and Article FIFTH hereof, the powers, preferences and rights of the holders of Common Stock, Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock, Series B-1 Common Stock, Series B-2 Common Stock and Series B-3 Common Stock, and the qualifications, limitations and restrictions thereof, shall in all respects be identical.

FIFTH:

…

(b)          Each holder of shares of ~~Pre-IPO~~Restricted Common Stock will not, during the applicable Restricted Period (as defined below), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of ~~Pre-IPO~~Restricted Common Stock or any securities convertible into or exercisable or exchangeable for ~~Pre-IPO~~Restricted Common Stock (including without limitation, shares of ~~Pre-IPO~~Restricted Common Stock of which such holder may be deemed to be a Beneficial Owner (as defined below) and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of ~~Pre-IPO~~Restricted Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of ~~Pre-IPO~~Restricted Common Stock, other securities, cash or otherwise. Notwithstanding the foregoing, if (1) during the last 17 days of the period beginning on the effective date of the registration statement relating to the Initial Public Offering (as defined below) and ending on the date that is 180 days after such effective date, the Corporation issues an earnings release or material news or a material event relating to the Corporation occurs; or (2) prior to the expiration of such 180-day period, the Corporation announces that it will release earnings results during the 16-day period beginning on the last day of such 180-day period, the restrictions imposed by this Article FIFTH, Section (b) shall continue to apply with respect to shares of ~~Pre-IPO~~Restricted Common Stock that were to convert into shares of Common Stock upon the expiration of such 180-day period until the expiration of an 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event. Each certificate evidencing ownership of shares of ~~Pre-IPO~~Restricted Common Stock shall bear a legend prominently noting such restrictions on transfer contained in this Article FIFTH, Section (b), and in furtherance of the foregoing, the Corporation and any duly appointed transfer agent for the registration or transfer of the shares of ~~Pre-IPO~~Restricted Common Stock described herein are hereby authorized to decline to make any transfer of shares of ~~Pre-IPO~~Restricted Common Stock if such transfer would constitute a violation or breach of this Article FIFTH, Section (b).

(c)          The term “Restricted Period” means each of the periods commencing on the ~~closing~~ date of the Initial Public Offering and ending (x) with respect to the shares of Series A-1 Common Stock and Series B-1 Common Stock, 180 days thereafter, unless a later date is mandated by the second sentence of Article FIFTH, Section (b), above, and in such case as of such later date, (y) with respect to the shares of Series A-2 Common Stock and Series B-2 Common Stock, 360 days thereafter, and (z) with respect to the shares of Series A-3 Common Stock and Series B-3 Common Stock, 540 days thereafter so that none of the shares of ~~Pre-IPO~~Restricted Common Stock shall be subject to restrictions on transfer contained in this Article FIFTH as of such 540th day. Immediately following the expiration of the relevant Restricted Period, the applicable shares of ~~Pre-IPO~~Restricted Common Stock shall automatically convert, without any action by the holder, into the same number of shares of Common Stock. The board of directors of the Corporation (the “Board of Directors”) shall have the authority, in its sole and absolute discretion, to reduce the duration of, or to remove, in whole or in part, any Restricted Period and, in connection therewith, cause the conversion of all or any portion of the outstanding shares of ~~Pre-IPO~~Series A Common Stock and Series B Common Stock into the same number of shares of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of shares of ~~Pre-IPO~~Restricted Common Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of ~~Pre-IPO~~Restricted Common Stock.

(d)          Notwithstanding any other provision of this Article FIFTH, the following transfers of ~~Pre-IPO~~Restricted Common Stock shall be permitted but shall not shorten the Restricted Period: (i) transfers of shares of ~~Pre-IPO~~Restricted Common Stock (1) to the transferor's spouse, child, stepchild, grandchild or great-grandchild (each such person, an “Immediate Family Member”), (2)(x) to a trust established for the benefit of the transferor or an Immediate Family Member of the transferor or (y) from such a trust to the beneficiary and/or the grantor of such trust, (3) to the beneficial owner of an individual retirement account, provided that the transferor is such individual retirement account, (4) to the estate of a deceased stockholder and such transfer was pursuant to the deceased stockholder's will or the applicable laws of descent and distribution, (5) to the beneficiary of an estate referred to in clause (4) above, provided that the transferor is such estate and such beneficiary is an Immediate Family Member of the deceased stockholder or a trust for the sole benefit of such Immediate Family Member, or (6) pursuant to a pledge as collateral or assignment for the benefit of ~~New York Mercantile Exchange, Inc. (the “Exchange”)~~the Exchange and the clearing members of the Exchange as permitted or required under the certificate of incorporation, bylaws, rules or regulations of the Exchange in each case where the transferee receives the same series of ~~Pre-IPO~~Restricted Common Stock as held by the transferor, (ii) transfers to satisfy claims of the Exchange as permitted or required under the certificate of incorporation, bylaws, rules or regulations of the Exchange or (iii) any redemption by the Corporation or other transfer (where the transferee receives the same series of ~~Pre-IPO~~Restricted Common Stock as held by the transferor) that has been approved by the Board of Directors in its sole and absolute discretion.

Annex C

NYMEX HOLDINGS, INC.

AMENDED AND RESTATED BYLAWS

The following shows the changes which will be made to the existing bylaws of NYMEX Holdings, Inc. in conjunction with the consummation of an initial public offering. Additions to the text are shown with an underline and deletions are marked with a strike-through.

AMENDED AND RESTATED

BYLAWS OF

NYMEX HOLDINGS, INC.

(hereinafter called the “Corporation”)

A Delaware Corporation

ARTICLE 1

OFFICES

Section 1. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The Corporation may also have offices at such other places, within or outside of the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of stockholders shall be held at the registered office of the Corporation, or at such other place within or outside of the State of Delaware as may be fixed from time to time by the Board of Directors.

Section 2. Annual meetings of stockholders shall be held ~~(x) no later than May 1, 2006 (except in the case of war or threat of war, industrial dispute or strike, governmental restrictions, power failures, riot, civil strife, terrorist activity, acts of God, fires, floods, natural or nuclear disaster and all similar extraordinary events outside the Corporation’s control, in which case the annual meeting shall occur as soon as practicable thereafter), and (y) thereafter,~~ at such date and time during the month of May as may be fixed by the Board of Directors. At each annual meeting of stockholders, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

Section 3. Written notice of each annual meeting of stockholders, stating the place, date and hour of the meeting, shall be given in the manner set forth in Article VI of these Bylaws. Such notice shall be given not less than 10 nor more than 50 days before the date of the meeting to each stockholder entitled to vote at the meeting.

Section 4. Nature of Business at Annual Meetings of Stockholders.

(a) No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 4.

(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c) To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of common stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(e) No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 4; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 5. ~~Section 4.~~ Special meetings of stockholders may be called at any time for any purpose or purposes by the Chairman of the Board of Directors or by the Secretary upon the written request of the majority of the Board of Directors ~~or~~and shall be called upon the written request of the stockholders ~~(other than holders of preferred stock) of~~representing at least ~~10~~50% of all outstanding shares entitled to vote on the action proposed to be taken. Such written requests shall state the time, place and purpose or purposes, by or at the direction of the person or persons calling the special meeting, of the proposed meeting and the special meeting so called shall be limited to the purpose set forth in the demand. A special meeting of stockholders called by the Board of Directors or the Chairman of the Board of Directors, other than one required to be called by reason of a written request of stockholders, may be canceled by the Board of Directors at any time not less than 24 hours before the scheduled commencement of the meeting.

Section 6. ~~Section 5.~~ Written notice of each special meeting of stockholders shall be given in the manner set forth in Article VI of these Bylaws. Such notice shall be given not less than 10 nor more than 50 days before the date of the meeting to each stockholder entitled to vote at the meeting. Each such notice of a special meeting of stockholders shall state the place, date and hour of a meeting and the purpose or purposes for which the meeting is called.

Section 7. Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (a) who is a stockholder of record on the date of the giving of the notice provided for in this Section 7 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (b) who complies with the notice procedures set forth in this Section 7.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c) To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of common stock of the Corporation which are owned beneficially or of record by the person, (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (or any successor rules thereto), (E) the category (pursuant to Article SIXTH of the certificate of incorporation of the Corporation (the “Certificate of Incorporation”)) to which the stockholder proposes to nominate such person and a statement that such person satisfies the applicable criteria and (F) such person’s written consent to serve as a director and a written undertaking to promptly provide to the Secretary of the Corporation upon request any information that the Corporation deems to be relevant to the determination of whether such person satisfies the applicable criteria; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of common stock of the Corporation which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any successor rules thereto).

(e) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 7. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(f) The Corporation shall include in the proxy statement distributed in connection with any annual meeting of stockholders or any special meeting of stockholders called for the purpose of electing directors, persons nominated in accordance with this Section 7 by stockholders who are also owners of Class A memberships in the Exchange (“Exchange Memberships”), the number of whom collectively represents at least 20% of the total number of owners of all Exchange Memberships. For the sake of clarity, such percentage shall be measured by person, and not by memberships owned.

Section 8. ~~Section 6.~~ Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of holders of one-third of the shares entitled to vote at a meeting of stockholders shall be necessary, and shall constitute a quorum, for the transaction of business at such meeting. If a quorum is not present or represented by proxy at any meeting of stockholders, then the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present. An adjourned meeting may be held later without notice other than announcement at the meeting, except that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner set forth in Article VI to each stockholder of record entitled to vote at the adjourned meeting.

Section 9. ~~Section 7.~~ At any meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. ~~Subject to the rights of the holders of the Corporation’s Series A Preferred Stock (the “Series A Holders”) set forth in Article FOURTH of the Certificate of Incorporation, except~~ Except as otherwise provided by law or in the Certificate of Incorporation or Bylaws, each stockholder shall be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation. ~~Subject to the rights of the Series A Holders set forth in Article FOURTH of the Certificate of Incorporation, all~~All elections of ~~D~~directors shall be determined by plurality votes. ~~Subject to the rights of the Series A Holders set forth in Article FOURTH of the Certificate of Incorporation, except~~Except as otherwise provided by law or in the Certificate of Incorporation or Bylaws, any other matter shall be determined by the vote of a majority of the shares that are voted with regard to it at a meeting where a valid quorum is present.

ARTICLE III

BOARD OF DIRECTORS

Section 1. The Board of Directors shall manage the business of the Corporation, except as otherwise provided by law, the Certificate of Incorporation (including, without limitation, by reference to Sections 201(x), 202, 311, 500(B) and 501 of the Bylaws of New York Mercantile Exchange, Inc., a Delaware nonstock corporation (the “Exchange”)) or Bylaws. Except as otherwise provided in the Certificate of Incorporation (including, without limitation, by reference to Sections 201(x), 202, 311, 500(B) and 501 of the Bylaws of the Exchange), the Board of Directors is vested with all powers necessary and proper for the government of the Exchange, the regulation and conduct of members and member firms and for the promotion of the welfare, objects and purposes of the Exchange. Except as otherwise provided in the Certificate of Incorporation (including, without limitation, by reference to Sections 201(x), 202, 311, 500(B) and 501 of the Bylaws of the Exchange), the Board of Directors shall have control over and management of, the property, business and finances of the Exchange. Except as otherwise provided in the Certificate of Incorporation (including, without limitation, by reference to Sections 201(x), 202, 311, 500(B) and 501 of the Bylaws of the Exchange), the Board of Directors may also adopt, rescind or interpret the Rules of the Exchange and impose such fees, charges, dues and assessments, all as it deems necessary and appropriate. Without limiting the generality of the foregoing, and except as otherwise provided in the Certificate of Incorporation (including, without limitation, by reference to Sections 201(x), 202, 311, 500(B) and 501 of the Bylaws of the Exchange), the Board of Directors shall have the following powers: (1) the Board of Directors may make such expenditures as it deems necessary for the best interests of the Exchange; (2) the Board of Directors may fix, from time to time, the fees or other compensation to members of the Board of Directors and to members of any committee for services rendered in performing these duties as such. The compensation for Public Directors (as defined in the Certificate of Incorporation) may differ from the compensation for other Directors; (3) the Board of Directors shall have the power to take such action as may be necessary to effectuate any final order or decision of the Commodity Futures Trading Commission taken under authority of the Commodity Exchange Act and necessary to comply in all respects with any requirements applicable to the Corporation under the Commodity Exchange Act; and (4) the Board of Directors shall have the power to adopt arbitration rules for the settlement of claims, grievances, disputes and controversies. The Board of Directors may designate by resolution, from time to time, such committees as it may deem necessary or appropriate, and delegate to such committees the authority of the Board of Directors to the extent provided in these Bylaws or in such resolution, subject to any applicable provision of law.

Section 2. Except as otherwise required by applicable law ~~and subject to the rights of the Series A Holders set forth in Article FOURTH of the Certificate of Incorporation~~, any or all of the ~~Directors~~directors, may be removed for cause ~~or without cause~~ by vote of the holders of a majority of the outstanding shares of each class of voting stock of the Corporation voting as a single class. Further, (x) a resignation from the Board of Directors shall be deemed to be a simultaneous resignation from the board of directors of the Exchange and (y) a resignation from the board of directors of the Exchange shall be deemed to be a simultaneous resignation from the Board of Directors.

Section 3. ~~Subject to the rights of the Series A Holders set forth in Article FOURTH of the Certificate of Incorporation, newly-created directorships resulting from an increase in the number of directors and vacancies~~Vacancies occurring in the Board of Directors may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. A director ~~elected~~appointed to fill a vacancy~~, including a vacancy created by a newly-created directorship,~~ prior to the Next Annual Meeting (as defined in the Certificate of Incorporation) shall serve until the ~~n~~Next ~~succeeding annual meeting of stockholders~~ Annual Meeting and until his successor is elected and qualified. A director appointed to fill a vacancy after the Next Annual Meeting shall serve until the next annual meeting of stockholders, in accordance with Article SIXTH of the Certificate of Incorporation, and until his successor is elected and qualified; provided that at the next annual meeting of stockholders, the successor to such director shall be elected for a term equal to (a) the remaining term of the class of directors to which such director was appointed or (b) if there is no such remaining term, two years.

Section 4. The books of the Corporation, except such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or outside of the State of Delaware as the Board of Directors may from time to time determine.

Section 5. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all directors for services to the Corporation as directors or officers or otherwise.

~~Section 6. In connection with each meeting of stockholders involving the election of one or more Directors meeting the qualifications for Public Directors contained in the Certificate of Incorporation or Bylaws, the Board of Directors is authorized to nominate persons meeting such qualifications and to submit such nominees to the stockholders for their approval at the meeting of stockholders or as part of the consent solicitation.~~

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. The first meeting of each newly-elected Board of Directors shall be held immediately following the annual meeting of stockholders. If the meeting is held at the place of the meeting of stockholders, then no notice of the meeting need be given to the newly-elected directors. If the first meeting is not held at that time and place, then it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors as set forth in Article VI.

Section 2. Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware as shall from time to time be determined by the Board of Directors.

Section 3. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, or in his absence, the Vice Chairman, or the President, provided that the President is a director, on at least one hour’s notice to each director and shall be called by the Chairman on like notice at the written request of any five directors.

Section 4. Whenever notice of a meeting of the Board of Directors is required, the notice shall be given in the manner set forth in Article VI of these Bylaws and shall state the place, date and hour of the meeting. Except as provided by law, the Certificate of Incorporation or other provisions of these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

Section 5. Except as otherwise required by law or the Certificate of Incorporation or other provisions of these Bylaws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present at any meeting of directors, then a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting. One or more ~~D~~directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communication device. To the extent permitted by law, a director participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by him during his participation shall be deemed taken at the meeting.

Section 6. Any action of the Board of Directors may be taken without a meeting if written consent to the action signed by all members of the Board of Directors is filed with the minutes of the Board of Directors.

Section 7. The Board of Directors shall have the authority to make rules governing its own conduct and proceedings. In the absence of such rules, all meetings of the Board of Directors shall be conducted in accordance with the then current edition of Robert’s Rules of Order.

ARTICLE V

COMMITTEES

Section 1. The Board of Directors may designate from among its members an Executive Committee and other committees, each consisting of three or more directors, and may also designate one or more of its members to serve as alternates on these committees. To the extent permitted by law ~~or~~and applicable listing requirements, the Chairman of the Board of Directors shall be an ex-officio member of all committees other than the audit committee. To the extent permitted by law and applicable listing requirements, the Executive Committee shall have all the authority of the Board of Directors, except as the Board of Directors otherwise provides, and the other committees shall have such authority as the Board of Directors grants them. The Board of Directors shall have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees. All resolutions establishing or discharging committees, designating or changing members of committees or granting or limiting authority of committees, may be adopted only by the affirmative vote of a majority of the entire Board of Directors.

Section 2. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors as and when the Board of Directors shall require. ~~Unless~~ Except as otherwise provided herein, in an applicable committee charter or by the Board of Directors, or as otherwise ~~provides~~required by law or applicable listing standards, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other), and may fix the time and place of its meetings.

Section 3. Any action of a committee may be taken without a meeting if written consent to the action signed by all the members of the committee is filed with the minutes of the committee.

ARTICLE VI

NOTICES

Section 1. Any notice to a stockholder shall be given personally or by mail. If mailed, then a notice will be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of stockholders.

Section 2. Any notice to a director may be given personally, by telephone or by mail, facsimile transmission, telex, telegraph, cable or similar instrumentality. A notice will be deemed given when actually given in person or by telephone; when transmitted by a legible transmission, if given by facsimile transmission; when transmitted, answerback received, if given by telex; on the day when delivered to a cable or similar communications company; one business day after delivery to an overnight courier service; or on the third business day after the day when deposited with the United States mail, postage prepaid, directed to the director at his business address, facsimile number or telex number or at such other address, facsimile number or telex number as the director may have designated to the Secretary in writing as the address or number to which notices should be sent.

Section 3. Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

OFFICERS

Section 1. The officers of the Corporation shall be a President, a Secretary and a Treasurer. ~~In addition, the stockholders shall designate one Director as Chairman of the Board of Directors and one Director as Vice Chairman of the Board of Directors. The Chairman and Vice Chairman~~ The officers of the Corporation may also include, at the discretion of the Board of Directors ~~shall be a member of the Exchange who has not leased his last or sole Class A membership in the Exchange and shall have been a member of the Exchange for at least one year immediately prior to his election. The Board of Directors may elect~~, one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or a Senior Vice President), one or more Assistant Secretaries or Assistant Treasurers, and such other officers as it may from time to time deem advisable. Any two or more offices may be held by the same person. ~~No officer~~ In addition, subject to Article SIXTH, Section (b) of the Certificate of Incorporation, the stockholders shall designate one director as Chairman of the Board of Directors and one director as Vice Chairman of the Board of Directors. No officer (except the Chairman of the Board of Directors, the Vice Chairman and the Treasurer, to the extent described in Article SIXTH, Sections (b) and (e) of the Certificate of Incorporation) need be a director or stockholder of the Corporation; provided that the officers of the Corporation (other than the Chairman, the Vice Chairman and the Treasurer) shall not be members of the Exchange. ~~In the event of the death, resignation or vacancy of the Chairman, the Vice Chairman shall be the Chairman. In the event of the death, resignation or vacancy in the office of the Vice Chairman, the Board of Directors, by vote of a majority of the Directors then in office, shall elect a Vice Chairman from among the other Directors.~~

Section 2. Each officer (except the Chairman of the Board of Directors and the Vice Chairman to the extent described in Article SIXTH, Section (b) of the Certificate of Incorporation and this Section 2 of Article VII of these Bylaws) shall be elected by the Board of Directors and shall hold office for such term, if any, as the Board of Directors shall determine. Any officer (except the Chairman of the Board of Directors and the Vice Chairman to the extent described in Article SIXTH, Section (b) of the Certificate of Incorporation and this Section 2 of Article VII of these Bylaws) may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors.

Section 3. Any officer may resign at any time by giving written notice to the Board of Directors or to the President. Such resignation shall take effect at the time specified in the notice or, if no time is specified, at the time of receipt of the notice, and the acceptance of such resignation shall not be necessary to make it effective.

Section 4. The compensation of officers shall be fixed by the Board of Directors or in such manner as it may provide.

Section 5. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other duties as from time to time may be assigned to him by the Board of Directors. The Chairman of the Board of Directors shall have such authority and perform such duties as are incident to his office. The Vice Chairman shall preside over any meetings of the stockholders of the Board of Directors at which the Chairman is not present.

Section 6. The President shall be the Chief Executive Officer of the Corporation and shall have general charge of the management of the business and affairs of the Corporation. ~~The Vice Chairman shall preside over any meetings of the stockholders of the Board of Directors at which the Chairman is not present~~ In the event of a vacancy in the office of the President and, accordingly, a vacancy in the Board of Directors in accordance with Article SIXTH, Section (e) of the Certificate of Incorporation, election by the Board of Directors of a successor President pursuant to Section 2 of this Article VII shall constitute simultaneous appointment of the successor President to the Board of Directors of the Corporation and the board of directors of the Exchange in accordance with Article III, Section 3 of these Bylaws and Article SIXTH, Section (d)(ii)(6) of the Certificate of Incorporation.

Section 7. The officers of the Corporation~~, other than the Chairman of the Board of Directors,~~ shall have such powers and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors and the President, as customarily pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors.

Section 8. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise. In addition, the Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE VIII

CERTIFICATES FOR SHARES

Section 1. The shares of stock of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by ~~the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary~~such officers as required by General Corporation Law of the State of Delaware (the “DGCL”) and bearing any legends as may be prescribed by the Certificate of Incorporation.

Section 2. Any or all signatures upon a certificate may be a facsimile. Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be that officer, transfer agent or registrar before the certificate is issued, that certificate may be issued by the Corporation with the same effect as if he or it were that officer, transfer agent or registrar at the date of issue.

Section 3. The Board of Directors may direct that a new certificate be issued in place of any certificate issued by the Corporation that is alleged to have been lost, stolen or destroyed. When doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate or the issuance of the new certificate.

Section 4. The Corporation or a transfer agent of the Corporation, upon surrender to it of a certificate representing shares, duly endorsed and accompanied by proper evidence of lawful succession, assignment or authority of transfer, shall issue a new certificate to the person entitled thereto, and shall cancel the old certificate and record the transaction upon the books of the Corporation.

Section 5. The Board of Directors may fix a date as the record date for determination of the stockholders entitled (i) to notice of, or to vote at, any meeting of stockholders, (ii) to express consent to, or dissent from, corporate action in writing without a meeting, or (iii) to receive payment of any dividend or other distribution or allotment of any rights or to take or be the subject of any other action. The record date must be on or after the date on which the Board of Directors adopts the resolution fixing the record date and in the case of (i), above, must be not less than 10 nor more than 60 days before the date of the meeting, in the case of (ii), above, must be not more than 10 days after the date on which the Board of Directors fixes the record date, and in the case of (iii), above, must be not more than 60 days prior to the proposed action. If no record date is fixed, then the record date will be as provided by law. A determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders that has been made as provided in this Section will apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 6. The Corporation shall for all purposes be entitled to treat a person registered on its books~~,~~ as the owner of shares, as the owner of those shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those shares, and the Corporation shall be entitled to hold a person registered on its books as the owner of shares liable for calls and assessments, if any may legally be made, and shall not be bound to recognize any equitable or other claim to, or interest in, shares of its stock on the part of any other person, whether or not the Corporation shall have express or other notice of the claim or interest of the other person, except as otherwise provided by the laws of Delaware.

ARTICLE IX

INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article ~~VIII~~IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, the Exchange), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, the Exchange), against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. In connection with any determination made pursuant to this Section 3 of Article IX as to whether a director or officer has met the applicable standard of conduct and is therefore entitled to indemnification, such person shall be presumed to have met the applicable standard of conduct unless there exists clear and convincing evidence that such person has not met such standard. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article IX, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article IX, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article IX. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article IX nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX. ~~Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.~~ Any such advancement of expenses to a current or former director or officer shall be made promptly, provided that such request is accompanied by the undertaking required by the preceding sentence, unless the Corporation determines promptly that such person did not meet the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX, as the case may be.

Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these ~~By-Laws~~Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article IX shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article IX but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX.

Section 9. Certain Definitions. For purposes of this Article IX, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article IX shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article IX), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IX to directors and officers of the Corporation.

Section 13. Amendment, Repeal or Modification. Any amendment, repeal or modification of the foregoing provisions of this Article IX shall not terminate or adversely affect any right of any person entitled to indemnification hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

ARTICLE X

GENERAL PROVISIONS

Section 1. The corporate seal shall have inscribed on it the name of the Corporation, the year of its creation, the words “CORPORATE SEAL DELAWARE,” and such other appropriate legend as the Board of Directors may from time to time determine. Unless prohibited by the Board of Directors, a facsimile of the corporate seal may be affixed or reproduced in lieu of the corporate seal itself.

Section 2. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

ARTICLE XI

AMENDMENTS

Section 1. Amendment of Bylaws. Any Bylaw may be amended or deleted ~~by the Board of Directors with the approval of the stockholders. After approval by the Board of Directors by a vote of two-thirds~~or a new Bylaw may be adopted by either (x) the affirmative vote of 80% of the entire Board of Directors ~~at any regular or special meeting thereof, a proposed Bylaw, amendment or deletion of a Bylaw shall be voted upon by the stockholders at any meeting of the stockholders. The proposed Bylaw, amendment or deletion shall be adopted by~~then in office or (y) the affirmative vote of a majority of outstanding shares~~; provided, that any amendment or deletion of Article II, Section 2(x) shall require the affirmative vote of 75% of outstanding shares and the~~

~~affirmative vote of the Series A Holders in the manner set forth in Article FOURTH, Section 6(d)(viii) of the Certificate of Incorporation~~ entitled to vote in connection with the election of directors. Notice of the proposed Bylaw, amendment or deletion must be given in accordance with Article VI and shall specifically set forth the entire Bylaw, amendment, or deletion proposed. Further, any amendment to Article III, Section 1, this sentence of Article XI, Section 1, or the second sentence of Article XII, Section 1 shall also require the concurrence of the Exchange members voting in accordance with the Exchange’s Bylaws.

ARTICLE XII

MISCELLANEOUS

Section 1. Investor Rights Agreement. Notwithstanding anything to the contrary set forth in these Bylaws, solely with respect to those items specifically provided for in that certain Investor Rights Agreement (the “IRA”) by and between the Corporation and the ~~Series A Holders~~General Atlantic Parties (as defined in the Certificate of Incorporation), as the same may be amended from time to time, the terms of these Bylaws are subject to the terms of the IRA. Further, any amendment to the IRA which adversely affects any rights of the Exchange members pursuant to Sections 201(x), 202, 311, 500(B) and 501 of the Exchange’s Bylaws, shall also require the concurrence of the Exchange members voting in accordance with the Exchange’s Bylaws.

* * *

Adopted as of: ~~March 14,~~[            ], 2006

Annex D

NYMEX HOLDINGS, INC.

2006 OMNIBUS LONG-TERM INCENTIVE PLAN

NYMEX Holdings, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2006 Omnibus Long-Term Incentive Plan (the “Plan”), as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors and key employees, and to motivate such officers, directors and key employees to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1. “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2. “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 13) over a performance period of one (1) year.

2.3. “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or cash award under the Plan.

2.4. “Award Agreement” means a written agreement between the Company and a Grantee, or notice from the Company to a Grantee, that evidences and sets out the terms and conditions of an Award.

2.5. “Board” means the Board of Directors of the Company.

2.6. “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate at or before the Grant Date: (i) engaging in any act, or failing to act, or misconduct that is injurious to the Company or its Affiliates; (ii) gross negligence or willful misconduct in connection with the performance of duties; (iii) conviction of a criminal offense (other than minor traffic offenses); (iv) fraud, embezzlement or misappropriation of funds or property of the Company or an Affiliate; (v) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate; (vi) the entry of an order duly issued by any regulatory agency (including federal, state and local regulatory agencies and self-regulatory bodies) having jurisdiction over the Company or an Affiliate requiring the removal from any office held by the Service Provider with the Company or prohibiting a Service Provider from participating in the business or affairs of the Company or any Affiliate; or (vii) the revocation or threatened revocation of any of the Company’s or an Affiliate’s government licenses, permits or approvals, which is primarily due to the Service Provider’s action or inaction and such revocation or threatened revocation would be alleviated or mitigated in any material respect by the termination of the Service Provider’s Services.

2.7. “Change in Control” shall have the meaning set forth in Section 15.2.

2.8. “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9. “Committee” means the Compensation Committee of the Board, or such other committee as determined by the Board. The Compensation Committee of the Board may, in its discretion, designate a subcommittee of its members to serve as the Committee (to the extent the Board has not designated another person, committee or entity as the Committee) or to cause the Committee to (i) consist solely of persons who are “Nonemployee Directors” as defined in Rule 16b-3 issued under the Exchange Act, (ii) consist solely of persons who are Outside Directors, or (iii) satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed.

2.10. “Company” means NYMEX Holdings, Inc., a Delaware corporation, or any successor corporation.

2.11. “Common Stock” or “Stock” means a share of common stock of the Company, par value $0.01 per share.

2.12. “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Section 162(m)(3) of the Code as qualified by Section 13.4 herein.

2.13. “Disability” means as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate at or before the Grant Date, the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability has the meaning as set forth in Section 22(e)(3) of the Code.

2.14. “Effective Date” means                     , 2006.

2.15. “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.16. “Fair Market Value” of a share of Common Stock as of a particular date shall mean (1) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (2) if the shares of Common Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion (but in any event not less than fair market value within the meaning of Section 409A); notwithstanding the foregoing, the Fair Market Value of a share of Common Stock for purposes of determining Awards with a Grant Date as of the Company’s initial public offering shall be the price per share of Common Stock set in the final prospectus for such initial public offering.

2.17. “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.

2.18. “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board in the Award Agreement.

2.19. “Grantee” means a person who receives or holds an Award under the Plan.

2.20. “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.21. “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.22. “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.23. “Option Price” means the exercise price for each share of Stock subject to an Option.

2.24. “Outside Director” means a member of the Board who is not an officer or employee of the Company or an Affiliate, determined in accordance with the requirements of Section 162(m) of the Code.

2.25. “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 13) over a performance period of up to ten (10) years.

2.26. “Plan” means this NYMEX Holdings, Inc. 2006 Omnibus Long-Term Incentive Plan.

2.27. “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.28. “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.29. “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.30. “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.31. “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.32. “Section 409A” shall mean Section 409A of the Code and all formal guidance and regulations promulgated thereunder.

2.33. “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.34. “Separation from Service” means a termination of Service by a Service Provider, as determined by the Board, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.35. “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

2.36. “Service Provider” means an employee, officer or director of the Company or an Affiliate.

2.37. “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.38. “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.39. “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.40. “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3. ADMINISTRATION OF THE PLAN

3.1. General.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated. Except as specifically provided in Section 13 or as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i) designate Grantees;

(ii) determine the type or types of Awards to be made to a Grantee;

(iii) determine the number of shares of Stock to be subject to an Award;

(iv) establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v) prescribe the form of each Award Agreement; and

(vi) amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR that (i) causes the Option or SAR to become subject to Section 409A, (ii) reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower Option Price or SAR Exercise Price or (iii) would be treated as a repricing under the rules of the exchange upon which the Company’s Stock trades, without, with respect to item (i), the Grantee’s written prior approval, and with respect to items (ii) and (iii), without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 15.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement.

3.2. Deferral Arrangement.

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.

3.3. No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.4. Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4. STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Stock available for issuance under the Plan shall be 4,300,000. All such shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options. Notwithstanding any provision to the contrary, no more than 1,433,333 shares of Stock available for issuance under the Plan shall be available for issuance as Restricted Stock or Restricted Stock Units. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

The Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with Section 15. If the Option Price of any Option granted under the Plan, or if pursuant to Section 16.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Award, or otherwise terminated without delivery of shares to the Grantee, the shares retained by or returned to the Company will be available under the Plan; and shares that are withheld from such an Award or separately surrendered by the Grantee in payment of any exercise price or taxes relating to such an Award shall be deemed to constitute shares not delivered to the Grantee and will be available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or Affiliate or with which the Company or a Subsidiary or Affiliate combines, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Term.

The Plan shall be effective as of the Effective Date and shall terminate automatically as of the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs unless the Plan is approved by the stockholders of the Company prior to such meeting but subsequent to the Effective Date. In the event that the Plan is approved by the stockholders during the time prescribed in the preceding sentence, then the Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2. Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded.

6. AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers.

Subject to this Section 6, Awards may be made to: (i) any Service Provider, including any Service Provider who is an officer or director of the Company or of any Affiliate, as the Board shall determine and designate from time to time in its discretion and (ii) any Outside Director.

6.2. Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3. Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. The Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

7. AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8. TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that (a) in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date, and (b) with respect to Awards made in substitution for or in exchange for awards made by an entity acquired by the Company or an Affiliate, the Option Price does not need to be at least the Fair Market Value on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2. Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including without limitation performance requirements) as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3. Term.

Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of eight years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five years from its Grant Date.

8.4. Separation from Service.

Except as otherwise provided in an Award Agreement, if a Grantee’s employment with or service as a director of the Company or Affiliate terminates for any reason other than Cause, (i) Options granted to such Grantee, to the extent that they are exercisable at the time of such termination, shall remain exercisable for a period of not more than 90 days after such termination (one year in the case of termination by reason of death or Disability), on which date they shall expire, and (ii) Options granted to such Grantee, to the extent that they were not exercisable at the time of such termination, shall expire on the date of such termination. In the event of the termination of a Grantee’s employment or service for Cause, all outstanding Options granted to such Grantee shall expire on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

8.5. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the stockholders of the Company as provided herein or (ii) after the occurrence of an event referred to in Section 15 hereof which results in termination of the Option.

8.6. Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) the number set forth in the related Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. Notwithstanding anything contained herein to the contrary, the Board may, solely in its discretion, approve payment in whole or in part by an alternative method, including (i) by means of any cashless exercise procedure approved by the Board, including without limitation by withholding of shares of Stock that would be otherwise delivered on exercise, (ii) in the form of unrestricted shares of Stock already owned by the Grantee (for at least six months) on the date of surrender to the extent the shares of Stock have a Fair Market Value on the date of surrender equal to the aggregate Option Price of the shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant, or (iii) any combination of the foregoing.

8.7. Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 15 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8. Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9. Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10. Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. Notwithstanding the foregoing, the Board may also provide that Options may be transferred to persons other than Family Members. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment.

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for an SAR shall specify the SAR Exercise Price, which shall be fixed at the Fair Market Value of a share of Stock on the Grant Date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR.

9.2. Other Terms.

The Board shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3. Term of SARs. The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed eight (8) years.

9.4. Payment of SAR Amount. Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the difference between the Fair Market Value of a Share on the date of exercise over the SAR Exercise Price; by

(ii) the number of Shares with respect to which the SAR is exercised.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1. Restrictions.

At the time of grant, the Board may, in its sole discretion, establish a period of time (a “restricted period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 13.1 and 13.2. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions.

10.2. Restricted Stock Certificates.

The Company shall issue stock, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3. Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have no rights as stockholders of the Company.

10.4. Rights of Holders of Restricted Stock Units.

10.4.1. Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or Stock, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified in Section 16.9.1 for short term deferrals or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.

10.4.2. Voting and Dividend Rights.

Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock, which may be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid to shareholders.

10.4.3. Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5. Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, and the Grantee shall have no further rights with respect to such Award.

10.6. Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement.

If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered.

10.7. Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11. [RESERVED]

12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1. General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 12.

12.2. Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company and if so required by the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3. Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 16.3.

12.4. Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price may be made in any other form that is consistent with applicable laws, regulations and rules.

13. TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

13.1. Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 13.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

13.2. Performance or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 13.2.

13.2.1. Performance Goals Generally.

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 13.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

13.2.2. Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (i) total stockholder return; (ii) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (iii) net income; (iv) pretax earnings; (v) earnings before interest expense, taxes, depreciation and amortization; (vi) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (vii) operating margin; (viii) earnings per share; (ix) return on equity; (x) return on capital; (xi) return on investment; (xii) operating earnings; (xiii) working capital; (xiv) ratio of debt to stockholders’ equity and (xv) revenue.

13.2.3. Timing for Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

13.2.4. Settlement of Performance or Annual Incentive Awards; Other Terms.

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

13.3. Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent permitted by Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

13.4. Status of Section 13.2 Awards Under Code Section 162(m).

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 13.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 13.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

14. REQUIREMENTS OF LAW

14.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15. EFFECT OF CHANGES IN CAPITALIZATION

15.1. Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company; provided that any such adjustment shall comply with Section 409A. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

15.2. Definition of Change in Control.

“Change in Control” shall mean the occurrence of any of the following:

i. Any ‘person’ (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ‘beneficial owner’ (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities, provided, however, that a Change in Control shall not be deemed to occur if an employee benefit plan (or a trust forming a part thereof) maintained by the Company, directly or indirectly, becomes the beneficial owner of more than fifty percent (50%) of the then-outstanding voting securities of the Company after such acquisition;

ii. The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in (a) the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (b) the directors of the Company immediately prior thereto continuing to represent at least fifty percent (50%) of the directors of the Company or such surviving entity immediately after such merger or consolidation; or

iii. The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, if it is determined than an Award hereunder is subject to the requirements of Section 409A, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a change in control pursuant to the definition in Section 409A.

15.3. Effect of Change in Control

The Board shall determine the effect of a Change in Control upon Awards, and such effect may be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Change in Control, including, but not limited to, accelerated vesting, termination or assumption. The Board may also provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 15.1 and 15.2.

15.4. Reorganization Which Does Not Constitute a Change in Control.

If the Company undergoes any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

15.5. Adjustments.

Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

15.6. No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

16. GENERAL PROVISIONS

16.1. Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider, if applicable. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

16.2. Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

16.3. Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option, or (iii) pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold the minimum required number of shares of Stock otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 16.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

16.4. Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

16.5. Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

16.6. Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

16.7. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.8. Governing Law.

The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of New York, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

16.9. Section 409A.

16.9.1. Short-Term Deferrals.

For each Award intended to comply with the short-term deferral exception provided for under Section 409A, the related Award Agreement shall provide that such Award shall be paid out by the later of (i) the 15th day of the third month following the Grantee’s first taxable year in which the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the Award is no longer subject to a substantial risk of forfeiture.

16.9.2. Adjustments.

To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A as a result of any provision of any Award, to the extent permitted by Section 409A, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Board shall determine the nature and scope of such amendment.

16.10. Stockholder Approval; Effective Date of Plan.

The Plan shall be effective as of the Effective Date. Any Option that is designated as an Incentive Stock Option shall be a Nonqualified Stock Option if the Plan is not approved by the shareholders of the Company within twelve (12) months after the Effective Date of the Plan. No award that is intended to qualify as performance-based compensation within the meaning of section 162(m) of the Code shall be effective unless and until the Plan is approved by the stockholders of the Company.

NYMEX HOLDINGS, INC.

By:
Title:

PROXY CARD	Special Meeting of Stockholders—October 12, 2006	PROXY CARD

SCHEDULE 14A (RULE 14a-101)

This proxy is solicited on behalf of the Board of Directors

of

NYMEX HOLDINGS, INC.

One North End Avenue, World Financial Center

New York, NY 10282-1101

Donna Talamo: Telephone Number: (212) 299-2372

Fax Number: (212) 301-4645

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE INDIVIDUAL PROPOSALS.

Approval of each of Proposals 1, 2A-2G, 3A-3E and 4 is conditioned on the approval of all of the proposals. NYMEX CANNOT COMPLETE AN INITIAL PUBLIC OFFERING UNLESS ALL OF THESE PROPOSALS ARE APPROVED.

Place a cross (x) next to the response for which you wish to vote for each proposal.

You may vote on all proposals at once by marking your vote here. If you mark your vote here to vote for all of the proposals together, any votes on the separate proposals below will be disregarded.		FOR ☐	AGAINST ☐	ABSTAIN ☐

1.	Approval of an initial public offering of NYMEX.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2A.	Approval of the amendment and restatement of the existing certificate of incorporation of NYMEX to increase the number of authorized shares of NYMEX.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2B.	Approval of the amendment and restatement of the existing certificate of incorporation of NYMEX to establish a classified board structure.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2C.	Approval of the amendment and restatement of the existing certificate of incorporation of NYMEX to revise the requirements regarding the composition of the board of directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2D.	Approval of the amendment and restatement of the existing certificate of incorporation of NYMEX to revise the procedures for filling vacancies of the Chairman and Vice Chairman of the board of directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2E.	Approval of the amendment and restatement of the existing certificate of incorporation of NYMEX to authorize amendment of the bylaws of NYMEX by 80% vote of the entire board of directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2F.	Approval of the amendment and restatement of the existing certificate of incorporation of NYMEX to supplement the percentage ownership limitation provisions.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2G.	Approval of the amendment and restatement of the existing certificate of incorporation of NYMEX to require a 66 2/3% vote of the stockholders to amend certain provisions of the certificate of incorporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3A.	Approval of the amendment and restatement of the existing bylaws of NYMEX to institute advance notice provisions.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3B.	Approval of the amendment and restatement of the existing bylaws of NYMEX to establish new procedures for inclusion of director nominees in NYMEX’s proxy statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3C.	Approval of the amendment and restatement of the existing bylaws of NYMEX to increase the threshold required to call a special meeting of stockholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3D.	Approval of the amendment and restatement of the existing bylaws of NYMEX to revise the procedures for filling director vacancies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3E.	Approval of the amendment and restatement of the existing bylaws of NYMEX to supplement the procedures for indemnification.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Approval of the NYMEX Long-Term Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

I hereby constitute and appoint Ms. Donna Talamo and Messrs. Christopher Bowen and Richard Kerschner, and any of them, with full power of substitution, as my proxy or proxies, to appear for me in my name, place and stead to cast in accordance with my proxy card all votes that I cast at the Special Meeting of Stockholders of NYMEX Holdings, Inc. to be held on October 12, 2006, and at any adjournment thereof. MY PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, MY PROXY WILL BE VOTED “FOR” EACH OF THE INDIVIDUAL PROPOSALS.

Signature of Stockholder

Date	Print Name

INSTRUCTIONS TO VOTE BY MAIL

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD TO:

AMERICAN STOCK TRANSFER & TRUST COMPANY

59 MAIDEN LANE

NEW YORK NY 10038

INSTRUCTIONS TO VOTE BY FAX

YOU MAY CAST YOUR VOTE BY FACSIMILE:

THE FAX NUMBER IS (212) 301-4645.

YOUR FAX MUST BE RECEIVED BY 3:00 P.M. (NEW YORK TIME) ON OCTOBER 12, 2006 AND MUST BE IN THE FORM OF THE ENCLOSED PROXY CARD. PLEASE FAX ONE COMPLETED AND SIGNED PROXY CARD PER STOCKHOLDER FOR ALL SHARES OWNED OR HELD BY AN ABC AGREEMENT.

FOR FURTHER INFORMATION TO VOTE BY FAX, PLEASE REFER TO THE PROXY STATEMENT OR CONTACT:

DONNA TALAMO

Vice President

Office of the Corporate Secretary

NYMEX HOLDINGS, INC.

One North End Avenue

New York, NY 10282-1101

(212) 299-2372